Use these links to rapidly review the document

TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Quanex Building Products Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

QUANEX BUILDING PRODUCTS CORPORATION	January 29, 2020
1800 West Loop South Suite 1500 Houston, Texas 77027 (713) 961-4600
Dear Fellow Stockholder:
You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 8:00 a.m., C.S.T., on Thursday, February 27, 2020, at the Company's principal executive offices at 1800 West Loop South, Suite 1500, Houston, Texas.

This year you will be asked to vote in favor of the election of eight directors, in favor of approving the Company's adoption of a new Omnibus Incentive Plan, in favor of an advisory vote approving the Company's named executive officer compensation, and in favor of a resolution ratifying the Company's appointment of its independent auditor for the 2020 fiscal year. These proposals are more fully explained in the attached Proxy Statement, which you are encouraged to read.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL OUTLINED IN THE ATTACHED PROXY. THE BOARD FURTHER URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
Thank you for your continued support.
Sincerely,

William C. Griffiths
Chairman of the Board

YOUR VOTE IS IMPORTANT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 27, 2020

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the "Company" or "Quanex"), will be held at the principal executive offices of the Company, 1800 West Loop South, Suite 1500, Houston, Texas, 77027, on Thursday, February 27, 2020, at 8:00 a.m., C.S.T., for the following purposes:

  (1)
  To elect eight directors to serve until the Annual Meeting of Stockholders in 2021;

  (2)
  To approve the Company's adoption of the Quanex Building Products Corporation 2020 Omnibus Incentive Plan;

  (3)
  To approve an advisory resolution approving the compensation of the Company's named executive officers;

  (4)
  To approve a resolution ratifying the appointment of the Company's independent auditor for fiscal 2020; and

  (5)
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

        The Board of Directors of the Company (the "Board of Directors" or "Board") has fixed the close of business on January 8, 2020, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.

        Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person.

        The Company's Annual Report to Stockholders for the fiscal year ended October 31, 2019, accompanies this Notice.

By order of the Board of Directors,

Paul B. Cornett Senior Vice President—General Counsel and Secretary

Houston, Texas
January 29, 2020

i

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held February 27, 2020

        This Proxy Statement and the accompanying form of proxy are to be first mailed on or about January 29, 2020, to all holders of record on January 8, 2020 (the "Record Date"), of the common stock, $.01 par value (the "Common Stock"), of Quanex Building Products Corporation, a Delaware corporation (the "Company"). These materials are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at the Company's principal executive offices, 1800 West Loop South, Suite 1500, Houston, Texas, 77027, at 8:00 a.m., C.S.T., on Thursday, February 27, 2020, and at any adjournment or adjournments thereof. Shares of Common Stock represented by any un-revoked proxy in the enclosed form, if such proxy is properly executed and received prior to the meeting, will be voted in accordance with the specifications made on such proxy. Proxies on which no specifications have been made will be voted FOR the election as director of all nominees listed herein, FOR approval of the Company's adoption of the Quanex Building Products Corporation 2020 Omnibus Incentive Plan, FOR ratification of the appointment of the Company's independent auditor for fiscal 2019, and FOR each other proposal included herein. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth below, or by delivery to the Company of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting.

        The Common Stock is the only class of securities of the Company that is entitled to vote at the meeting. As of the close of business on the Record Date, the date for determining stockholders who are entitled to receive notice of and to vote at the meeting, there were 33,083,338 shares of Common Stock outstanding. Each share is entitled to one vote. The presence at the meeting, in person or by proxy, of the holders of a majority of shares of Common Stock is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

        The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies), or by the firm of Morrow Sodali LLC, which has been retained by the Company to assist in the solicitation for a fee of approximately $7,500 plus expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxy materials to the beneficial owners of Common Stock. The mailing address of the Company's principal executive office is 1800 West Loop South, Suite 1500, Houston, Texas, 77027.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 27, 2020:

        Our Proxy Statement and 2019 Annual Report are available on-line at the following web address:

http://www.quanex.com/2019AR

        In accordance with Securities and Exchange Commission rules, this website provides complete anonymity with respect to any stockholder accessing it.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Eight directors are nominated for election at the meeting. All nominees are standing for terms of one year, to expire at the Company's annual meeting of shareholders in 2021.

        Current directors Robert R. Buck, Susan F. Davis, William C. Griffiths, Donald R. Maier, Meredith W. Mendes, Joseph D. Rupp, Curtis M. Stevens, and George L. Wilson are all standing for election. Mr. Wilson was named a member of the Board on January 1, 2020, in connection with his appointment as the Company's President and Chief Executive Officer. Ms. Mendes was appointed to the Board on October 1, 2019 for a term ending at the 2020 annual meeting of shareholders. All other directors were elected by the shareholders for a one year term at the Company's 2019 annual meeting of shareholders.

        In reviewing the information contained in this Proxy Statement that relates to our directors and officers, it is important to note that Quanex Building Products Corporation was initially created on December 12, 2007, in connection with the April 2008 spin-off of the building products business of Quanex Corporation, and the related merger of Quanex Corporation with Gerdau S.A. In connection with these transactions, the directors and officers of Quanex Corporation became the directors and officers of Quanex Building Products Corporation. As such, we have listed these "carryover" directors and officers as beginning with the Company in 2007 despite the fact that they may have served in similar positions with Quanex Corporation prior to that time. For information related to the transaction, the origins of Quanex Building Products Corporation, and any pre-transaction service as a director or officer of Quanex Corporation, please see (a) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2008, (b) the Information Statement attached as Exhibit 99.1 to the Company's Registration Statement on Form 10, filed April 4, 2008 and effective April 9, 2008, and (c) Quanex Corporation's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 2007.

Nominees for election to a term that will expire at the 2021 Annual Meeting	Principal Occupation	Age	Director Since
Robert R. Buck	Chairman of the Board of Beacon Building Products, a leading distributor of roofing products, complementary construction, and building materials (Herndon, Virginia).	72	2011
Susan F. Davis	Retired Executive Vice President—Asia Pacific of Johnson Controls, Inc., a global leader in automotive systems, building efficiency and power solutions (Milwaukee, Wisconsin).	66	2007
William C. Griffiths	Executive Chairman of the Board, Quanex Building Products Corporation (Houston, Texas).	68	2009
Donald R. Maier	Former President and Chief Executive Officer, Armstrong Flooring, Inc., a global producer of flooring products (Lancaster, Pennsylvania).	55	2019
Meredith W. Mendes	Executive Director and Chief Operating Officer of Jenner & Block LLP, an international law firm (Chicago, Illinois).	61	2019
Joseph D. Rupp	Retired Chairman of the Board of Olin Corporation, a basic materials company concentrated in chemicals and ammunition (Clayton, Missouri).	69	2007
Curtis M. Stevens	Retired Chief Executive Officer of Louisiana-Pacific Corporation, a leading building materials manufacturer (Nashville, Tennessee).	67	2010
George L. Wilson	President and Chief Executive Officer, Quanex Building Products Corporation (Houston, Texas).	51	2020

Director and Director Nominee Biographies, Key Attributes, and Skills

ROBERT BUCK, age 72

        Biography:    Mr. Buck is the Chairman of the Board of Beacon Building Products, a $7.1 billion NASDAQ-traded distributor of commercial and residential roofing products, complementary construction, and building materials throughout the United States and Canada. Prior to becoming Chairman in early 2011, Mr. Buck served as Chairman and CEO of Beacon from 2007 to 2011; as Chairman, President, and CEO in 2007; and as President and CEO from 2003 to 2007. Prior to joining Beacon in 2003, Mr. Buck spent 21 years with Cintas Corporation in various executive positions. Mr. Buck holds a B.S. in Finance from the University of Cincinnati.

        Key Attributes, Experience, and Skills:    During his time at Beacon and Cintas Corporation, Mr. Buck developed extensive executive leadership, finance and accounting expertise. Mr. Buck also participated in numerous mergers and acquisitions and has strong corporate governance experience. In addition, Mr. Buck's tenure at Beacon has provided him substantial experience in the building products industry. Mr. Buck has also amassed a good deal of public company board experience through his service on the boards of Beacon Building Products, Multi-Color Corporation, and Kendle International.

        The Quanex Corporate Governance Guidelines state that no person may be nominated to serve on the Board after his or her 72nd birthday, unless the Company's Nominating and Corporate Governance Committee has voted to waive the mandatory retirement age. In light of his extensive strategic experience within the building products industry, the Nominating and Corporate Governance Committee has affirmatively voted to waive the mandatory retirement age with respect to Mr. Buck.

        Other Directorships Since 2014:    Mr. Buck currently serves on the board of Beacon Building Products, and served on the board of Multi-Color Corporation from 2003 until it was taken private in 2019. Mr. Buck also serves on the board of privately held Elkay Manufacturing Co.

SUSAN DAVIS, age 66

        Biography:    Ms. Davis retired in 2016 from Johnson Controls, Inc., a global leader in automotive systems, building efficiency and power solutions. Prior to her retirement, Ms. Davis served as the Executive Vice President—Asia Pacific for Johnson Controls, beginning in 2015. Prior to her appointment to that position, Ms. Davis served as the chief human resources officer of Johnson Controls from 1994 to 2015, holding the positions of Executive Vice President and Chief Human Resources Officer from 2014 to 2015, Executive Vice President of Human Resources from 2006 to 2014, and Vice President of Human Resources from 1994 to 2006. Prior to that time, she served in various other positions with Johnson Controls, which she originally joined in 1983. Ms. Davis received an MBA degree from the University of Michigan, and received both Master's and Bachelor's degrees from Beloit College.

        Key Attributes, Experience, and Skills:    As the executive leader of Human Resources at Johnson Controls for over twenty years, Ms. Davis acquired extensive management, corporate governance, public company, and international business expertise. She has also worked extensively with executive compensation and management development issues. Further, Ms. Davis' time as a director for Butler Manufacturing, and Johnson Controls' status as a global leader in building efficiency products and controls, has provided Ms. Davis with the opportunity to accumulate extensive experience in the building products industry and with manufacturing processes, both of which are very valuable in her service as a director of the Company. Ms. Davis also gained public company board experience as a result of her prior service as a director for Butler Manufacturing and Quanex Corporation, and in her current service as a board member of Cooper Tire & Rubber Company.

        Other Directorships Since 2014:    Ms. Davis has served since 2016 on the board of Cooper Tire & Rubber Company, an NYSE-traded manufacturer of car, motorcycle, truck, and racing tires.

WILLIAM GRIFFITHS, age 68

        Biography:    Mr. Griffiths is currently the Company's Chairman of the Board. He served as Chairman, President, and Chief Executive Officer of the Company from 2013 until January 2020. Prior to joining the Company, Mr. Griffiths served as the Managing Director and a member of the board of directors of Sealine (International) Ltd., a privately held manufacturer of yachts and other marine vessels based in the United Kingdom. Prior to joining Sealine in January 2012, Mr. Griffiths served as Chairman of the Board, President and CEO of Champion Enterprises, Inc., a NYSE-traded producer of modular and manufactured housing until 2010. He joined Champion as a Director, and as President and Chief Executive Officer, in August 2004, and was named Chairman of the Board in 2006. From 2001 to 2004, Mr. Griffiths was President—Fluid Systems Division at SPX Corporation, a global multi-industry company located in Charlotte, North Carolina. Mr. Griffiths graduated from the University of London with a BS with Honors in Mining Engineering. In addition, Mr. Griffiths is a graduate of the Harvard Business School's PMD executive education program.

        Key Attributes, Experience, and Skills:    During his tenure as CEO of Champion Enterprises, Mr. Griffiths gained extensive experience with manufacturing processes, corporate governance, and public company issues. Champion also provided Mr. Griffiths with valuable expertise and insight into the building products industry, which he has continued to build during his tenure at Quanex Building

Products. In addition, Mr. Griffiths' time as a senior leader at SPX Corporation provided him with extensive and wide-reaching expertise in international operations management and international business in general. It also allowed him to build a great deal of experience in mergers and acquisitions, both international and domestic.

DONALD MAIER, age 55

        Biography:    Mr. Maier served from 2016 to 2019 as the President and Chief Executive Officer of Armstrong Flooring, Inc., an NYSE-traded global producer of flooring products for use primarily in the construction and renovation of commercial, residential and institutional buildings. Prior to assuming that role, Mr. Maier served as Executive Vice President and CEO of the Flooring Products division of Armstrong World Industries, Inc. from 2014 to 2016, and as Senior Vice President, Global Operations Excellence of Armstrong World Industries, Inc. from 2010 to 2014. Mr. Maier also served as Senior Advisor of TPG Capital Advisors from 2007 to 2010, and in various senior leadership, strategic, marketing, business development, and engineering roles at Hillenbrand Industries and its subsidiaries Hill-Rom and Batesville Casket Company from 1987 to 2007.

        Key Attributes, Experience, and Skills:    Mr. Maier has extensive manufacturing, engineering, marketing and operational experience. In addition, Mr. Maier's experience as a director and chief executive officer of a global and publicly-traded company has provided him with extensive corporate governance, international business, and public company expertise.

        Other Directorships Since 2014:    Mr. Maier served on Armstrong Flooring's board of directors from 2016 until 2019.

MEREDITH MENDES, age 61

        Biography:    Ms. Mendes has been the Executive Director and Chief Operating Officer of Jenner & Block, an international law firm, since 2005, and since 2015 has been the Compliance Officer for Finance and Administration of Jenner & Block London. From 1999 to 2005, Ms. Mendes was the Executive Vice President, Worldwide Chief Financial Officer, of Edelman, a global communications marketing firm. Prior to 1999, Ms. Mendes served as Chief Financial Officer of Hartford Computer Group, a value added reseller, and Medline Industries, a global manufacturer and distributor of medical products. She was also an investment banker at First Chicago Capital Markets and began her career as a practicing lawyer in finance at Mintz, Levin, Cohen, Ferris, Glovsky and Popeo in Boston, Massachusetts. Ms. Mendes is a licensed CPA and holds an MBA with a finance concentration from the University of Chicago Graduate (currently Booth) School of Business, a JD from Harvard Law School, and an AB (Magna Cum Laude) from Brown University. Ms. Mendes is also a Vice Chair of the Chicago Academy of Sciences and its Peggy Notebaert Nature Museum.

        Key Attributes, Experience, and Skills:    Ms. Mendes is a seasoned executive leader with extensive knowledge in global finance, real estate, sales and marketing, technology, law, and operations. Her breadth of experience across multiple industries has given her a deep understanding of finance and accounting, public company management, corporate governance issues, and international business.

        Other Directorships since 2014:    Ms. Mendes has served since 2018 as an independent director and member of the Audit Committees of Kronos Worldwide, Inc., an NYSE-listed manufacturer of titanium dioxide pigments, and NL Industries, Inc., an NYSE-listed diversified holding company. Ms. Mendes also served from 2016 to 2018 as a director and member of the Audit Committee of Inland Residential Properties Trust, a public non-traded multifamily Real Estate Investment Trust ("REIT"); and from 2014 to 2016 as a director and member of the Audit Committee (and Compensation Committee in 2015) of Inland Real Estate Corporation, a shopping center REIT listed on the NYSE until it was taken private.

JOSEPH RUPP, age 69

        Biography:    Mr. Rupp is the retired Chairman of the Board of Olin Corporation, an NYSE traded basic materials company concentrated in chemicals and ammunition. Mr. Rupp served as the Chairman of the Board of Olin Corporation from May 2016 to April 2017. Prior to May 2016, Mr. Rupp served as Chairman, President and Chief Executive Officer of Olin since 2005. Prior to his election as Chairman, Mr. Rupp was President and Chief Executive Officer of Olin from 2002 to 2005. Prior to 2002, Mr. Rupp served in various positions with Olin, which he originally joined in 1972. Mr. Rupp holds a bachelor's degree in metallurgical engineering from the University of Missouri, Rolla.

        Key Attributes, Experience, and Skills:    As the CEO of Olin, Mr. Rupp amassed strong corporate governance expertise, public company management experience, and solid financial acumen. He also brings a wealth of experience in operations management, lean manufacturing processes, and mergers and acquisitions. In addition, he has gained extensive public board experience as a director of Olin since 2002 and as a director of Quanex Building Products since 2008.

        Other Directorships Since 2014:    Mr. Rupp served as a director of Olin Corporation from 2002 to 2005, and has been Chairman of Olin's board since 2005. Mr. Rupp has served since 2018 on the board of Owens-Illinois, an NYSE-traded manufacturer of container glass products and Cass Information Systems, a NASDAQ traded company.

CURTIS STEVENS, age 67

        Biography:    Mr. Stevens retired in June 2017 from Louisiana-Pacific Corporation, an NYSE traded building materials manufacturer. Prior to his retirement, Mr. Stevens served as the Chief Executive Officer and a director of Louisiana-Pacific from 2012 to June 2017. Prior to becoming CEO in May 2012, Mr. Stevens served as Louisiana-Pacific's Chief Operating Officer and Executive Vice President beginning in December 2011. Prior to assuming the role of Chief Operating Officer, Mr. Stevens served as Chief Financial Officer of Louisiana-Pacific since 1997, and as Executive Vice President, Administration, since 2002. Before joining Louisiana-Pacific, Mr. Stevens served for 14 years in various financial and operational positions at Planar Systems, a flat-panel display products manufacturer. Mr. Stevens holds a B.A. in Economics and an M.B.A with a concentration in Finance from the University of California at Los Angeles.

        Key Attributes, Experience, and Skills:    Through his various roles at Louisiana Pacific, Mr. Stevens acquired broad experience in the building products industry. He also possesses a strong background in accounting and finance, as well as extensive expertise in information technology and supply chain management, strategy development, and public company issues. Further, Louisiana Pacific's international operations have provided Mr. Stevens with strong international business experience.

        Other Directorships Since 2014:    Mr. Stevens served on the board of Louisiana-Pacific from 2012 until his retirement in 2017, and has served since 2018 on the board of Interfor Corporation, a lumber producer whose stock is listed on the Toronto Stock Exchange.

GEORGE WILSON, age 51

        Biography:    Mr. Wilson was named President and Chief Executive Officer of the Company effective January 1, 2020. Prior to his appointment to that role, Mr. Wilson served as the Company's Vice President—Chief Operating Officer since 2017. Prior to that time, Mr. Wilson served as President and General Manager of the Company's Insulating Glass Systems Division since 2011, and as General Manager of Edgetech I.G., Inc. beginning with its purchase by Quanex in March 2011 until it was consolidated with existing Quanex operations to create the Insulating Glass Systems Division. Prior to joining Quanex, Mr. Wilson served as the Vice President of Operations for Lauren Manufacturing from 2008 to 2010, and as the Vice President of Human Resources for its parent company Lauren

International, a diversified manufacturer of polymers, rubbers and plastics, from 2010 to 2011. Prior to that time and beginning in 1993, Mr. Wilson served in various capacities of increasing responsibility for Federal Mogul, a Tier 1 manufacturer of various automobile components.

        Key Attributes, Experience, and Skills:    During his time at the Company and in his prior roles at Lauren Manufacturing, Mr. Wilson has amassed significant leadership and operational experience in the building products industry. His experience during his three decade career has also provided Mr. Wilson with extensive and wide-ranging expertise in all areas of business, including human resources, sales and marketing, accounting, finance, supply chain management, and international management.

        The Board of Directors has affirmatively determined that Mses. Davis and Mendes, and each of Messrs. Buck, Maier, Rupp, and Stevens have no material relationship with the Company and have satisfied the independence requirements of the New York Stock Exchange. In assessing director and director nominee independence, the Board of Directors considered the relationships (as a customer or supplier or otherwise) of the Company with various companies with which such directors may be affiliated and has determined that there are no such relationships that, in the opinion of the Board, might impact any director's independence. In making this assessment, the Board took into account the level of transactions with such companies in relationship to the Company's and the other parties' aggregate sales, the level of director involvement in such transactions, and the ability of such directors to influence any such transactions. Based on its review, the Board determined that no transactions occurred during the year that might affect any non-employee director's independence. During the fiscal year, the Nominating & Corporate Governance Committee determined that there were no "related person" transactions, as defined by the Securities and Exchange Commission. In addition, each director has met the definitions of "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934 and "outside director" under Section 162(m) of the Internal Revenue Code of 1986.

        There are no arrangements or understandings between any person and any of the director nominees pursuant to which such director nominee was selected as a nominee for election at the Meeting, and there are no family relationships among any of the director nominees or executive officers of the Company. Mses. Davis and Mendes, and Messrs. Buck, Griffiths, Maier, Rupp, Stevens, and Wilson have each indicated a willingness to serve if elected. If a nominee should be unable to serve or will not serve for any reason, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld.

  Vote Required

        To be elected as a director, a director nominee must receive a majority of votes cast at the meeting with respect to such nominee (the number of shares voted "FOR" a director nominee must exceed the number of votes cast "AGAINST" that nominee). Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election of directors.

        Pursuant to the Company's Corporate Governance Guidelines, any current director that is nominated for election must tender his or her resignation as a director in the event that he or she receives more "AGAINST" votes than "FOR" votes. In such an event, the Governance Committee and subsequently the full Board would then review and determine whether to accept or reject the tendered resignation. The Board is required to publicly disclose its decision and the rationale behind it within ninety days from the date of the certification of the election results.

Recommendation

        The Board of Directors recommends that you vote "FOR" the elections of Mses. Davis and Mendes, and Messrs. Buck, Griffiths, Maier, Rupp, Stevens, and Wilson. Unless you give contrary instructions in your proxy, your proxy will be voted "FOR" the elections of all director nominees. If any nominee should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any nominee will be unable or unwilling to serve if elected.

PROPOSAL NO. 2
APPROVAL OF ADOPTION OF
QUANEX BUILDING PRODUCTS CORPORATION 2020 OMNIBUS INCENTIVE PLAN

        At the Annual Meeting, stockholders will be presented with a proposal to approve the Company's adoption of the Quanex Building Products Corporation 2020 Omnibus Incentive Plan (the "2020 Omnibus Plan" or the "new plan"), which was approved by our Board of Directors on January 6, 2020. The 2020 Omnibus Plan will replace the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended, (the "2008 Omnibus Plan") which was last approved by the stockholders at the Company's annual meeting in 2014. The following summary of the principal features of the 2020 Omnibus Plan is qualified in its entirety by reference to the full text thereof, which is attached to this proxy statement as Annex A. If stockholders approve the 2020 Omnibus Plan, we will cease granting awards under the Company's 2008 Omnibus Plan. If this proposal is not approved by the Company's stockholders, the 2008 Omnibus Plan as in effect immediately prior to January 6, 2020, will continue to operate according to its terms.

        The 2020 Omnibus Plan is designed to enable the Company to attract, retain and motivate its officers, executives, management, non-employee directors and other key personnel; to further align the interests of such persons with those of our stockholders by providing for or increasing their proprietary interest in the Company; and to help promote a pay-for-performance linkage for such persons. The 2020 Omnibus Plan authorizes the grant and issuance of awards that may take the form of stock options, stock appreciation rights, restricted stock, stock units, and performance-based incentive awards.

        We are asking stockholders to approve the 2020 Omnibus Plan. As of the effective date of the 2020 Omnibus Plan, a total of 3,035,053 shares of the Company's common stock will be authorized for awards granted under the new plan, less one share for every one share that was subject to an option or stock appreciation right granted after December 15, 2019 under the 2008 Omnibus Plan and prior to the effective date of the 2020 Omnibus Plan, and 2.51 shares for every one share that was subject to an award other than an option or stock appreciation right granted after December 15, 2019 under the 2008 Omnibus Plan and prior to the effective date of the 2020 Omnibus Plan. We believe the new plan, including the maximum number of shares available for awards thereunder, is necessary to ensure that we have adequate capacity to continue to attract and retain talented employees and non-employee directors. We believe that this number represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity incentives, which are an important component of our overall compensation program.

        As of December 15, 2019, there were 1,735,053 shares available for grant under the 2008 Omnibus Plan. If the 2020 Omnibus Plan is approved by stockholders, the total number of shares available for awards to employees and non-employee directors will increase by 1,300,000, which increase represents approximately 3.9% of the Company's outstanding common equity as of the Record Date.

Key Features of the 2020 Omnibus Plan

        The 2020 Omnibus Plan has a number of special terms and limitations that are supportive of sound corporate governance practices, including:

  •
  Stock Options and Stock Appreciation Rights Granted at No Less than Fair Market Value.  The exercise price for stock options and stock appreciation rights ("SARs") granted under the new plan must equal or exceed the underlying stock's fair market value as of the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions;

  •
  Prohibition on Repricing.  The new plan expressly states that stock options and SARs may not be "repriced" without stockholder approval;

  •
  Fungible Ratio.  The new plan utilizes a "fungible ratio" where any stock awards other than stock options and SARs reduce the number of shares available for issuance by 2.51 times the number of shares subject to such award;

  •
  Prohibition on Liberal Recycling for Appreciation Awards.  Shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to any option or SAR do not become available for issuance as future awards under the new plan;

  •
  Prohibition on Paying Dividends or Dividend Equivalents on Unvested Awards.  Dividends or dividend equivalents credited or payable in connection with an award under the new plan that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests;

  •
  Limit on Non-Employee Director Compensation.  The aggregate dollar value of shares subject to awards granted under the new plan, together with any cash compensation earned and paid or payable, during any calendar year to any one non-employee director will not exceed $400,000;

  •
  No Single Trigger Equity Acceleration.  Upon a change of control of the Company, there is no automatic acceleration of equity awards (no "single trigger") under the new plan;

  •
  No Liberal Change in Control Definition.  The new plan does not include a "liberal" change in control definition (i.e., mergers require actual consummation);

  •
  No Change in Control/280G Tax Gross-Ups.  The new plan does not provide for any excise tax gross-up payments or "parachute payments," and as a general business matter, the Company does not provide for such gross-ups in other arrangements;

  •
  Transfer Restrictions.  The new plan contains robust transfer restrictions; and

  •
  Fixed Term and Fixed Share Authorization.  The new plan has a term of ten years and no evergreen feature (i.e., the amount of shares authorized is fixed and can only be increased with stockholder approval).

Proposed Share Amount

        The 2020 Omnibus Plan authorizes 3,035,053 shares to be reserved for issuance of equity-based awards (less any awards granted after December 15, 2019 under the 2008 Omnibus Plan and prior to the effective date of the 2020 Omnibus Plan). We believe the current number of shares available for grant under the 2008 Omnibus Plan is insufficient and will seriously harm our ability to attract and retain qualified employees and directors. Further, we believe that the additional shares, under these circumstances, represents a reasonable amount of potential equity dilution and allows the Company to recruit, motivate and retain talented employees and directors who will help us achieve our business goals, including creating long-term value for our stockholders.

        The following table sets forth certain information about the 2008 Omnibus Plan as of December 15, 2019:

Total Number of shares that will be authorized for future grant after stockholder approval of the 2020 Omnibus Plan(1)	3,035,053
Number of shares relating to outstanding stock options under the 2008 Omnibus Plan	1,228,219
Number of shares outstanding relating to awards of restricted stock, restricted stock units, and stock settled performance shares	405,792
Weighted average remaining term of outstanding options under 2008 Omnibus Plan	4.16
Weighted average exercise price of outstanding options under 2008 Omnibus Plan	$18.97

(1)
Grants of stock-based awards other than options or SARs will count against the authorization as 2.51 shares. The authorization will also be reduced by the number of shares granted under the 2008 Omnibus Plan between December 15, 2019 and the date of stockholder approval of the 2020 Omnibus Plan at the new fungible ratio.

Run Rate; Dilution

        In order to give the Company flexibility to address its future equity compensation needs, we are requesting approval of the 2020 Omnibus Plan, which provides for 3,035,053 total shares authorized for issuance (less grants made between December 15, 2019 and the effective date of the 2020 Omnibus Plan), a 1,300,000 share increase as compared to the shares available under the 2008 Omnibus Plan as of December 15, 2019. Approval of the new plan is necessary for the Company to continue to:

  •
  recruit and retain talented executives;

  •
  make a significant portion of each executive's pay variable and at-risk; and

  •
  align the interests of the management team with the Company's stockholders.

        In determining the number of shares to request, the Company reviewed the potential dilution to current stockholders as measured by run rate and overhang, and projected future share usage.

Run Rate

        The "run rate" is the ratio of the number of shares underlying awards, granted under the Company's incentive plans to the number of the Company's common shares outstanding at the corresponding fiscal year-end. Over the past three years, the Company's average run rate has been approximately 0.9%.

	Fiscal 2017	Fiscal 2018	Fiscal 2019	Three Year Average
Shares underlying Stock Options Granted	292,600	—	—	97,533
Shares underlying Restricted Stock Awards (RSAs) Granted	93,800	73,400	124,800	97,333
Shares underlying Restricted Stock Units (RSUs) Granted(1)	—	—	—	0
Shares underlying Performance Restricted Stock Units (PRSUs) Granted(2)	—	78,200	89,200	55,800
Shares underlying Performance Share Awards (PSAs) Granted(3)	93,250	73,250	—	55,500
Weighted Average Common Shares Outstanding	34,230,000	34,701,000	32,960,000	33,963,667

Run Rate	1.4%	0.6%	0.6%	0.9%

(1)
RSUs are 100% Cash Settled.

(2)
No PRSUs vested in fiscal 2017, 2018 or 2019.

(3)
The number of PSAs vested in fiscal 2017, 2018 and 2019 were 67,550; 25,340; and 0, respectively.

Overhang

        The "overhang" is the ratio of the number of outstanding equity awards and shares available for grant to the common shares outstanding at the end of the fiscal year. As of December 15, 2019, there were 33,233,337 common shares outstanding and the Company's overhang was approximately 10%. This overhang information includes all of the Company's outstanding equities.

Summary of the 2020 Omnibus Plan

        The principal provisions of the 2020 Omnibus Plan are summarized below. This summary is not a complete description of the 2020 Omnibus Plan. For additional information not contained in this summary, you are urged to read the full text of the 2020 Omnibus Plan, attached as Annex A to this Proxy Statement.

        Purpose.    The 2020 Omnibus Plan was established to provide those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with us and our affiliates.

        Eligibility.    Employees (approximately 3,600 persons) and independent directors (approximately six persons) of the Company are eligible to receive awards under the 2020 Omnibus Plan. Eligibility will be determined by the Board's Compensation and Management Development Committee, which has exclusive authority to select the participants to whom awards may be granted, and may determine the type, size and terms of each award.

        Duration.    Subject to earlier termination pursuant to plan terms, awards may be granted under the 2020 Omnibus Plan at any time and from time to time on or prior to February 27, 2030, the tenth anniversary of the new plan's effective date, on which date the 2020 Omnibus Plan will expire except as to awards then outstanding. Such outstanding awards will remain in effect until they have been exercised or terminated, or have expired by their terms. For the avoidance of doubt, if the 2020 Omnibus Plan is not approved by stockholders at the Annual Meeting, then the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as in effect immediately prior to the Board's adoption of the 2020 Omnibus Plan, will continue to exist and operate according to all of the terms and conditions thereof.

        Types of Awards.    The 2020 Omnibus Plan provides for the granting of stock options, SARs, restricted stock, restricted stock units, performance share awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards. Certain awards under the 2020 Omnibus Plan may be paid in cash, in common stock, or in a combination of cash and common stock, as determined by the Committee.

        Administration.    The 2020 Omnibus Plan will be administered by the Compensation and Management Development Committee. For purposes of this proposal and summary, the administering entity is referred to as the "Committee." The Committee will consist of no fewer than two directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act and an "independent director" for purpose of the rules of the principal U.S. national securities exchange on which the shares of Quanex common stock are traded. The Committee will make all determinations that it decides are necessary or desirable in the interpretation and administration of the 2020 Omnibus Plan.

        To the extent not inconsistent with applicable law and the rules of the NYSE, the Committee may delegate to a committee of one or more directors any of its authority under the 2020 Omnibus Plan, including the right to grant, cancel or suspend awards, and may also authorize one or more executive officers to do one or more of the following with respect to employees who are not directors or executive officers of the Company: (i) designate employees to be recipients of awards; (ii) determine the number of shares subject to such awards; and (iii) cancel such awards; provided that any authorizing resolution must specify the total number of shares subject to awards that such officer(s) may so award and the Committee may not authorize any officer to designate himself or herself as the recipient of an award.

        Shares Subject to the 2020 Omnibus Plan.    A total of 3,035,053 shares will be reserved for awards under the 2020 Omnibus Plan following its approval by the stockholders, less one share for every one share that was subject to an option or SAR granted after December 15, 2019 under the 2008 Omnibus Plan and prior to the effective date of the new plan, and 2.51 shares for every one share that was subject to an award other than an option or SAR granted after December 15, 2019 under the 2008 Omnibus Plan and prior to the effective date of the new plan. Any shares that are subject to options or SARs granted thereafter will be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than options or SARs granted thereafter will be counted against this limit as 2.51 shares for every one share granted. Any shares issued under the 2020 Omnibus Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

        If after February 27, 2020, any shares subject to an award granted under either the 2008 Omnibus Incentive Plan or the 2020 Omnibus Incentive Plan are forfeited, or any such award expires or is settled for cash (in whole or in part), then in each such case the shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for awards under the 2020 Omnibus Plan, in accordance with the fungible ratio below. If, after February 27, 2020, withholding tax liabilities arising from an award other than an option or SAR (a "full value award") are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld will be added to the shares available for awards under the 2020 Omnibus Plan in accordance with fungible ratio below. Notwithstanding the foregoing, the following shares will not be added to the share reserve after February 27, 2020 (whether related to an award granted under the 2008 Omnibus Plan or the 2020 Omnibus Plan): (i) shares tendered by a participant or withheld by the Company in payment of the purchase price of an option; (ii) shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to options or SARs; (iii) shares subject to a SAR that are not issued in connection with its stock settlement; and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

        Any shares that again become available for awards under the 2020 Omnibus Plan will be added as (i) one share for every one share subject to options or SARs granted under the 2008 Omnibus Plan or the 2020 Omnibus Plan, and (ii) as 2.51 shares for every one share subject to awards other than options or SARs granted under the 2008 Omnibus Plan or the 2020 Omnibus Plan.

        Substitute Awards.    Shares of common stock under awards made under the 2020 Omnibus Plan in substitution or exchange for awards granted by a company acquired by Quanex or a subsidiary, or with which Quanex or a subsidiary combine ("Substitute Awards"), do not reduce the shares authorized for grant under the 2020 Omnibus Plan or the limitations on annual grants to a participant, nor will shares subject to a Substitute Award be added to the shares available for awards under the 2020 Omnibus Plan. The terms and conditions of such Substitute Awards may vary from the terms and conditions set forth in the 2020 Omnibus Plan to such extent as the Committee may deem appropriate to conform to the provisions of the award for which the substitution is being granted. Additionally, if a company acquired by the Company or any Company subsidiary or with which the Company or any Company subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2020 Omnibus Plan and will not reduce or be added to the shares authorized for grant under the 2020 Omnibus Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors prior to such acquisition or combination.

        Director Awards.    The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single calendar year, when combined with all cash amounts due to such non-employee director for services rendered during such calendar year, will not exceed $400,000.

        Prohibition on Repricing.    Other than pursuant to certain equitable adjustments (as described in the 2020 Omnibus Plan), the Committee will not without the approval of the Company's stockholders (i) lower the option price per share of an option or SAR after it is granted; (ii) cancel an option or SAR when the option price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change in control); or (iii) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of stock are listed.

        Restrictions on Transferability.    Except as provided below, no award and no shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the holder only by the holder or the holder's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, an award holder may assign or transfer an award without consideration (i) to the holder's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the holder or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the holder or the persons referred to in clause (i) are the only partners, members or stockholders; or (iv) for charitable donations; provided that such permitted assignee will be bound by and subject to all of the terms and conditions of the 2020 Omnibus Plan and the award agreement.

        Stock Options.    The Committee may grant non-qualified stock options under the 2020 Omnibus Plan. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted (except for Substitute Awards). Fair market value of the common stock is generally equal to the closing price for Quanex common stock on the NYSE on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported). No option granted under the 2020 Omnibus Plan will have a term longer than ten years from the date of grant. The closing price of the Company's stock on the NYSE on October 31, 2019 was $19.29 per share.

        The exercise price for options may be paid (i) by cash, certified check, bank draft or money order; (ii) by means of a cashless exercise; or (iii) in any other form of payment which is acceptable to the Committee. The Committee may also permit a holder to pay the option price and any applicable tax withholding by authorizing the sale or other disposition of all or a portion of the shares of common stock acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the option price and applicable tax withholding. Other terms and conditions applicable to options may be determined by the Committee at the time of grant.

        Notwithstanding the foregoing, if on the last business day of the term of an option (i) the exercise of the option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the "black-out period" of a Company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term of the option will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement. In addition, an award agreement may provide that if on the last day of the term of an option the fair market value of one share exceeds the option price per share, the holder has not exercised the option (or a tandem SAR, if applicable) and the option has not expired, the option will be deemed to have been exercised by the holder on such day via a net exercise procedure.

        SARs.    Subject to the terms and conditions of the 2020 Omnibus Plan, a SAR entitles its holder a right to receive a cash amount equal to the excess of (i) the fair market value of one share of the Company's common stock on the date of exercise of the SAR over (ii) the grant price of the SAR. All SARs to be granted under the 2020 Omnibus Plan will have a grant price equal to or greater than the fair market value of the Company's common stock at the time the SAR is granted.

        The Committee may determine the term of any SAR, not to exceed ten years. Other terms and conditions of SARs will be determined by the Committee pursuant to the terms of the 2020 Omnibus Plan, including treatment of a SAR upon a termination of employment. Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by (ii) the number of shares of common stock with respect to which the SAR is exercised. At the discretion of the Committee, this payment may be in cash, common stock, or a combination thereof, as determined by the Committee.

        Notwithstanding the foregoing, if on the last business day of the term of a SAR (i) the exercise of the SAR is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the "black-out period" of a Company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement. In addition, an award agreement may provide that if on the last day of the term of a SAR the fair market value of one share exceeds the SAR price per share, the holder has not exercised the SAR and the SAR has not expired, the SAR will be deemed to have been exercised by the holder on such day via a net exercise procedure.

        Restricted Stock Awards.    The Committee may grant restricted stock to participants under the 2020 Omnibus Plan, and will determine the amount of an award of restricted stock, any vesting or transferability provisions, and any other terms and conditions consistent with the 2020 Omnibus Plan.

        Subject to the terms and conditions of the 2020 Omnibus Plan, each recipient of a restricted stock award will have the rights of a stockholder of the Company with respect to the shares of restricted stock included in the award during any period of restriction established for the award. Dividends or dividend equivalents credited or payable in connection with a restricted stock award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

        Restricted Stock Unit Awards.    A restricted stock unit award is similar in nature to a restricted stock award except that in the case of a restricted stock unit, no shares of common stock are actually transferred to a holder until a later date as specified in the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of a share of common stock. Payment under a restricted stock unit award will be made in either cash or shares of common stock, as specified in the applicable award agreement. Other terms and conditions applicable to restricted stock units may be determined by the Committee at the time of grant consistent with the 2020 Omnibus Plan.

        Performance Share Awards and Performance Unit Awards.    Performance share awards and performance unit awards may be granted under the 2020 Omnibus Plan, contingent on the achievement of performance-based vesting conditions. Such awards may be payable in cash or shares, or a combination thereof as determined by the Committee. Performance shares are any grant of a unit valued by reference to a designated number of shares of the Company's common stock, and a performance unit means any grant of a unit valued by reference to a designated amount of cash or property other than shares of the Company's common stock, each of which value may be paid to the holder upon achievement of specified performance goals.

        A participant who holds a performance share award or performance unit award will only have those rights specifically provided for in the award agreement; provided, however, in no event will the participant have voting rights with respect to such award. Dividends paid in shares of common stock or rights to acquire shares of common stock will be added to and become a part of the holder's performance share or performance unit award and will not be paid currently, and instead will be subject to restrictions and risk of forfeiture to the same extent as the underlying award.

        Annual Incentive Awards.    The Committee may grant annual incentive awards under the 2020 Omnibus Plan. Annual incentive awards will be payable in cash or shares of common stock, as determined by the Committee. Subject to the terms and provisions of the 2020 Omnibus Plan, the Committee will determine the material terms of annual incentive awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which any applicable performance goals will be measured.

        Other Stock-Based Awards.    The Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the 2020 Omnibus Plan in such amounts, and subject to such terms and conditions, as the Committee may determine (including treatment upon a termination of employment and whether the awards are subject to any performance-based vesting conditions). Such awards may involve the transfer of shares of common stock to holders, or payment in cash or otherwise of amounts based on the value of shares of common stock, and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Such awards may be payable in cash or shares of common stock, as determined by the Committee. Each other stock-based award will be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Committee.

        Cash-Based Awards.    The Committee may grant cash-based awards in such amounts and upon such terms as the Committee may determine (including treatment upon a termination of employment). If the Committee exercises its discretion to establish performance goals, the number and/or value of cash-based awards that will be paid out to the holder will depend on the extent to which such performance goals are met. Any payment with respect to a cash-based award will be made in cash.

        Performance-Based Awards.    Subject to the terms and provisions of the 2020 Omnibus Plan, the Committee may grant awards that are subject to the achievement of performance goals.

        The Performance Goals upon which the payment or vesting of an award is subject may be based on one or more business criteria that apply to the participant, one or more business units, segments, or divisions of the Company, the Company as a whole, or a subsidiary of the Company, with reference to one or more of the following: earnings per share; total stockholder return; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; return on capital employed; return on invested capital; stockholder value; net cash flow; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; cash flow from operations; cost reductions and cost ratios (per employee or per customer); sales; return on assets or net assets; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); economic value-added models or equivalent metrics; operating margin; year-end cash; cash margin; debt reduction; operating efficiencies; cost reductions or savings; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; strategic partnerships or transactions; financial ratios, including those measuring liquidity, activity, profitability or leverage; acquisitions and divestitures; or the achievement of specified milestones or the completion of specified projects identified as contributing substantially to the Company's success or value or the attainment of the Company's strategic goals, or any other goals as may be determined and approved by the Committee. Goals may also be measured on an absolute or relative basis and may be based on performance relative to a peer group of companies, an index, or comparisons of any of the indicators of performance relative to performance of other companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, and other unusual or infrequently occurring charges or events; (b) an event either not directly related to the operations of the Company, a Company subsidiary, division, business segment or business unit or not within the reasonable control of management; or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Prior to the payment of any award that is based on Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

        Subject to the terms of the 2020 Omnibus Plan, the Committee may adjust, upwards or downwards, the amount payable pursuant to a performance-based award.

        Dividend Equivalents.    Subject to the provisions of the 2020 Omnibus Plan and any award agreement, the recipient of an award other than an option or SAR may, if so determined by the Committee, be entitled to receive dividend equivalents with respect to the number of shares covered by the award (or dividends in the case of a restricted stock award). The Committee may provide that the dividend equivalents (if any) will be deemed to have been reinvested in additional shares or otherwise reinvested. Notwithstanding the foregoing, dividends or dividend equivalents credited in connection with an unvested award will be subject to the same restrictions and risk of forfeiture to the same extent as the underlying award.

        Deferrals.    The Committee is authorized to establish procedures pursuant to which the payment of any award may be deferred. Any deferral permitted under the 2020 Omnibus Plan will be administered in a manner that is intended to comply with Section 409A of the Code.

        Change in Control; Termination Following Change in Control.    Unless otherwise provided in an award agreement or other agreement between a participant and the Company, the Committee will have the right to provide that in the event of a "change in control" (as defined in the 2020 Omnibus Plan): (i) options and SARs will be cancelled without payment if the fair market value of one share as of the date of the change in control is less than the per share exercise price or SAR grant price; and (ii) all performance-based awards will be (A) considered earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata), and any other restrictions will lapse or (B) converted into time-based awards based on achievement of performance goals or based on target performance (either in full or pro rata based).

        Unless otherwise provided in an award agreement or other agreement between a participant and the Company, in the event of a change in control in which the successor company assumes or substitutes for an outstanding award (or in which the Company is the ultimate parent corporation and continues the award), if a participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such change in control and under the circumstances specified in the award agreement or other Company agreement: (x) options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months; and (y) the restrictions applicable to awards other than options and SARs outstanding as of the date of such termination will lapse.

        Unless otherwise provided in an award agreement or other agreement between a participant and the Company, in the event of a change in control to the extent the successor company does not assume or substitute for an outstanding award (or in which the Company is the ultimate parent corporation and does not continue the award), then immediately prior to the change in control: options and SARs outstanding as of the date of the change in control that are not assumed or substituted for (or continued) will immediately vest; restrictions applicable to other awards that are not assumed or substituted for (or continued) will lapse; and any performance-based award will be either deemed fully earned at the target amount or earned based on performance as of the date on which the change of control occurs, as set forth in the award agreement.

        The Committee may determine that, upon the occurrence of a change in control, each option and SAR outstanding will terminate within a specified number of days after notice to the holder, and/or that each holder will receive, with respect to each share subject to such option or SAR, an amount equal to the excess of the fair market value of such share immediately prior to the change in control over the exercise price per share.

        Changes in Capital Structure; Equitable Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of common stock or the value thereof, such adjustments and other substitutions will be made to the 2020 Omnibus Plan and to awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the 2020 Omnibus Plan, and, in the aggregate or to any participant, in the number, class, kind and option or exercise price of securities subject to outstanding awards.

        In addition, if the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity than was not previously wholly-owned by the Company); the Company sells, leases or exchanges all or substantially all of its assets (other than an entity wholly-owned by the Company); the Company is to be dissolved; or the Company is a party to any other corporate transaction as defined under Section 424(a) of the Code and applicable regulations, the Committee may make equitable adjustments to outstanding awards, which may include acceleration or cancellation of some or all outstanding awards, as determined by the Committee, subject to the consummation of the applicable transaction.

        Tax Withholding.    The Company will be entitled to deduct from other compensation payable to each award holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an award or lapse of restrictions on an award.

        Amendment and Termination.    The 2020 Omnibus Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the 2020 Omnibus Plan which increases the number of shares available for awards under the new plan, expands the types of awards available under the new plan, materially expands the class of persons eligible to participate in the new plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions prohibiting the repricing of stock options and SARs, or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of the principal exchange on which the shares of stock are traded. No amendment or termination may materially impair a participant's rights under an award previously granted under the new plan without the written consent of the participant.

New Plan Benefits

        The benefits or amounts that will be received by or allocated under the 2020 Omnibus Plan to executive officers, non-executive directors and employees other than executive officers by reason of its adoption are not yet determinable. Future awards or grants are in the discretion of the Committee and cannot be determined at this time.

Tax Aspects of the 2020 Omnibus Plan

        The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and other awards pursuant to the 2020 Omnibus Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2020 Omnibus Plan, nor does it address state, local, or non-U.S. taxes.

        Options and SARs.    A participant generally is not required to recognize income on the grant of an option or a SAR. Instead, ordinary income generally is required to be recognized on the date the option or SAR is exercised. In general, the amount of ordinary income required to be recognized is: (i) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; and (ii) in the case of a SAR, the fair market value of any shares or cash received upon exercise.

        Restricted Stock Units, Performance Share Awards, Performance Unit Awards, and Other Stock-Based Awards.    A participant who is granted restricted stock units, performance shares, performance units, or other stock-based awards that are subject to restrictions, generally does not recognize income at the time of the grant. When the award vests and is paid, the participant generally recognizes ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a tax deduction. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received.

        Annual Incentive Awards and Cash-Based Awards.    Upon payment of an annual incentive award or cash-based award, a participant is required to recognize ordinary income in the amount of the award paid.

        Restricted Common Stock.    Unless a participant who receives an award of restricted common stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the grant of restricted stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted common stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a Section 83(b) election within 30 days of the date of transfer of the restricted common stock, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

        Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted or awarded under the 2020 Omnibus Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

        Deductibility by the Company.    To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of section 280G of the Code (see "Parachute Payments" below).

        Parachute Payments.    Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

        Withholding.    Awards under the 2020 Omnibus Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.

        Section 409A.    Awards under the 2020 Omnibus Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that the grant, deferral, vesting or payment of these awards fails to meet certain requirements under Section 409A of the Code, such awards will be subject to immediate taxation, additional taxation, interest and penalties in the year they vest unless the requirements of Section 409A of the Code are satisfied. It is the intent of the Company that awards under the 2020 Omnibus Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of Section 409A of the Code.

Vote Required

        Ratification of this proposal will require the affirmative vote of a majority of the votes cast upon the proposal at the Annual Meeting.

Board Recommendation

        The Board recommends that you vote "FOR" approval of the Company's adoption of the 2020 Omnibus Plan.

PROPOSAL NO. 3
ADVISORY VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION

        At the meeting, the stockholders will vote on an advisory resolution approving the compensation of the Company's named executive officers, as required pursuant to section 14A of the Securities Exchange Act.

        We believe that our compensation practices and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as "Say-on-Pay," gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

          "Resolved, that the stockholders approve the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company's 2020 Proxy Statement, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other executive compensation tables and related discussion."

        The Company and its Compensation & Management Development Committee (the "Compensation Committee") remain committed to the compensation philosophy, practices, and objectives outlined under the heading "Compensation Discussion and Analysis" located on page 29 of this Proxy Statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

        Stockholders are encouraged to carefully review the "Compensation Discussion and Analysis" section of this Proxy Statement for a detailed discussion of the Company's executive compensation program.

        Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        Unless the Board modifies its policy on the frequency on holding "Say-on-Pay" advisory votes, Say-on-Pay votes by our stockholders take place at each Annual Meeting, and the next such vote will occur at the annual meeting to which this Proxy Statement relates.

Vote Required

        The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is necessary to approve the "Say-on-Pay" proposal. Abstentions will have the same effect as a vote "AGAINST" the Say-on-Pay proposal. Broker non-votes will have no effect on the Say-on-Pay proposal.

Board Recommendation

        The Board recommends that you vote "FOR" the ratification of the advisory resolution approving the compensation of the Company's named executive officers.

 PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDIT FIRM

        The Audit Committee has selected Grant Thornton LLP, an independent registered public accounting firm, to audit the Company's consolidated financial statements for fiscal year 2020. Grant Thornton LLP has been the Company's independent registered public accounting firm since April 2014. We are asking the stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2020. Grant Thornton LLP was appointed by the Audit Committee in accordance with its charter.

        In the event stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and its stockholders' best interests.

        The Audit Committee has approved all services provided by Grant Thornton LLP. A representative of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.

Vote Required

        This vote requires approval by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions with respect to the approval of this proposal will have the effect of a vote "AGAINST" this proposal. Broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal.

Board Recommendation

        The Board recommends that you vote "FOR" the ratification of appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2020.

EXECUTIVE OFFICERS

        Set forth below is certain information concerning the named executive officers of the Company for the fiscal year ending October 31, 2019. As of the date of this Proxy Statement, Messrs. Korb and Delaney are no longer employed by the Company. Mr. Korb's employment ceased on June 7, 2019, while Mr. Delaney's employment ceased on November 1, 2019. There is no family relationship between any of these individuals or between these individuals and any of the Company's directors. There are no arrangements or understandings between any person and any of the executive officers pursuant to which such executive officer was selected as an executive officer, except for arrangements or understandings with such executive officer acting solely in such executive officer's capacity as such.

Name and Age	Office and Length of Service
William C. Griffiths, 68	Chairman of the Board, President and Chief Executive Officer since 2013 (named Executive Chairman effective January 1, 2020)
George L. Wilson, 51	Vice President—Chief Operating Officer since 2017 (named President and Chief Executive Officer effective January 1, 2020)
Scott M. Zuehlke, 43	Vice President—Investor Relations & Treasurer since 2016 (named Senior Vice President—Chief Financial Officer & Treasurer effective November 1, 2019)
Brent L. Korb, 48	Senior Vice President—Finance and Chief Financial Officer (2008-June 2019)
Kevin P. Delaney, 58	Senior Vice President—General Counsel and Secretary (2007-November 2019)

        Mr. Griffiths is currently the Company's Chairman of the Board. He served as Chairman, President and Chief Executive Officer of the Company from 2013 until January 1, 2020. Prior to joining the Company, Mr. Griffiths served as the Managing Director and a member of the board of directors of Sealine (International) Ltd., a privately held manufacturer of yachts and other marine vessels based in the United Kingdom, from 2012 until it was sold in June 2013. Prior to joining Sealine in 2012, Mr. Griffiths served as Chairman of the Board, President and CEO of Champion Enterprises, Inc., a NYSE-traded producer of modular and manufactured housing until 2010. He joined Champion as a Director, and as President and Chief Executive Officer, in August 2004, and was named Chairman of the Board in 2006. Champion filed for Chapter 11 bankruptcy on November 15, 2009. From 2001 to 2004, Mr. Griffiths was President—Fluid Systems Division at SPX Corporation, a global multi-industry company located in Charlotte, North Carolina. Mr. Griffiths graduated from the University of London with a B.S. with Honors in Mining Engineering. In addition, Mr. Griffiths is a graduate of the Harvard Business School's PMD executive education program.

        Mr. Wilson was named President and Chief Executive Officer of the Company effective January 1, 2020. Vice President—Chief Operating Officer of the Company effective August 1, 2017. Prior to his appointment to that role, Mr. Wilson served as the Company's Vice President—Chief Operating Officer since 2017. Prior to that time, Mr. Wilson served as President and General Manager of the Company's Insulating Glass Systems Division since 2011, and as General Manager of Edgetech I.G., Inc. beginning with its purchase by Quanex in March 2011 until it was consolidated with existing Quanex operations to create the Insulating Glass Systems Division. Prior to joining Quanex, Mr. Wilson served as the Vice President of Operations for Lauren Manufacturing from 2008 to 2010, and as the Vice President of Human Resources for its parent company Lauren International, a diversified manufacturer of polymers, rubbers and plastics, from 2010 to 2011. Prior to that time and beginning in 1993, Mr. Wilson served in various capacities of increasing responsibility for Federal Mogul, a Tier 1 manufacturer of various automobile components.

        Mr. Zuehlke was named the Company's Senior Vice President—Chief Financial Officer and Treasurer effective November 1, 2019. Prior to that time, he served as Vice President—Investor

Relations and Treasurer of the Company from 2016 to 2019, and served as the Company's interim Chief Financial Officer from June 2019 to November 2019. Prior to joining the Company, Mr. Zuehlke served as Vice President, Investor Relations for Halcón Resources from 2011 to 2016, and as Director, Investor Relations for Geokinetics from 2010 to 2011. In those roles, Mr. Zuehlke was responsible for leading and managing the investor relations function and acting as the primary contact to the investment community. Halcón is an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich assets in the United States, while Geokinetics is an international land and shallow water geophysical service company focusing on the petroleum and mining industries. Prior to joining Geokinetics, Mr. Zuehlke served as Manager, Finance and Investor Relations for Hercules Offshore from 2009 to 2010. Mr. Zuehlke began his career at Invesco, where he was employed as an Equity Analyst and Market Data Associate from 1998 to 2009.

        Mr. Korb served as Senior Vice President—Finance and Chief Financial Officer of the Company from 2008 until his departure from the Company on June 7, 2019.

        Mr. Delaney served as Senior Vice President—General Counsel and Secretary of the Company from its creation in 2007 until his departure from the Company on November 1, 2019.

DIRECTOR AND OFFICER COMPENSATION

Director Compensation

        Directors who are also employees of the Company do not receive any additional compensation for serving on the Board. In fiscal 2019, Mr. Griffiths was the only director who also served as an employee of the Company. As such, he did not receive any additional compensation for Board service, and has not since the date on which he became an employee.

        For the fiscal year ended October 31, 2019, the Company's non-employee directors received the following compensation:

  •
  Annual Cash Retainer(1)—$55,000/year paid quarterly

  •
  Committee Member Retainer(1)—

  •
  Member of Audit Committee: $9,000/year paid quarterly

  •
  Member of Compensation & Management Development Committee: $7,500/year paid quarterly

  •
  Member of Nominating & Corporate Governance Committee: $7,500/year paid quarterly

  •
  Committee Chairman Fees (paid in lieu of Committee Member Retainer listed above)(1)—

  •
  Chairman of Audit Committee: $15,000/year paid quarterly

  •
  Chairman of Compensation & Management Development Committee: $10,000/year paid quarterly

  •
  Chairman of Nominating & Corporate Governance Committee: $10,000/year paid quarterly(2)

  •
  Lead Director Fee(1)—$20,000/year paid quarterly

  •
  Annual Restricted Stock Unit Retainer(3)—On the first business day of each fiscal year, non-employee directors receive an annual restricted stock unit award of $80,000 in equivalent value. The restricted stock unit award vests immediately upon issuance. If the non-employee director meets the Company's director stock ownership guidelines (in shares and share equivalents), payment of the award will be deferred automatically to the director's separation from service (or, if earlier, a change in control of the Company), unless an election is made by the director to settle and pay the award on an earlier permitted specified date, and such election is made prior to the last day of the deferral election period applicable to the award under Section 409A of the Internal Revenue Code. If the non-employee director has not met the Company's applicable stock ownership guidelines, then payment of the award will automatically be deferred until the director's separation from service, and no election for an earlier payment date will be allowed. For purposes of this paragraph, the determination of whether a director meets the stock ownership guidelines will be made as of December 31st of the calendar year immediately preceding the calendar year in which the applicable restricted stock unit award is granted. With respect to the restricted stock unit awards that were granted on November 1, 2018, Mr. Stevens elected for early payment to be made on the second anniversary of the date of grant. No other directors elected for an early payment to be made.

  •
  Initial Restricted Stock Unit Grant—On the date on which a non-employee director is first elected or appointed as a director, such director will be granted an annual restricted stock unit award that is pro-rated for the time served during the current fiscal year, from the director's date of election or appointment. These grants will immediately vest and will be settled and paid upon the earlier of the director's separation from service or a change in control of the

    Company. The pro-rated restricted stock unit award, as well as the first full restricted stock unit award granted to a newly appointed or elected director, is not eligible for any form of deferral or other payment timing election.

  •
  Expense Reimbursement—Directors are reimbursed by the Company for their expenses relating to attendance at meetings.

(1)
Non-employee directors are permitted to defer all or any part of their cash retainers and fees under the Quanex Building Products Corporation Deferred Compensation Plan (the "DC Plan"). These deferrals are placed into notional accounts maintained under the DC Plan and are deemed invested in cash, units denominated in Common Stock, or any of the accounts available under the Company's qualified 401(k) plan, as the director elects. The number of units that are deemed invested in Company common stock units and credited to a director's notional account is equal to the number of shares of Common Stock that could have been purchased with the dollar amount deferred based on the closing price of the Common Stock on the New York Stock Exchange on the date the amount would have been paid for such share purchase. If a dividend or other distribution is declared and paid on Common Stock, for each notional common stock unit credited to a director's account a corresponding credit will be accrued in the director's notional matching account. All director deferrals are 100% vested. No payments may be made under the DC Plan until a distribution is permitted in accordance with the terms of the DC Plan. In the event of a "change in control" of the Company, any amount credited to a director's account is fully vested and is payable in cash within five days after the change in control occurs. A "change in control" is defined generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the beneficial owner of 20% or more of either (a) the Company's then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the persons who were members of the Board of Directors as of December 12, 2007 (the "Incumbent Board"), (iii) generally, a reorganization, merger, consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he or she becomes a director subsequent to December 12, 2007, and the election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless the director's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board. All distributions under the DC Plan will be made in cash. Any deferral or payment permitted under the DC Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code of 1986.

(2)
Mr. Rupp serves as Chairman of the Nominating & Corporate Governance Committee, but has chosen to decline the Committee Chairman Fee related to that position.

(3)
Restricted stock unit grants are issued from the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended.

        The table below shows the total compensation of our non-employee directors for the fiscal year ended October 31, 2019:

Name	Fees Earned or Paid in Cash(1) ($)	Restricted Stock Unit Awards(2) ($)	Option Awards(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Robert R. Buck	71,500	79,367	—	—	14,428	165,295
Susan F. Davis	72,500	79,367	—	—	16,139	168,006
Donald R. Maier	53,250	47,521	—	—	503	101,274
Meredith W. Mendes	—	6,705	—	—	—	6,705
LeRoy D. Nosbaum(5)	39,500	79,367	—	—	3,686	122,553
Joseph D. Rupp	90,000	79,367	—	—	9,325	178,692
Curtis M. Stevens	77,500	79,367	—	—	12,647	169,514

(1)
Amounts shown reflect fees earned by the directors from the Company during fiscal year 2019. During fiscal 2019, Mr. Buck elected to defer cash compensation of $71,500 under the Quanex Building Products Corporation Deferred Compensation Plan.

(2)
These columns show respectively, the aggregate grant date fair value for restricted stock units and stock options awarded in fiscal 2019 computed in accordance with FASB ASC Topic 718. There were no grants of stock options to non-employee directors during fiscal 2019. Director grants vest immediately and as such are expensed on the date of grant. A discussion of the assumptions used in computing the grant date fair values may be found in Note 14, "Stock-Based Compensation," included in the audited financial statements including in the Company's Annual Report on Form 10-K for the year ended October 31, 2019. These values reflect the Company's assumptions used to determine the accounting expense associated with these awards and do not necessarily correspond to the actual value that may be recognized by the directors.

The following table shows the grant date fair value of restricted stock units and option grants made during fiscal year 2019 as well as the aggregate number of restricted stock units and stock option awards outstanding for each non-employee director as of October 31, 2019:

	Restricted Stock Units			Stock Options
	2019 Grants			2019 Grants
			Total Units Outstanding as of October 31, 2019 (#)			Total Stock Options Outstanding as of October 31, 2019 (#)
Name	Grant Date	Grant Date Fair Value ($)			Grant Date Fair Value ($)
Buck	11/1/2018	79,367	21,729	n/a	—	20,876
Davis	11/1/2018	79,367	29,140	n/a	—	22,266
Maier	3/22/2019	47,521	3,145	n/a	—	—
Mendes	10/1/2019	6,705	369	n/a	—	—
Nosbaum	11/1/2018	79,367	—	n/a	—	35,398
Rupp	11/1/2018	79,367	29,140	n/a	—	30,398
Stevens	11/1/2018	79,367	24,840	n/a	—	35,398
(3)
The Company does not provide a pension plan for non-employee directors. None of the directors received preferential or above-market earnings on deferred compensation.

(4)
Amounts shown represent (a) dividends paid during fiscal 2019 on outstanding restricted stock units, and (b) equivalent dividends paid on phantom stock in the Deferred Compensation Plan for Ms. Davis and Messrs. Buck and Stevens of $6,815; $7,475; and $4,698, respectively.

(5)
Mr. Nosbaum retired from the Board, effective March 22, 2019.

Compensation Discussion and Analysis

Introduction

        This section of the Proxy describes the compensation paid during fiscal 2019 to the executive officers listed in the "Summary Compensation Table" on page 52 of this Proxy Statement:

  •
  William C. Griffiths—Chairman, President and Chief Executive Officer ("CEO")

  •
  George L. Wilson—Vice President and Chief Operating Officer ("COO")

  •
  Brent L. Korb—Senior Vice President—Finance and Chief Financial Officer ("CFO")

  •
  Kevin P. Delaney—Senior Vice President—General Counsel and Secretary

  •
  Scott M. Zuehlke—Vice President—Investor Relations and Treasurer

        The compensation programs described in this Compensation Discussion and Analysis ("CD&A") apply broadly to other officers and management personnel at the Company, with changes as appropriate to reflect different levels and types of responsibility. The Company believes that this approach helps to align Quanex employees into a unified team committed to the Company's corporate objectives.

Business and Compensation Context

        During 2019, the competitive landscape for our business shifted significantly, driven by changing end-market demand. Despite our above-market gains in the fenestration business, our improved growth in these markets did not fully offset the compression and changing preferences in the cabinets business. In response to changing market conditions, we took strategic action to drive profitability and counteract the evolving market trends in our industry. In 2019, we continued to execute on our strategy to accelerate de-leveraging plans, grow revenue and profits, and focus on delivering returns to our shareholders. Through continuous improvement and tighter control over working capital, we returned cash to our shareholders and strengthened our balance sheet. The execution of our strategy in 2019 resulted in the following significant accomplishments:

  •
  Generated $71.5 million of free cash flow;

  •
  Improved our Adjusted EBITDA by 14%;

  •
  Repaid $52.5 million of debt;

  •
  Improved working capital as a percentage of sales to 9.01%;

  •
  Repurchased $9.6 million of Quanex common stock; and

  •
  Exited the year at a 1.2 times net debt to Adjusted EBITDA ratio.

        The Compensation Committee worked closely with management to develop an executive compensation program that aligns with the Company's corporate objectives to drive profitable growth and deliver sustainable returns to shareholders. In line with these strategic imperatives, the Compensation Committee adopted new incentive plan metrics for fiscal 2019—revenue, EBITDA, working capital as a percentage of sales, and return on net assets—and continued to focus on absolute total shareholder return.

        The following graph shows the Company's year over year performance for the metrics under our 2019 annual incentive plan and demonstrates the rigor of our goal-setting. Despite compression in our markets, our performance during fiscal 2019 represents an improvement over prior year results.

The Company Achieved Improvements in Revenue and Adjusted EBITDA
But Fell Short of AIA Targets

(1)
New AIA metric in fiscal 2019.

(2)
For the periods presented above, a reconciliation of Adjusted EBITDA to Net Income as reported by the Company is included in Annex A to this Proxy Statement.

(3)
For all presented periods, Working Capital as a Percentage of Sales was calculated as the difference between current assets and current liabilities divided by net sales.

Realized Compensation and Shareholder Alignment

        A key objective of our compensation program is to align pay with performance. The following chart illustrates the relationship between our CEO's target and realized compensation for fiscal 2017, 2018, and 2019, and five-year cumulative total shareholder return (the period covering our performance award payouts during the period).

        Note: Target pay includes base salary; target bonus; and the grant date value of options, restricted stock, cash-based performance units, and performance shares for the applicable period. Realized compensation includes base salary, bonus payout, in-the-money value of stock options based on the October 31, 2019 stock price, the value of restricted stock and performance restricted stock units granted during the period based on the October 31, 2019 stock price, and the value of performance shares paid out during the period.

        The following table shows the payouts (as a percentage of target) for the Company's annual incentive award program ("AIA") and performance awards under the Company's Long-Term Incentive Plan. Below target payouts under our long-term incentive plan have led to our lower realized pay. As of 2019, the prior three-year cumulative payouts under the AIA and long-term performance awards have been approximately 81% of target and 27% of target, respectively.

	Payout (as a % of target)
Award Type	FY2017	FY2018	FY2019
AIA	—%	170.7%	71%
Perf. Awards	41%	—%	39%

Responding to our Strategy and Shareholders: Changes for 2020

        Fiscal 2020 Managerial Changes.    Following significant work on our strategic plan, the Company began the implementation of its forward-looking strategy and succession planning process, with notable management transitions beginning in fiscal 2020, as described below:

  •
  Effective January 1, 2020, Mr. William Griffiths transitioned to Executive Chairman and Mr. George Wilson was appointed a director and assumed the role of President and Chief Executive Officer;

  •
  Effective November 1, 2019, Mr. Scott Zuehlke was promoted to Senior Vice President—Chief Financial Officer and Treasurer, Mr. Paul Cornett was promoted to Senior Vice President—General Counsel and Secretary, and Mr. Mark Livingston was promoted to Vice President—Chief Accounting Officer and Controller.

        For fiscal 2020, the Company's strategy will continue to focus on driving excellent returns based on effective working capital management and improved profitability. Under this new leadership and with ongoing oversight of our Board of Directors, we believe the Company is well positioned to execute on these strategic imperatives.

        Fiscal 2020 Compensation Changes.    In line with our ongoing strategy and new executive management team, the Compensation Committee reviewed the compensation programs for fiscal 2020 and made the following changes—for fiscal 2020, the AIA will be based on 20% revenue, 40% EBITDA, and 40% working capital as a percentage of sales. No changes were made to the long-term incentive plan. The Compensation Committee believes the decisions made to our program going forward demonstrate our ongoing commitment to align executive compensation with stockholder interests and to encourage value creation at Quanex.

Compensation Best Practices

        We use traditional compensation elements of base salary, annual incentives, long-term incentives, and employee benefits to deliver attractive and competitive compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of pay. All of our executive pay programs are administered by an independent compensation committee, with assistance from an independent consultant. Some highlights to our executive compensation program include the following:

What We Do	What We Don't Do

✓

Link annual incentive compensation to the achievement of objective pre-established performance goals.

✓

Provide 75% of our long-term compensation in the form of Performance-Based Long-Term Incentives.

✓

Target the market median for all elements of compensation.

✓

Apply robust minimum stock ownership guidelines.

✓

Maintain a clawback policy.

✓

Use and review compensation tally sheets.

✓

Evaluate the risk of our compensation programs.

✓

Use an independent compensation consultant.

✓

Seek to optimize deductibility of performance-based compensation.

✗ No tax gross ups for new executive officers. ✗ No hedging or pledging of Company stock. ✗ No "single-trigger" change in control cash payments. ✗ No excessive perquisites.

Compensation Objectives

        We design our executive compensation program to further our corporate goal of paying for performance. Our compensation plan and pay strategy focus on and are intended to influence the profit margins of our businesses, cash flow generation, returns to stockholders and efficient management of our operations.

        Our specific objectives and related plan features include:

Objectives	How We Meet Our Objectives
Attract and retain effective leadership

•

We provide a competitive total pay package, taking into account base salary, incentives, benefits, and perquisites for each executive.

•

We regularly benchmark our pay programs against the competitive market, comparing both fixed and variable, at-risk compensation that is tied to short-term and long-term performance; we use the results of this analysis as context in making pay adjustments.

•

Our long-term plan includes three-year performance cycles for performance-based awards and three-year vesting schedules for time-based awards.

•

We compete effectively for the highest caliber people who will determine our long-term success.

Motivate and reward executives for achieving specific financial goals

•

We offer a compensation program that focuses on variable, performance-based compensation through annual and long-term incentive awards).

•

Specific financial performance measures used in the incentive programs include:

•

In fiscal 2019, the Annual Incentive Awards ("AIA") used a corporate scorecard based on 50% EBITDA and 50% revenue, with a modifier based on working capital as a percentage of sales.

•

In fiscal 2019, the long-term incentive mix was based on 30% restricted stock, 30% performance restricted stock units ("PRSUs"), and 40% performance shares. The PRSUs are based 100% on Absolute Total Shareholder Return (TSR) performance and the performance share awards are based on corporate Return on Net Assets (RONA).

Create a strong financial incentive to meet or exceed long-term financial goals and build long-term value

•

We link a significant part of total compensation to Quanex's financial and stock price performance—over 70% of our compensation mix is performance-based.

•

We deliver 75% of long-term incentives in the form of performance-based compensation.

•

For SVPs and above, long-term compensation opportunities are weighted to deliver more than two times the target short-term incentive opportunity, resulting in a significant portion of our total compensation delivered in the form of long-term incentives.

Align executive and shareholder interests

•

In order to emphasize long-term shareholder returns, we require significant Quanex stock ownership among executives through the use of stock ownership guidelines.

•

The ultimate value of our annual equity grants is driven by stock price performance over the grant date value.

Competitive Positioning

  Fiscal 2019

        The Compensation Committee annually reviews the level of competitiveness and continued appropriateness of our executive compensation program. For fiscal 2019, Quanex used comparative compensation data from a group of seventeen direct industry companies, referred to in this CD&A as the "Peer Group," as a point of reference in designing and setting its compensation levels. The Peer Group consists of companies selected on criteria including size, complexity, revenue, market capitalization, risk profile, asset intensity, margins, and industrial application of the primary business. The Compensation Committee reviewed and approved the following companies to be included in the Company's fiscal 2019 peer group:

AAON Inc. American Woodmark Corp. Apogee Enterprises Inc. Armstrong Flooring Inc. Continental Building Products	Cornerstone Building Brands* CSW Industrials Inc. Gibraltar Industries Inc. Griffon Corporation Insteel Industries Inc.	Masonite International Patrick Industries Inc. PGT, Inc. Simpson Manufacturing Inc. Trex Company, Inc.

*
Formerly NCI Building Systems, Inc.

        Frederic W. Cook & Co., Inc. ("FW Cook"), an independent compensation consultant to the Compensation Committee, used the Peer Group pay information, along with manufacturing and general industry survey data, to develop the appropriate range of compensation for each executive position. FW Cook also prepared an independent analysis of our key performance indicators such as profitability, growth, capital efficiency, balance sheet strength, and total return to stockholders compared to our sixteen industry peers. These results were then reported to the Compensation Committee in order to provide a thorough picture of the competitiveness of pay in the context of our performance as compared with that of our peers. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive pay. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the CEO regarding his direct reports, the Committee's overall evaluation of the executive's performance, and our overall compensation strategy.

Changes for Fiscal 2020

        For fiscal 2020, the Company added two companies (L.B. Foster and Mueller Water Products) to the comparator group. The seventeen companies below comprise the fiscal 2020 peer group:

AAON Inc. American Woodmark Corp. Apogee Enterprises Inc. Armstrong Flooring Inc. Continental Building Products Cornerstone Building Brands*	CSW Industrials Inc. Gibraltar Industries Inc. Griffon Corporation Insteel Industries Inc. L.B. Foster Masonite International	Mueller Water Products Patrick Industries Inc. PGT, Inc. Simpson Manufacturing Inc. Trex Company, Inc.

*
Formerly NCI Building Systems

Program Description

        Our executive compensation program is a traditional design structure that has been customized to suit the business and organizational objectives of the Company. It includes base salary, annual cash incentive compensation, long-term incentives and executive benefits. Our fiscal 2019 long-term incentive program consisted of restricted stock grants, performance restricted stock units, and performance share awards. The amount of pay that is performance-based for an executive is directly related to the level of responsibility held by the position; accordingly, our highest ranked executive has the most performance-based pay as a percentage of total compensation. We set realistic but challenging goals in our annual incentive and long-term performance plans. In each case, if we fail to meet the pre-determined standards, no plan-based compensation is earned by executives.

        We evaluate the various components of compensation annually relative to the competitive market for prevalence and value. By setting each of the elements against the competitive market within the parameters of our compensation strategy, the relative weighting of each element of our total pay mix varies by individual. We do not set fixed percentages for each element of compensation. The mix may also change over time as the competitive market moves or other market conditions which affect us change. We do not have and do not anticipate establishing any policies for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. We have a process of assessing the appropriate allocation between these elements of compensation on a periodic basis and adjusting our position based on market conditions and our business strategy.

Base Salary

        Purpose:    This pay element is intended to compensate executives for their qualifications and the value of their job in the competitive market.

        Competitive Positioning:    The Company's goal is to target the market median as our strategic target for base salary. We review each executive's salary and performance every year to determine whether base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market, as well as our financial results from the prior year to determine appropriate salary adjustments.

        While the Compensation Committee applies general compensation concepts when determining the competitiveness of our executives' salaries, the Compensation Committee generally considers base salaries as being competitive when they are within a reasonable range of the stated market target (in this case, the market 50th percentile). In the most recent analysis using both our comparator group and general industry data, the salaries for our named executive officers were within 15% of the market 50th percentile.

        Fiscal 2019 Review:    In December 2018, the Compensation Committee provided the COO a 10% market adjustment to account for his increased responsibilities at the Company. The Committee maintained current base salaries for the other executives based on the Company's relative position to the market and overall stockholder returns. The table below provides base salaries for fiscals 2018 and 2019:

Name and Principal Position	Fiscal 2018 Base Salary	Fiscal 2019 Base Salary	Base Salary Increase
William C. Griffiths Chairman, President and CEO	$815,000	$815,000	—%
George L. Wilson Vice President and COO	$450,000	$495,000	10%
Brent L. Korb* Senior Vice President—Finance and CFO	$418,000	$418,000	—%
Kevin P. Delaney Senior Vice President—General Counsel and Secretary	$375,000	$375,000	—%
Scott M. Zuehlke Vice President—Investor Relations and Treasurer	$250,000	$250,000	—%

*
Mr. Korb's employment with the Company ceased on June 7, 2019. For information on compensation paid to Mr. Korb during fiscal 2019, please see the "Summary Compensation Table" on page 52 of this Proxy Statement.

Annual Incentive Awards (AIA)

        Purpose:    This element of compensation is intended to reward executives for the achievement of annual goals related to key business drivers. It is also intended to emphasize to executives the key business goals of the Company from year to year.

        Competitive Positioning:    The Company's strategy is to target the market median for annual incentives for performance that meets expected levels. We have established the range of possible payouts under the plan so that our competitive position could be above or below our stated strategy based on performance outcomes. Our most recent analysis showed our named executive officers to be in a range of 104% to 115% of the market median on target total cash compensation.

        Plan Mechanics:    The Company's 2008 Omnibus Incentive Plan, as amended in 2011 and 2014 (the "Omnibus Plan") serves as the governing plan document for our AIA. The AIA is a goal attainment incentive plan design that pays target award levels for expected performance results.

        Fiscal 2019:    The AIA emphasizes earnings and informed decision making with regard to the Company's operational and strategic goals. To integrate the goals of the AIA throughout the Company, the annual incentive program participation includes the top leaders of all of our domestic business divisions. We believe this is necessary in order to align managers throughout the organization with this incentive structure. The plan design requires the Company (excluding any amounts attributable to corporate) to have positive operating income in order for any Annual Incentive Awards to be paid out. If the performance hurdle is met, then the bonus pool for all Annual Incentive Awards is funded at the maximum bonus opportunity level.

        Rigorous Goals:    The Compensation Committee took careful consideration of the Company's performance in order to develop the plan design and goals for fiscal 2019. In line with the Company's commitment to be responsive to our shareholders, the fiscal 2019 scorecard was based on 50% EBITDA and 50% revenue, with a modifier based on working capital as a percentage of sales. The

Compensation Committee believes the use of EBITDA and revenue metrics, combined with a focus on working capital as a percentage of sales, balances the management team's focus and positions the Company strategically for healthy growth and profitability. The Company set rigorous performance expectations based on the forecasted results of the operating divisions and the projected markets for building products. The Committee established performance goals for fiscal 2019 that require the Company to at least perform at last year's levels to earn a target payout.

        Target Award Levels:    Based on competitive market practices for annual incentives, and our compensation strategy, we set a target award opportunity for each of our executives. This is the amount of incentive compensation the executive can earn when performance meets expected results, or "target." The table below reflects the payout percentage of each named executive's base salary at the threshold, target and maximum levels of performance for fiscal 2019.

Potential AIA Payout
Expressed as a % of Salary

Participant	Title	Threshold	Target	Maximum
Griffiths	CEO	50%	100%	200%
Wilson	COO	37.5%	75%	150%
Korb*	CFO	32.5%	65%	130%
Delaney**	GC	30%	60%	120%
Zuehlke	VP—IR & Treasurer	25%	50%	100%

*
Mr. Korb's employment with the Company ceased on June 7, 2019, and as a result he received no AIA payout for fiscal 2019. For information on compensation paid to Mr. Korb during fiscal 2019, please see the "Summary Compensation Table" on page 52 of this Proxy Statement.

**
Mr. Delaney's employment with the Company ceased on November 1, 2019, and as a result he received no AIA payout for fiscal 2019. For information on compensation paid to Mr. Delaney during fiscal 2019, please see the "Summary Compensation Table" on page 52 of this Proxy Statement.

        Fiscal 2019 Results:    The Compensation Committee determined the Company's incentive payouts for fiscal 2019. The Company's targets on the primary metrics under the fiscal 2019 AIA scorecard considered by the Compensation Committee were a revenue goal of $925.5 million and an adjusted EBITDA goal of $103.2 million. In addition, the AIA was subject to a modifier based on Working Capital as a Percentage of Sales, with a goal equal to 9.80%. For fiscal 2019, Working Capital as a Percentage of Sales was calculated as the difference between current assets and current liabilities divided by net sales. In calculating performance, the Committee adjusted EBITDA to exclude asset impairment charges, transaction and advisory fees, gains/losses on the sale of plants, restructuring charges, and charges related to reorganization or executive severance. The Company achieved revenue of $893.8 million, adjusted EBITDA of $102.7 million, and working capital as a percentage of sales of

9.01%. Together, these results produced an AIA achievement equal to 71.0% of target for executive officers. The AIA achievement resulted in payments to participants as follows:

Participant	Title	Target % (as a % of salary)	Achieved % (as a % of salary)
Griffiths	CEO	100%	71.0%
Wilson	COO	60%	53.2%
Korb*	CFO	65%	—
Delaney**	GC	60%	—
Zuehlke	VP—IR & Treasurer	50%	35.5%

*
Mr. Korb's employment with the Company ceased on June 7, 2019, and as a result he received no AIA payout for fiscal 2019. For information on compensation paid to Mr. Korb during fiscal 2019, please see the "Summary Compensation Table" on page 52 of this Proxy Statement.

**
Mr. Delaney's employment with the Company ceased on November 1, 2019, and as a result he received no AIA payout for fiscal 2019. For information on compensation paid to Mr. Delaney during fiscal 2019, please see the "Summary Compensation Table" on page 52 of this Proxy Statement.

        Fiscal 2020 Changes:    In line with the Company's forward-looking strategy, the fiscal 2020 AIA design maintains a focus on revenue, adjusted EBITDA, and working capital as a percentage of sales. New for fiscal 2020, the working capital as a percentage of sales modifier will be replaced with a discrete working capital as a percentage of sales metric weighted 40% in order to further emphasize the Company's focus on the quality of earnings. This working capital as a percentage of sales metric will be calculated as the sum of the Company's accounts receivable and inventory less accounts payable, divided by net sales. Revenue will be weighted 20% and adjusted EBITDA will be weighted 40%.

Long-Term Incentive Compensation

        Purpose:    We have a long-term incentive program designed to help align the interests of executive management with shareholders and reward executives for the achievement of long-term goals. Long-term incentives are also critical to the retention of key employees and provide executives an opportunity for personal capital accumulation. For these reasons we have placed more value on the long-term incentive element of compensation than on other elements. The result is that this element of compensation generally represents at least half of the named executive officers' total direct compensation.

        Competitive Positioning:    Our long-term incentive philosophy targets the 50th percentile of the market. In our most recent analysis versus the market, we found that the named executive officers' competitive positioning is within approximately 15% of the market 50th percentile. The individual performance of each named executive officer is not considered in the value of the long-term incentive awards granted. Since the goals are set prospectively, the Company's financial performance determines the ultimate value of the award.

        Participation:    Participation in the program includes the named executive officers and certain key contributors to the business and is determined based on competitive practices as well as our assessment of which positions contribute to long-term value creation.

        Target Award Levels:    To align with our market strategy of targeting the 50th percentile, fiscal 2019 target long-term incentive awards were determined based on a target dollar value for our executives, which has been the practice for the CEO, CFO, and GC since fiscal 2016 and for the other executive officers since fiscal 2018. The executives had the following LTI targets for fiscal 2019:

Participant	Title	LTI Target
Griffiths	CEO	$2,145,000
Wilson	COO	$900,000
Korb*	CFO	$700,000
Delaney**	GC	$594,000
Zuehlke	VP—IR & Treasurer	$175,000

*
Mr. Korb's employment with the Company ceased on June 7, 2019, and as a result, he forfeited all LTI awards granted in fiscal 2019. For information on compensation paid to Mr. Korb during fiscal 2019, please see the "Summary Compensation Table" on page 52 of this Proxy Statement.

**
Mr. Delaney's employment with the Company ceased on November 1, 2019, and as a result, he forfeited all LTI awards granted in fiscal 2019. For information on compensation paid to Mr. Delaney during fiscal 2019, please see the "Summary Compensation Table" on page 52 of this Proxy Statement.

Fiscal Year 2019 Long Term Incentive Program Design

Vehicles and Goals

        At its December 2018 meeting, the Compensation Committee elected to modify the long-term incentive plan design to focus the executives on improving returns to our shareholders. For fiscal 2019, the performance share awards were simplified to one performance metric—return on net assets—and the performance restricted stock awards were based 100% on absolute TSR performance. The LTI mix was delivered 30% in restricted stock, 30% in performance restricted stock units, and 40% in performance shares. The allocation between the long-term incentive vehicles is determined by the Compensation Committee based on market information provided by its compensation consultant, as well as input from senior management regarding the key business drivers that allow for the continuation of a results-oriented culture. The Company's Omnibus Incentive Plan does not provide for any specific subjective individual performance component in determining the ultimate value of the award. The following chart illustrates the fiscal 2019 allocation of long-term incentives, which is 70% performance-based.

 Fiscal 2019 LTI Mix

Restricted Stock

        Restricted stock represents 30% of each participant's long-term incentive value. We chose 30% of the total value because it provides meaningful retentive value to our key executives, helps smooth out market volatility, and is cost efficient. The restricted stock awards vest three years after the award is granted, so long as the participant remains employed by us through the vesting date. We believe restricted stock awards are an effective long-term compensation vehicle through which key employees can be retained, especially through volatile periods in the market.

Performance Restricted Stock Units

        Performance restricted stock units ("PRSUs") represent 30% of each participant's long-term incentive value and are payable 100% in Company stock. The PRSUs can be earned based on absolute total shareholder return over the three-year performance period. In order for executives to receive a target payout, the Company must have absolute TSR improvement of 20%. The table below illustrates the number of shares that will vest based on the Company's absolute TSR under the PRSU awards. Performance will be interpolated for any results in between threshold and target or target and maximum.

Milestones	Absolute Total Shareholder Return Performance	Performance Restricted Stock Units Modifier
Maximum	≥ 50%	150%
Target	20%	100%
Threshold	–20%	50%

Performance Shares

        Performance shares represent 40% of each participant's long-term incentive value. Performance shares are payable 100% in cash and are intended to motivate executives to achieve preset goals that are in line with critical business drivers.

        We set target award values for each year. These target award values are used to calculate the number of performance shares granted to each executive. The final number of shares to vest is not determined until the end of a three-year performance cycle. In December 2018, the Compensation Committee determined to change the design of the performance shares to be based on 100% return on net assets (RONA). RONA is defined as operating income over total assets minus cash minus current liabilities plus current long-term debt. This decision to move to one performance metric was made to help focus the executives on exceptional performance on returns. The performance shares will continue to be capped at 200% of target. The goals for RONA performance are shown below:

Milestones	RONA Performance	Performance Share Modifier
Maximum	9.9%	200%
Target	8.6%	100%
Threshold	7.3%	75%

Fiscal 2019 Long-Term Incentive Grants

        The number of long-term incentive awards granted during fiscal 2019 was determined by: (1) taking 30% of the participant's target award value and dividing it by the 10-day average closing stock price between October 18, 2018 and October 31, 2018 to determine the number of restricted stock awards, (2) taking 30% of the participant's target value and dividing it by the calculated Monte Carlo value of the PRSUs based on the 10-day average closing stock price between October 18, 2018 and October 31, 2018 to determine the number of performance restricted stock units, and (3) taking 40% of the participant's target award value and dividing it by the 10-day average closing stock price between October 18, 2018 and October 31, 2018 to determine the number of performance shares. The equity grant calculations apply an average stock price based on the last ten trading days in October 2018. For more information related to long-term incentive awards granted during fiscal 2019, please see the table entitled "Grants of Plan Based Awards" located on page 54 of this Proxy Statement.

Previously Awarded Performance Shares

  Fiscal 2017 Performance Shares

        The performance shares awarded to our executives in December 2016 (the "Fiscal 2017 Performance Shares") became payable to executives in December 2019, with a final value determined by the Company's performance period for fiscal 2017 through fiscal 2019. Performance measures for the Fiscal 2017 Performance Shares included EPS growth and relative total shareholder return ("TSR"), each weighted 50% of the total performance share award. EPS growth is measured as the cumulative value of EPS over the three-year performance period, and relative TSR is expressed as the stock price appreciation plus dividends reinvested relative to appreciation of our peer group. Relative TSR is determined by calculating the change in the value of our stock plus the value of dividends and comparing that value with that of our peer group. Our performance against these pre-established goals determined the payout to executives within a range from threshold to maximum. The pre-established goals and the actual performance against these goals are set forth below.

		3 yr. EPS Growth(1)		Performance Share Modifier
	Relative TSR Percentile			R-TSR (50% weighting)	EPS (50% weighting)
Milestones		Cum.	Percent			Total
Performance Measures:
Maximum	75%	$3.02	12%	100%	100%	200%
Target	60%	$2.86	9%	50%	50%	100%
Threshold	30%	$2.70	6%	37.5%	37.5%	75%
Actual Performance	33%	$1.38	(25)%	78%	—%	39%

(1)
Three Year EPS growth was determined by using a base year value of $0.80, which represents the fiscal 2016 adjusted EPS.

        For the Fiscal 2017 Performance Shares, the total actual payout was equal to 39% of target as a result of earning 78% of target associated with EPS growth and 0% of target associated with relative TSR. Our failure to meet threshold with respect to EPS growth resulted in large part from two goodwill impairments taken in fiscal 2019 for the North American Cabinet Components segment. Actual payout amounts for each named executive officer were as follows:

Officer	Fiscal 2017 Performance Shares Granted (#)	EPS Growth Total Payout ($)	EPS Growth Total Shares Granted (#)	R-TSR Total Payout ($)	R-TSR Total Shares Granted (#)	Cash Paid for Accumulated Dividends during Performance Period ($)	Total Payout ($)	Total Shares Granted (#)
Griffiths	65,900	$—	—	$242,943	12,813	$17,426	$260,369	12,813
Wilson	11,000	$—	—	$40,552	2,139	$2,909	$43,461	2,139
Korb*	21,500	$—	—	$—	—	$—	$—	—
Delaney	18,200	$—	—	$67,095	3,539	$4,813	$71,908	3,539
Zuehlke	5,400	$—	—	$19,907	1,050	$1,428	$21,335	1,050

*
Mr. Korb's employment with the Company ceased on June 7, 2019, and as a result he received no payout relating to the Fiscal 2017 Performance Shares. For information on compensation paid to Mr. Korb during fiscal 2019, please see the "Summary Compensation Table" on page 52 of this Proxy Statement.

Fiscal 2020 Long-Term Incentive Grants

        At its December 2019 meeting, the Compensation Committee elected to maintain the Company's LTI plan design.

Processes and Procedures for Determining Executive Compensation in Fiscal 2019

        Guided by the principal objectives described above, the Compensation Committee approves the structure of the executive compensation program and administers the programs for our executive officers, including matters where approval by our independent Compensation Committee members is appropriate for tax or regulatory reasons. The following describes the roles of key participants in the process.

The Role of Executives

        Our Chief Executive Officer is the only executive who works with the Compensation Committee and compensation consultant in establishing compensation levels and performance targets. Our Chief Executive Officer is responsible for reviewing the compensation and performance of the other executive officers and, as such, makes recommendations to the Compensation Committee regarding adjustments in compensation to such executive officers. The Compensation Committee considers the Chief Executive Officer's recommendations along with the Compensation Committee's own evaluation of individual and business performance and the market data provided by its compensation consultant. In making recommendations, the Chief Executive Officer relies upon his evaluation of his direct reports' performance and competitive compensation information. The Chief Executive Officer does not recommend his own compensation. The Chief Executive Officer recommends AIA performance goals to the Compensation Committee. The Chief Executive Officer, with input from the compensation consultant, recommends performance goals for long-term incentive awards that are properly aligned with the business goals and compensation strategy.

        Our Senior Vice President—General Counsel and Secretary serves as the liaison between the compensation consultant, the Compensation Committee, and the Governance Committee. In this role,

he interfaces with the compensation consultant to carry out the duties of the Compensation Committee and Governance Committee.

The Role of Independent External Advisors

        To facilitate the formulation and administration of our compensation program, the Compensation Committee has retained Frederic W. Cook & Co., Inc. ("FW Cook") since July 2012 as its independent consultant on executive compensation matters. FW Cook helps the Compensation Committee assess the competitiveness and appropriateness of compensation programs throughout the market, including our peers, and develop a compensation program that is consistent with our objectives and market conditions. FW Cook meets with our Compensation Committee in executive sessions and advises the Compensation Committee with respect to a wide range of issues related to executive compensation. The Compensation Committee authorizes the scope of services that it desires FW Cook to provide for the Company, including reviewing and analyzing market data, evaluating our comparator group composition, making recommendations for incentive system designs, providing market and regulatory updates, assisting with deliberations related to CEO compensation, reviewing any relevant information and reporting to the Compensation Committee on all aspects of our compensation programs. FW Cook reports directly to, and takes its charge from, the Compensation Committee. However, the Compensation Committee does not specifically direct the manner in which FW Cook performs the scope of services it provides to the Company. Additionally, the Compensation Committee makes all final decisions regarding compensation.

  Independence of Advisors

        The Compensation Committee reviewed the independence of FW Cook based on the NYSE rules for independence which include the following factors: (i) the provision of other services to the Company by FW Cook; (ii) the amount of fees from the Company paid to FW Cook as a percentage of FW Cook's total revenue; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors who serve the Committee with any member of the Committee; (v) any stock of the Company owned by such individual compensation advisors, and (vi) any business or personal relationship of FW Cook or the individual compensation advisors who serve the Committee with an executive officer of the Company. The Compensation Committee also reviewed FW Cook's policies for avoiding conflicts of interest. The Compensation Committee has determined, based on its analysis of the factors listed above, that the work of FW Cook and the individual compensation consultants employed by FW Cook does not create any conflicts of interest and that FW Cook meets the NYSE standards for independence.

The Role of the Compensation & Management Development Committee

        The Compensation Committee currently comprises three non-employee independent directors. The Compensation Committee's duties in administering executive compensation programs include the following:

  •
  Review and approve the Company's overall total compensation policy.

  •
  Review and evaluate Company performance against pre-established performance metrics.

  •
  Establish the annual total compensation paid to officers and key executives, including base salary, annual incentive, and long-term incentives.

  •
  Regularly review and approve all employment agreements and severance arrangements for the executive officers.

  •
  Review the Company's Compensation Discussion and Analysis disclosure.

        The Compensation Committee determines the Chief Executive Officer's salary and incentive awards based upon an assessment of individual and Company performance, as well as market data provided by the compensation consultant. The Compensation Committee may form and delegate duties to subcommittees when appropriate. A more expansive list of the Compensation Committee's responsibilities can be found in its charter, which can be viewed on our website at www.quanex.com.

Post-Employment Compensation

        Severance and change in control benefits are provided under the employment agreements of our executives, as well as under our incentive plans. These benefits are discussed at greater length in the section entitled "Employment Agreements and Potential Payments upon Termination or Change in Control" on page 47 of this Proxy Statement.

        Since 2013, the Company has maintained a policy to no longer provide excise tax gross up benefits to any new executives in the event of a change in control termination.

Deferred Compensation Plan

        The Company has a nonqualified deferred compensation program that gives executives the opportunity to defer income. As with our various other plans and programs, this deferral opportunity is designed to attract and retain key executives.

        The deferred compensation program is administered by the Compensation Committee. Before eligible employees can participate, they must first receive a recommendation from our senior managers and then final approval by the Compensation Committee. Participants in the program may choose to defer up to 100% of their annual and long-term incentive bonuses. Participants may choose from a variety of investment choices in which the Company will invest their deferrals over the defined deferral period.

Executive Benefits

        Purpose:    The role of executive benefits is to provide financial security, enhanced employee welfare, and competitive packages that are meaningful in the markets for which we compete for executive talent. These programs provide post retirement income, and in some cases, additional benefits in place of those that would otherwise be lost due to plan limits imposed by the Internal Revenue Code.

        Competitive Positioning:    Our executive benefits strategy is to provide meaningful yet cost-efficient benefits to executives at a level that aligns with our desired competitive positioning of the market median. We provide executives with health and welfare benefits that are consistent with our program for exempt personnel generally. Supplemental retirement and supplemental life benefits are also provided to our officers.

  Program Elements:

  •
  Retirement and other benefits.  Our executives participate in the Company's defined benefit pension plan, 401(k) defined contribution retirement plan, and supplemental executive retirement plans. Executives also receive company contributions under our 401(k) plan, a 15% match under our employee stock purchase program (ESPP) and dividends on unvested restricted stock. The Company previously provided a 20% match under the deferred compensation plan, but that benefit was suspended on April 1, 2009.

  •
  Life insurance benefits.  Our executives participate in Company provided life insurance, the amount of which takes into consideration age and/or income. Our executives also have the opportunity to purchase supplemental life insurance.

  •
  Perquisites.  We provide our executives with certain perquisites which help us compete for executive talent, and in some cases, allow our executives to devote more attention to the business of the Company. Certain perquisites have been grandfathered and not all executives are provided the same. The various perquisites include executive life insurance, financial and tax planning, automobile allowances, and club memberships. The Compensation Committee eliminated tax gross-up payments on perquisites, effective December 31, 2009.

Other Compensation Items

Clawback Provision (Recovery of Incentive Payments)

        We have a policy to enable the Board, in its judgment and to the extent permitted by governing law, to require reimbursement of any cash bonus or performance shares paid to an executive where (a) the value of the award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, and (b) a lower payment would have been made to the executive based on the restated financial results. In each instance, the Company may seek to recover that portion of the affected executive's annual and/or long-term incentive payments that is higher than the payment that would have originally been paid. No reimbursement will be required if such material restatement was caused by or resulted from any change in accounting policy or rules. In addition, we have amended our performance-based award agreements to facilitate a transition to new SEC and stock exchange requirements when they are finalized.

Risk Assessment

        In fiscal 2019, the Compensation Committee discussed and analyzed risks associated with the Company's compensation policies and practices for executive officers and all employees generally. This discussion included, but was not limited to, topics such as eligibility, affordability, retention impact, corporate objectives, alignment with shareholder interests, governance, and possible unintended consequences. The Compensation Committee did not identify any risks arising from the Company's compensation programs or practices that are reasonably likely to have a material adverse effect on the Company.

Executive Stock Ownership Guidelines

        We encourage our executives to own our Common Stock because we believe such ownership provides strong alignment of interests between executives and shareholders. Our executive stock ownership guidelines provide that different levels of executives are expected to own a specific value of our Common Stock, expressed as a percentage of salary. The stock ownership requirement is effective five years after assuming the CEO role for Mr. Griffiths and three years for Mr. Wilson. For other executives, the stock ownership requirement is effective three years after assuming their respective roles. The chart below shows the guidelines by executive level.

Level	Typical Executive Position	Stock Ownership Goal
1	CEO	4x Base Salary
2	COO	2.5x Base Salary
3	SVP	2x Base Salary
4	VP	1x Base Salary

        All of our named executives currently are in compliance with the executive stock ownership guidelines.

Prohibition on Certain Transactions Involving Company Stock

        The Company's Corporate Governance Guidelines specifically prohibit the Company's directors, officers and employees from hedging or pledging Company stock; maintaining margin accounts holding Company Stock, and buying or selling any puts, calls or other derivatives of Company stock. Please see page 75 of this Proxy Statement for the Company's policy with regard to these activities.

Timing of Certain Committee Actions

        The Compensation Committee schedules actions related to executive pay to coincide with its regularly scheduled Board meetings in October and December:

Executive Compensation Element	Action Item
Base Salaries	• Review and/or adjust based on market review
Short-Term Incentives	• Determine year-end results and approve payouts
• Set goals for upcoming year
Long-Term Incentives	• Determine performance results and approve long-term plan's payouts
• Set goals for long-term plan's next three-year performance cycle
• Determine and approve equity awards, including stock options and restricted stock awards

        Compensation decisions related to promotions or new hire awards are addressed on an individual basis, at the time the executive is promoted or first joins the Company.

Accounting Considerations and Tax Deductibility of Executive Compensation

        In designing compensation programs, we consider the effects that accounting and taxation may have on us, the named executive officers or other employees as a group. We account for compensation arrangements in accordance with FASB ASC Topic 718. All share based payments to employees are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their requisite service periods.

        Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to its principal executive officer, principal financial officer or any of its three most highly-compensated named executive officers (other than its chief principal executive officer or principal financial officer). With respect to fiscal years beginning before December 31, 2017, and for compensation paid pursuant to certain binding written contracts in effect on November 2, 2017 that are not later materially modified, an exception may apply for certain "performance-based compensation" meeting various requirements. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

Influence of Say on Pay Results on Executive Compensation Decisions

        Management and the Compensation Committee are attentive to the outcome of the shareholder "Say on Pay" vote. At the Company's 2019 annual shareholder meeting, the Company received significant support for its executive compensation program, with 98.9% of the votes in favor of the "Say on Pay" resolution. The Compensation Committee remains responsive to shareholder feedback and believes that the strong support from shareholders indicates satisfaction with the executive compensation program.

Employment Agreements and Potential Payments upon Termination or Change in Control

        The Company has entered into change in control agreements with certain of its named executive officers. We believe that the change in control agreements help us attract and retain our named executive officers by reducing the personal uncertainty and anxiety that arises from the possibility of a future business combination. During a potential change in control, we do not want executives leaving to pursue other employment out of concern for the security of their jobs or being unable to concentrate on their work. To enable executives to focus on the best interest of our stockholders, we offer change in control agreements that generally provide benefits to executives whose employment terminates in connection with a change in control.

        In addition, to attract certain of our named executive officers to accept employment with us, we agreed to provide those officers who previously were employed by Quanex Corporation with severance agreements that provided them certain of the protections they would have been entitled to if they had remained with Quanex Corporation following the spin-off of Quanex Building Products Corporation from Quanex Corporation in April 2008. The Company also entered into a letter agreement with its President and CEO, effective July 9, 2013, which contains certain executive severance provisions. The Company entered into these arrangements because executives at this level generally require a longer time-frame to find comparable jobs as fewer jobs at this level exist in the market. In addition, executives often have a large percentage of their personal wealth dependent on the status of their employer, given the requirement to hold a multiple of their salary in stock and the fact that a large part of their compensation is stock-based. The amount and type of benefits were based on competitive market practices for executives at this level.

        Provisions of the severance agreements and severance letter arrangement require a termination of employment before any benefits are paid. The change in control agreements require both a change in control and a termination of employment before any benefits are paid (a "double trigger"). If an executive officer who is covered by both a change in control agreement and a severance agreement or letter arrangement experiences both a change in control of the Company and a termination of employment, benefits are payable under only the change in control agreement; in no event will the executive be able to receive payment under both the severance agreement or letter arrangement and the change in control agreement.

Severance Agreements of Certain Executives

        This section describes the severance agreements entered into by Quanex with Mr. Korb and Mr. Delaney. During fiscal 2019, Mr. Korb received severance benefits in accordance with his Severance Agreement as a result of his departure from the Company on June 7, 2019. For more information on the severance benefits and other compensation paid to Mr. Korb during the year, please see the "Summary Compensation Table" on page 52 of this Proxy Statement. In addition, Mr. Delaney received severance benefits under his Severance Agreement as a result of his departure from the Company on November 1, 2019; because those benefits accrued and were paid after the end of fiscal 2019, they are not included in the Summary Compensation Table contained in this Proxy Statement.

        As described above, benefits are payable under the severance agreements following a termination of employment that meets certain requirements. A termination of employment that triggers benefits under the severance agreements includes involuntary termination by the Company without Cause. "Cause" exists if the executive commits gross negligence or willful misconduct in connection with his employment; an act of fraud, embezzlement or theft in connection with his employment; intentional wrongful damage to Company property; intentional wrongful disclosure of our secret processes or confidential information; or an act leading to a conviction of a felony or a misdemeanor involving moral turpitude.

        If the executive is entitled to benefits under the severance agreement, the executive will receive the following:

  •
  Annual base salary and compensation for earned but unused vacation time accrued through the date of termination of employment;

  •
  Pro-rated amount equal to the greater of the executive's (i) target performance bonus for the year of termination of employment, or (ii) performance bonus for the year immediately preceding the year of termination of employment;

  •
  Lump sum severance equal to 18 months of the executive's base salary for the fiscal year in which the termination occurs;

  •
  Continued participation in health and welfare plans and payment of benefit premiums for 18 months; and

  •
  All other perquisites to which the executive is entitled pursuant to the terms of the agreements providing for such perquisites.

President and CEO Severance Letter Agreement

        This section describes the severance provisions contained in the letter agreement entered into by the Company and Mr. Griffiths upon his assumption of duties as the Company's Chairman, President and CEO. In the event that Mr. Griffiths' employment is terminated by the Board of Directors for any reason other than "Cause," as defined in the change in control agreement, or a material violation of the Company's Code of Business Conduct and Ethics, the following benefits would be payable:

  •
  Base salary continuation for two years (at the rate in effect immediately preceding the date of termination), paid semi-monthly for 24 months;

  •
  Pro-rated AIA bonus for the year of termination, as determined by the Board of Directors; and

  •
  Continued participation in health and welfare plans and payment of benefit premiums (i.e., medical, dental, vision, life, disability and any other welfare plans he currently participates in) for 18 months.

        The letter agreement requires Mr. Griffiths to execute a mutually satisfactory release of all claims before the expiration of the 90th day following his termination, or he shall forfeit any and all payment, reimbursements, and benefits due under the letter agreement.

Change in Control Agreements

        As described above, benefits are payable under the change in control agreements following the occurrence of both (i) a change in control of the Company and (ii) termination of the named executive officer's employment with the Company. Because Mr. Korb was not employed by the Company at the end of the fiscal year, his change in control agreement was no longer in place as of that time.

        Each of the following events generally constitutes a change in control of the Company for purposes of the change in control agreements:

  •
  Any person or entity acquiring or becoming beneficial owner as defined in SEC regulations of 20% or more of (i) the then outstanding shares of our Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company;

  •
  Generally, our current directors ceasing to constitute a majority of our directors;

  •
  Consummation of a merger, consolidation, or recapitalization (unless the directors continue to represent a majority of the directors on the Board, more than 80% of the pre-spin-off ownership survives and, in the event of a recapitalization, no person owns 20% or more of (i) the then outstanding shares of our Common Stock or (ii) the combined voting power of our then outstanding voting securities);

  •
  The stockholders approve a complete liquidation or dissolution of the Company; or

  •
  The sale, lease, or disposal of substantially all of our assets.

        Terminations of employment that meet the termination requirement under the change in control agreements will be similar to but broader than those required under the severance agreements. For these purposes, a termination of employment would include a termination by the Company without Cause as well as the executive's resignation for "Good Reason." "Good Reason" under the change in control agreements will include (but will not be limited to):

  •
  the executive is assigned any duties inconsistent with his/her position; there is a change in his/her position, authority, duties or responsibilities; he/she is removed from, or not re-elected or reappointed to, any duties or position previously held or assigned or there is a material diminution in such position, authority, duties or responsibilities;

  •
  the executive's annual base salary is reduced;

  •
  the executive's annual bonus is reduced below a certain amount;

  •
  the executive's principal office is relocated outside of the portion of the metropolitan area of the City of Houston, Texas that is located within the highway known as "Beltway 8";

  •
  the executive's benefits are reduced or terminated;

  •
  any other non-contractual benefits that were provided to the executive or any material fringe benefit is reduced;

  •
  the executive's number of paid vacation days is reduced;

  •
  the executive's office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) are reduced or moved;

  •
  the executive is required to perform a majority of his duties outside our principal executive offices for a period of more than 21 consecutive days or for more than 90 days in any calendar year; or

  •
  any provision of any employment agreement with the executive is breached.

        If the executive officer is entitled to benefits under a change in control agreement, the executive officer would receive the following:

  •
  Annual base salary and compensation for earned but unused vacation time accrued through the date of termination of employment;

  •
  Pro-rated amount equal to the greater of the executive officer's (i) target performance bonus for the year of termination of employment and (ii) performance bonus for the year immediately preceding the year of termination of employment;

  •
  Lump sum severance equal to 2.99 times (for Mr. Griffiths and Mr. Wilson), three times (for Mr. Delaney), or two times (for Mr. Zuehlke) the sum of (i) base salary for the year of termination and (ii) the greater of the executive officer's (x) target performance bonus for the year of termination of employment and (y) performance bonus for the year immediately preceding the year of termination of employment;

  •
  In the event that severance benefits under the change in control agreement result in the imposition of an excise tax, then (i) Mr. Griffiths and Mr. Wilson would receive either the net benefits after the excise tax is calculated, or the benefits will be cut back to the point that they do not exceed 2.99 times the base amount, whichever is greater, and (ii) Mr. Delaney would receive a gross-up payment for the value of any such excise tax.

  •
  Continued health and welfare benefits for the shorter of (i) three years from the date of termination or (ii) such time as the executive becomes fully employed; and

  •
  All other perquisites to which the executive is entitled pursuant to the terms of the agreements providing for such perquisites.

        If an executive officer is entitled to benefits under a change in control agreement, the following would occur immediately upon the occurrence of a change in control (regardless of whether the named executive officer's employment is terminated as a result of the change in control):

  •
  all options to acquire our Common Stock and all stock appreciation rights pertaining to Common Stock held by the executive immediately prior to a change in control would become fully exercisable;

  •
  all restrictions on any restricted Common Stock granted to the executive prior to the change in control would be removed and the stock would be freely transferable;

  •
  all performance shares held by the executive prior as of the change in control will be paid in cash at the target level, calculated on a pro rata basis rounded up to include the full current year of the performance period;

  •
  all Performance RSUs would vest in full, with the number of earned Performance RSUs to be determined by total shareholder return based on the price per share of the Company's stock to be paid in connection with the change in control.

        As set forth above, a named executive officer is entitled to benefits under either the severance agreement or the change in control agreement; under no circumstances can a named executive officer receive payment under both agreements. As noted above, Mr. Korb's Change in Control Agreement was terminated in connection with his departure from the Company on June 7, 2019.

Post-Employment Compensation Table

        The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of the Company's named executive officers. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In each case, the termination was assumed to take place on October 31, 2019.

Potential Scenarios	Severance Payment ($)		Pro-rated Bonus ($)		Non- Vested Options(1)(10) ($)	Non- Vested Rest. Stock(1)(10) ($)	Performance Shares(1)(10) ($)		Performance RSUs(1)(10) ($)	Health & Welfare Benefits(2) ($)	NQ Deferred Comp. (Unvested) ($)	Retirement (SERP & Rest.)(3) ($)		Tax Gross- Up(4) ($)	Total Benefit($)
William C. Griffiths
Enhanced Retirement(5)	—		578,426		—	—	1,513,498	(10)	617,887	—	—	—		n/a	2,709,810
Death/Disability	—		578,426		—	1,156,360	1,513,498	(10)	617,887	—	—	—		n/a	3,866,171
Involuntary w/o Cause(6)	1,630,000		578,426	(9)	—	—	—		—	22,455	—	—		n/a	2,230,881
Change in Control(7)	—		1,391,312		—	1,905,852	2,318,664		1,237,898	—	—	—		n/a	6,853,727
Termination after Change in Control(8)	6,596,873		1,391,312		—	1,905,852	2,318,664		1,237,898	51,074	—	—		n/a	13,501,674
George L. Wilson
Enhanced Retirement(5)	n/a		n/a		n/a	n/a	n/a		n/a	n/a	n/a	n/a		n/a	n/a
Death/Disability	—		262,564		—	329,825	505,448	(10)	258,985	—	—	—		n/a	1,356,821
Involuntary w/o Cause(6)	—		—		—	—	—		—	—	—	—		n/a	—
Change in Control(7)	—		576,157		—	640,428	640,070		519,314	—	—	—		n/a	2,375,968
Termination after Change in Control(8)	2,677,893		576,157		—	640,428	640,070		519,314	57,852	—	—		n/a	5,111,713
Scott M. Zuehlke
Enhanced Retirement(5)	n/a		n/a		n/a	n/a	n/a		n/a	n/a	n/a	n/a		n/a	n/a
Death/Disability	—		88,716		—	94,940	122,784	(10)	50,612	—	—	—		n/a	357,053
Involuntary w/o Cause(6)	—		—		—	—	—		—	—	—	—		n/a	—
Change in Control(7)	—		213,391		—	156,249	188,759		101,832	—	—	—		n/a	660,231
Termination after Change in Control(8)	926,782		213,391		—	156,249	188,759		101,832	43,148	—	—		n/a	1,630,161
Kevin P. Delaney
Enhanced Retirement(5)	—		159,688		—	—	418,728	(10)	170,246	—	—	—		n/a	748,663
Death/Disability	—		159,688		—	319,724	418,728	(10)	170,246	—	—	n/a	(13)	n/a	1,068,387
Involuntary w/o Cause(6)	562,500		384,105		—	—	—		—	32,688	—	—		n/a	979,293
Change in Control(7)	—		384,105		—	526,617	641,088		341,360	—	—	—		—	1,893,170
Termination after Change in Control(8)	2,277,315		384,105		—	526,617	641,088		341,360	81,608	—	990,723		1,736,658	6,979,474
Brent L. Korb
Enhanced Retirement(5)	n/a		n/a		n/a	n/a	n/a		n/a	n/a	n/a	n/a		n/a	n/a
Death/Disability	n/a		n/a		n/a	n/a	n/a	(10)	n/a	n/a	n/a	n/a	(11)	n/a	n/a
Involuntary w/o Cause(6)	662,000	(13)	278,297		—	—	—		—	21,792	—	—		n/a	962,089
Change in Control(7)	n/a		n/a		n/a	n/a	n/a		n/a	n/a	n/a	n/a		n/a	n/a
Termination after Change in Control(8)	n/a		n/a		n/a	n/a	n/a		n/a	n/a	n/a	n/a		n/a	n/a

(1)
Unvested stock options, restricted shares, performance shares, and performance restricted stock units (including accrued dividends) granted under the Quanex Building Products 2008 Omnibus Incentive Plan are forfeited except upon death, Disability, retirement (except restricted stock) or Change in Control. The fair market value of Company stock on the date of separation from service was $19.29. All unvested stock options were underwater as of the end of FY 2019.

(2)
Health & Welfare Benefits paid upon involuntary termination without Cause include company paid COBRA premiums. Health & Welfare Benefits paid upon termination after Change in Control include continuation of all health & welfare benefits.

(3)
See Narrative to "Pension Benefit Table" for further description of SERP and Restoration Plan.

(4)
Tax Gross-Up was calculated using the tax rates in effect on October 31, 2019.

(5)
Messrs. Wilson and Zuehlke have not reached the minimum retirement requirement of 65 years of age or 55 years of age with five years of service with the Company, but Messrs. Griffiths and Delaney have as of October 31, 2019. Mr. Korb had not reached the minimum retirement requirement as of his departure on June 7, 2019.

(6)
These benefits would be provided upon termination by the Company without Cause.

(7)
These benefits would be provided upon a Change in Control without termination of employment.

(8)
These benefits would be provided upon termination by the Company without Cause, as well as resignation for Good Reason in connection with a Change in Control.

(9)
Mr. Griffiths' pro rata bonus paid upon involuntary termination without Cause absent a Change in Control is determined by the Board of Directors pursuant to his Offer Letter. We assumed the Board of Directors would award Mr. Griffiths with his actual 2018 bonus if he was terminated on the last day of the fiscal year.

(10)
Executives are entitled to a prorata portion of their performance shares based on actual performance for the full performance period upon their termination due to Retirement, death or Disability. With respect to the 2018 and 2019 awards, since actual performance for the full performance period is unknown, target performance level was used for purposes of these calculations. Messrs. Griffiths and Delaney are the only Executives eligible for Retirement and therefore entitled to this benefit in that scenario.

(11)
Mr. Delaney is retirement eligible and so is not entitled to SERP disability benefits.

(12)
Mr. Korb was terminated by the Company without Cause on June 7, 2019. Since his termination occurred prior to the last day of the FY, only the amounts actually received by Mr. Korb are disclosed in the "Involuntary w/o Cause" scenario.

(13)
Mr. Korb's Severance Payment also includes an additional $35,000, which was paid as consideration for Mr. Korb signing and not revoking certain releases to the benefit of the Company.

Summary Compensation Table

        The following table provides information about the compensation of the Company's Chief Executive Officer, its Chief Financial Officer, and the three most highly compensated officers during the fiscal years ending October 31, 2019, 2018 and 2017. George L. Wilson became Chief Operating Officer on August 1, 2017, and served as President of the Company's Insulating Glass Systems division since fiscal 2011. Amounts presented below for Mr. Wilson for fiscal 2017 include service in these capacities. No amounts are presented for Mr. Wilson for the periods prior to assuming an executive officer role.

Name/ Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
William C. Griffiths	2019	815,000	—	1,146,283	—	838,795	66,245	60,140	2,926,463
Chairman of the Board,	2018	815,000	—	1,535,940	—	1,391,312	168,039	44,725	3,955,016
President & Chief	2017	815,000	—	1,398,744	569,905	254,043	109,202	41,907	3,188,801
Executive Officer
George L. Wilson	2019	495,000	—	481,139	—	306,025	91,734	39,355	1,413,253
Vice President—Chief	2018	450,000	—	644,805	—	576,157	44,598	74,410	1,789,970
Operating Officer	2017	352,546	—	233,641	95,589	142,285	40,684	30,768	895,513
Brent L. Korb	2019	279,314	—	373,462	—	—	295,228	968,822	1,916,826
Senior Vice	2018	418,000	—	500,940	—	463,828	140,986	38,320	1,562,074
President—Finance &	2017	418,000	—	455,688	221,445	82,943	165,149	36,939	1,380,164
Chief Financial Officer
Kevin P. Delaney	2019	375,000	—	316,216	—	71,908	258,580	52,759	1,074,463
Senior Vice President—	2018	375,000	—	424,350	—	384,105	345,543	47,861	1,576,859
General Counsel &	2017	375,000	—	386,566	188,195	70,146	206,398	46,758	1,273,063
Secretary
Scott M. Zuehlke	2019	250,000	—	94,047	—	110,051	37,690	9,490	501,278
Vice President—	2018	250,000	35,000	125,235	—	213,391	24,633	9,020	657,279
Investor Relations &	2017	250,000	—	105,030	55,195	—	21,805	7,339	439,369
Treasurer and Interim
Chief Financial Officer

(1)
These columns show, respectively, the aggregate grant date fair value of the equity incentive plan compensation for: (a) restricted stock, performance share awards issued in 2018 and 2017 (assuming the shares will settle at 100%), and beginning in 2018, performance restricted stock units (assuming units will settle at 100%) and (b) stock options computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in computing the grant date fair values may be found in Note 14, "Stock-Based Compensation" included in the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2019. Performance share awards and performance restricted stock units are expected to settle at target (100%), however, performance shares and performance restricted stock units could potentially settle at maximum (200% and 150%, respectively). If the performance restricted stock units were to vest at maximum, the fair value of this award and restricted stock granted during fiscal 2019 for Messrs. Griffiths, Wilson, Korb, Delaney and Zuehlke would be $1,435,239; $602,446; $467,509; $395,952; and $117,900, respectively. These values reflect the Company's assumptions to determine the accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by the named executive officers. For information regarding the restricted stock, performance shares, and option awards granted in fiscal 2019, please see the "Grants of Plan-Based Awards" table located on page 54 of this Proxy Statement.

(2)
"2019" amounts represent payments made in December 2019 for (a) performance from November 1, 2019 to October 31, 2019 for Annual Incentive Awards (AIA), and (b) performance from November 1, 2016 to October 31, 2019 for performance share grants in December 2016 (portion settled in cash (50%), including dividends accrued on all performance share equivalents earned (100%) for the performance period). "2018" amounts represent payments made in December 2018 for (a) performance from November 1, 2017 to October 31, 2018 for Annual Incentive Awards (AIA) and (b) performance from November 1, 2015 to October 31, 2018 for performance share grants in December 2015 (portion settled in cash (50%), including dividends accrued on all performance share equivalents earned (100%) for the performance period). The December 2015 performance share grants did not result in a cash settlement or share issuance. "2017" amounts represent payments made in December 2017 for (a) performance from November 1, 2016 to October 31, 2017 for Annual Incentive Awards (AIA), for which only Mr. Wilson received a pro rata payment for his service as President of IG Systems for the period November 1, 2016 to July 31, 2017, and (b) performance from November 1, 2014 to October 31, 2017 for performance share grants in December 2014 (portion settled in cash (50%), including dividends accrued on all performance share equivalents earned (100%) for the performance period).

  The amounts paid for the AIA, performance units and performance shares, along with any respective deferred amounts, are as follows:

		Annual Incentive		Performance Unit Payout		Performance Share Payout		Total
Name	Year	Total ($)	Deferred ($)	Total ($)	Deferred ($)	Total ($)	Deferred ($)	Total ($)	Deferred ($)
Griffiths	2019	578,426	—	—	—	260,369	—	838,795	—
	2018	1,391,312	—	—	—	—	—	1,391,312	—
	2017	—	—	—	—	254,043	—	254,043	—
Wilson	2019	262,564	—	—	—	43,461	—	306,025	—
	2018	576,157	—	—	—	—	—	576,157	—
	2017	109,108	—	—	—	33,177	—	142,285	—
Korb	2019	—	—	—	—	—	—	—	—
	2018	463,828	—	—	—	—	—	463,828	—
	2017	—	—	—	—	82,943	—	82,943	—
Delaney	2019	—	—	—	—	71,908	—	71,908	—
	2018	384,105	—	—	—	—	—	384,105	—
	2017	—	—	—	—	70,146	—	70,146	—
Zuehlke	2019	88,716	—	—	—	21,335	—	110,051	—
	2018	213,391	—	—	—	—	—	213,391	—
	2017	—	—	—	—	—	—	—	—

  Please see the "Compensation Discussion and Analysis" section for a detailed discussion of the performance measures and related outcomes for payments of the awards.

(3)
The amounts in this column represent the change in actuarial present value of each individual's accumulated benefit under all defined benefit pension plans. The change in pension value reflects the difference in the present value of accumulated benefits determined as of the end of the current reporting period compared to the end of the previous reporting period. For instance, the change for fiscal 2019 would represent the difference between the value at October 31, 2018 and October 31, 2019. The key assumptions used to calculate the change in value are shown with the "Pension Benefits" table located on page 57 of this Proxy Statement. If aggregate changes in pension value during a fiscal year are negative, such amounts are excluded from the Summary Compensation Table.

No named executive officer received preferential or above-market earnings on deferred compensation.

(4)
The named executives receive various perquisites and benefits provided by or paid for by the Company. These perquisites and benefits can include life insurance, financial planning, personal use of automobiles, memberships in social and professional clubs, and relocation reimbursement. Also included are the Company's contributions under its 401(k) plan, a 15% match under its Employee Stock Purchase Program (ESPP), and dividends on unvested restricted stock and restricted stock units. Effective December 31, 2009, the Compensation Committee eliminated tax gross-up payments on perquisites, except as permitted under the relocation reimbursement guidelines.

The amounts reported in Other Annual Compensation for the named executives are set forth below:

All Other Compensation

	Year	Severance	Life Insurance ($)	Financial Planning ($)	Auto- mobile ($)	Annual Club Membership ($)	Housing ($)	Relocation Reimbursement ($)	401K Match ($)	Health Assessment ($)	ESPP 15% Stock Match ($)	Unvested Restricted Stock and RSU Dividends* ($)	Total ($)
Griffiths	2019	—	17,877	1,750	—	—	—	—	6,992	—	—	33,521	60,140
	2018	—	17,877	1,775	—	—	—	—	6,742	—	—	18,331	44,725
	2017	—	17,520	1,790	—	—	—	—	6,304	—	—	16,293	41,907
Wilson	2019	—	2,415	—	12,000	—	4,500	—	7,666	2,150	—	10,624	39,355
	2018	—	2,190	—	12,000	—	49,500	—	6,620	—	—	4,100	74,410
	2017	—	965	—	12,000	—	—	7,701	6,388	—	1,350	2,364	30,768
Korb	2019	944,245	679	3,300	9,415	4,060	—	—	4,973	2,150	—	—	968,822
	2018	—	3,897	1,500	14,400	6,068	—	—	6,875	—	—	5,580	38,320
	2017	—	3,826	789	14,400	6,186	—	—	6,750	—	—	4,988	36,939
Delaney	2019	—	7,570	7,500	14,400	5,903	—	—	7,000	1,650	—	8,736	52,759
	2018	—	7,570	7,500	14,400	6,776	—	—	6,875	—	—	4,740	47,861
	2017	—	7,519	7,500	14,400	6,349	—	—	6,750	—	—	4,240	46,758
Zuehlke	2019	—	390	—	—	—	—	—	5,769	—	—	3,331	9,490
	2018	—	390	—	—	—	—	—	6,750	—	—	1,880	9,020
	2017	—	386	—	—	—	—	—	5,769	—	—	1,184	7,339

*
Cash dividends are paid on unvested restricted stock shares and unvested restricted stock units. The dividend rate is not preferential and is equal to the rate paid on the Company's common stock as disclosed in Part II, Item 8 of the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2019.

Grants of Plan-Based Awards

        The following table discloses the estimated range of payouts that were possible for the fiscal year 2019 Annual Incentive Awards along with the potential estimated range of payouts that will be possible with respect to performance shares granted in December 2018. The table also shows the actual number of restricted stock awards granted during fiscal 2019 and their respective grant date fair value, as well as the number of performance shares and performance restricted stock units granted in fiscal 2019.

										All Other Stock Awards: Number of Shares of Stock or Units(6) (#)	All Other Option Awards: Number of Securities Underlying Options(7) (#)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards								Exercise or Base Price of Option Awards(7) ($/Sh)
		Non-Equity Incentive Plan Awards (#)											Grant Date Fair Value of Stock Awards(8) ($)	Grant Date Fair Value of Option Awards(7) ($)
Name	Grant Date			Threshold ($)		Target ($)		Maximum ($)
Griffiths	2019	—		407,500	(3)	815,000	(3)	1,630,000	(3)	—	—	—	—	—
	12/5/2018	55,600	(1)	568,371	(4)	757,828	(4)	1,515,656	(4)	84,100	—	—	1,146,283	—
Wilson	2019	—		185,625	(3)	371,250	(3)	742,500	(3)	—	—	—	—	—
	12/5/2018	23,300	(1)	238,184	(4)	317,579	(4)	635,158	(4)	35,300	—	—	481,139	—
Korb	2019	—		135,850	(3)	271,700	(3)	543,400	(3)	—	—	—	—	—
	12/5/2018	18,100	(1)	185,027	(4)	246,703	(4)	493,406	(4)	27,400	—	—	373,462	—
Delaney	2019	—		112,500	(3)	225,000	(3)	450,000	(3)	—	—	—	—	—
	12/5/2018	15,400	(1)	157,426	(4)	209,902	(4)	419,804	(4)	23,200	—	—	316,216	—
Zuehlke	2019	—		62,500	(3)	125,000	(3)	250,000	(3)	—	—	—	—	—
	12/5/2018	4,500	(1)	46,001	(4)	61,335	(4)	122,670	(4)	6,900	—	—	94,047	—
	6/7/2019	4,616	(2)	—		77,087	(5)	—		—	—	—	—	—

(1)
The figures shown reflect the performance shares granted in December 2019 under the Omnibus Plan. Beginning with this grant, the performance shares are earned based upon an internal performance condition (return on net assets). The grant date fair value was based on the closing price of the Company's common stock on the date of grant. The awards settle 100% in cash and the participants can earn from 0% to 200% of the awards granted (Threshold—75%; Target—100%; Maximum—200%). This presentation assumes that the shares will settle at 100% (Target).

(2)
This amount represents a restricted stock unit grant in June 2019 under the Omnibus Plan to Mr. Zuehlke. This grant vests in December 2020 with continued employment as the vesting criteria. The grant date fair value was based on the closing price of the Company's common stock on the date of grant. Restricted stock units settle 100% in cash.

(3)
These amounts reflect possible Annual Incentive Award (AIA) payments under the Omnibus Plan for fiscal year 2019, under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary. Please see the "Compensation Discussion and Analysis" section for more information regarding this program, performance shares and performance restricted stock units granted thereunder, the related performance measures and the actual performance results.

(4)
These amounts reflect possible payments with regard to the performance shares granted under the Omnibus Plan in December 2017, which are expected to settle in cash. The amount of cash which is ultimately paid will be determined by the Company's performance over the performance period from November 1, 2018 through October 31, 2021. Please see the "Compensation Discussion and Analysis" section for more information regarding this program, performance shares granted thereunder, and the related performance measures.

(5)
This amount reflects the grant date fair value of payment with regard to the restricted stock unit grant to Mr. Zuehlke in June 2019. Restricted stock units settle 100% in cash. A discussion of the assumptions used in computing the grant date fair values may be found in Note 14, "Stock-Based Compensation," included in the audited financial statements including in the Company's Annual Report on Form 10-K for the year ended October 31, 2019.

(6)
The amounts shown reflect grants of restricted stock, the equity portion of performance share awards (assuming shares settle at 100%) and grants of performance restricted stock units (assuming performance units settle at 100%) granted under the Omnibus Plan.

(7)
There were no grants of stock options during the year ended October 31, 2019.

(8)
The fair value shown in these columns was calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 15, "Stock-Based Compensation" to the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended October 31, 2019.

Outstanding Equity Awards

        The following table provides information about outstanding equity awards held by the named executive officers as of October 31, 2019:

Outstanding Equity Awards at October 31, 2019

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(15) (#)	Market Value of Shares or Units of Stock That Have Not Vested(15) ($)
Griffiths	—	—	(1)	—	—	84,100	1,622,289
	68,066	34,034	(2)	19.45	11/30/2026	74,200	1,431,318
	85,700	—	(3)	19.31	12/2/2025	65,850	1,270,247
	48,300	—	(4)	20.28	12/3/2024	—	—
	55,800	—	(5)	17.63	12/5/2023	—	—
	175,500	—	(6)	16.72	7/9/2023	—	—
	5,987	—	(7)	19.77	10/31/2022	—	—
	8,132	—	(7)	14.75	10/31/2021	—	—
	6,390	—	(7)	18.02	10/29/2020	—	—
Wilson	—	—	(1)	—	—	35,300	680,937
	11,400	5,700	(2)	19.45	11/30/2026	31,150	600,884
	14,400	—	(3)	19.31	12/2/2025	11,000	212,190
	6,300	—	(4)	20.28	12/3/2024	—	—
	7,300	—	(5)	17.63	12/5/2023	—	—
	14,900	—	(8)	21.11	12/5/2022	—	—
	17,600	—	(9)	15.08	11/30/2021	—	—
	15,000	—	(10)	20.27	4/1/2021	—	—
Korb	—	—	(11)	—	—	—	—
Delaney	—	—	(1)	—	—	23,200	447,528
	18,866	9,434	(2)	19.45	11/30/2026	20,500	395,445
	23,700	—	(4)	19.31	12/2/2025	18,200	351,078
	13,400	—	(4)	20.28	12/3/2024	—	—
	15,500	—	(5)	17.63	12/5/2023	—	—
	35,400	—	(8)	21.11	12/5/2022	—	—
	46,100	—	(9)	15.08	11/30/2021	—	—
	35,300	—	(12)	16.90	12/1/2020	—	—
	32,400	—	(13)	16.21	12/2/2019	—	—
Zuehlke	—	—	(1)	—	—	6,900	133,101
	5,533	2,767	(2)	19.45	11/30/2026	6,050	116,704
	12,500	—	(14)	17.46	1/25/2026	5,400	104,166

(1)
Stock option awards were not awarded during the fiscal years ended October 31, 2019 and 2018. Restricted stock awards, performance shares, and performance restricted stock units were granted during these years.

(2)
Messrs. Griffiths, Wilson, Delaney, and Zuehlke's stock option awards vest annually in equal installments over a three-year period. One-third of the stock options vested on November 30, 2017 and one-third of the stock options vested on November 30, 2018, with the remaining one-third vesting in equal installments on November 30, 2019.

(3)
Messrs. Griffiths, Wilson, and Delaney's stock option awards vested annually in equal installments on December 2, 2016, 2017 and 2018.

(4)
Messrs. Griffiths, Wilson, and Delaney's stock option awards vested annually in equal installments on December 3, 2015, 2016 and 2017.

(5)
Messrs. Griffiths, Wilson, and Delaney's stock option awards vested annually in equal installments on December 5, 2014, 2015 and 2016.

(6)
Mr. Griffiths' stock options vested annually in equal installments on July 9, 2014, 2015 and 2016.

(7)
Mr. Griffiths received these stock option awards while providing service as a non-employee member of the Board of Directors. As such, in accordance with the plan provisions, these stock options vested immediately upon grant.

(8)
Messrs. Wilson and Delaney's stock options vested annually in equal installments on December 5, 2013, 2014 and 2015.

(9)
Messrs. Wilson and Delaney's stock options vested annually in equal installments on November 30, 2012, 2013 and 2014.

(10)
Mr. Wilson's stock options vested annually in equal installments on April 1, 2012, 2013 and 2014.

(11)
Mr. Korb was no longer an employee as of October 31, 2019.

(12)
Mr. Delaney's stock options vested annually in equal installments on December 1, 2011, 2012 and 2013.

(13)
Mr. Delaney's stock options vested annually in equal installments on December 2, 2010, 2011 and 2012.

(14)
Mr. Zuehlke's stock option awards vested annually in equal on January 25, 2017, 2018 and 2019.

(15)
The following table provides the details of the number and value of the shares or units of stock that have not yet vested as of October 31, 2019:

		Number of Shares or Units of Stock That Have Not Vested
						Market Value of Shares or Units of Stock That Have Not Vested(19) ($)
Name	Grant Date	Restricted Stock Awards(16) (#)	Performance Shares(17) (#)	Performance Restricted Stock Units(18) (#)	Total Shares (#)
Griffiths	12/5/2018	41,700	—	42,400	84,100	1,622,289
	12/7/2017	24,200	24,200	25,800	74,200	1,431,318
	11/30/2016	32,900	32,950	—	65,850	1,270,247
Wilson	12/5/2018	17,500	—	17,800	35,300	680,937
	12/7/2017	10,200	10,150	10,800	31,150	600,884
	11/30/2016	5,500	5,500	—	11,000	212,190
Delaney	12/5/2018	11,500	—	11,700	23,200	447,528
	12/7/2017	6,700	6,700	7,100	20,500	395,445
	11/30/2016	9,100	9,100	—	18,200	351,078
Zuehlke	12/5/2018	3,400	—	3,500	6,900	133,101
	12/7/2017	2,000	1,950	2,100	6,050	116,704
	11/30/2016	2,700	2,700	—	5,400	104,166
(16)
Restricted stock awards vest three years from date of grant.

(17)
Amounts include the equity portion of performance share awards (assuming shares settle at 100% of Target) and vest three years from the date of grant based on performance during the established three-year performance period. Performance shares granted on December 5, 2018 will be settled 100% in cash, and are therefore not included in this table.

(18)
Amounts assume performance restricted stock units will settle at 100% of Target and vest three years from the date of grant based on performance during the established three-year performance period.

(19)
This column shows the total market value of the unvested stock awards as of October 31, 2019, based on the closing price per share of Quanex Building Products Corporation's stock of $19.29 on October 31, 2019.

Option Exercises and Stock Vested in Fiscal 2019

        The following table provides information regarding the value realized by the named executive officers upon the exercise of options, the vesting of restricted stock awards and the vesting of the equity portion of performance shares during the fiscal year ended October 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Griffiths	10,489	38,616	28,600	451,594
Wilson	—	—	4,800	75,792
Korb	134,100	186,223	9,300	146,847
Delaney	—	—	7,900	124,741
Zuehlke	—	—	—	—

(1)
The value realized upon exercise represents the number of options exercised multiplied by the excess of the closing market price of a share of Quanex Building Products Corporation stock on the exercise date over the price on the grant date.

(2)
The value realized upon vesting represents the number of shares of stock vesting multiplied by the closing market price of a share of Quanex Building Products Corporation stock on the vesting date.

Pension Benefits

        Our named executive officers are eligible to participate in our Salaried and Nonunion Employee Pension Plan, described below, that is generally available to all our salaried and nonunion hourly employees except for employees of certain recent acquisitions. The named executive officers are also eligible to participate in certain plans, also described below, which are only available to a select group of management and highly compensated employees.

Salaried and Nonunion Employee Pension Plan

        We have established the Salaried and Nonunion Employee Pension Plan (the "Pension Plan"), a noncontributory defined benefit pension plan intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code, for the benefit of substantially all of our salaried and nonunion hourly employees with the exception of those employed by the Company's cabinet components division. With some exceptions, an employee hired prior to January 1, 2018, is eligible to participate in the Pension Plan once that employee has completed one hour of service. Employees hired after January 1, 2018, are eligible to participate after reaching age 21 and completing one year of service.

        Under the Pension Plan, two main types of benefits are available to participants, depending upon when they began participating in the Pension Plan or the Quanex Corporation Salaried Employees' Pension Plan (the "Quanex Corporation Pension Plan"). The employees who participated in the Quanex Corporation Pension Plan on or before December 31, 2006, are generally referred to as "Traditional Participants," while employees who began participating in the Quanex Corporation Pension Plan or the Pension Plan after such date are generally referred to as "Cash Balance Participants".

        Under the Pension Plan, a Traditional Participant is entitled to receive a monthly single life annuity, payable following termination of employment at or after age 65, equal to the sum of (i) and (ii), less (iii), where:

            (i)  is the greater of (x) 1.5% of the Traditional Participant's average monthly compensation for the five consecutive calendar years that lead to the highest monthly average multiplied by his whole and fractional years of benefit service earned with Quanex Corporation prior to November 1, 1985, or (y) the product of $9.00 and his years of benefit service earned with Quanex Corporation prior to November 1, 1985;

           (ii)  is the greater of (x) the sum of 1% of the Traditional Participant's average monthly compensation for the five consecutive calendar years that lead to the highest monthly average up to but not in excess of 1/12 of the average of the Social Security taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Traditional Participant attains Social Security retirement age (referred to as Social Security covered compensation) and 1.5% of the Traditional Member's average monthly compensation for the five consecutive calendar years that lead to the highest monthly average in excess of 1/12 of the Traditional Member's Social Security covered compensation, the total of which is then multiplied by his whole and fractional years of benefit service earned with Quanex Corporation and the Company from and after November 1, 1985 or (y) the product of $9.00 and the Traditional Member's whole and fractional years of benefit service earned with Quanex Corporation and the Company from and after November 1, 1985; and

          (iii)  is the Traditional Participant's monthly accrued benefit under any qualified defined benefit plan that was maintained at any time by Quanex Corporation or the Company to the extent that the Traditional Participant's service taken into account for benefit accrual purposes under such other plan is taken into account as benefit service under the Pension Plan.

        Traditional Participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is calculated as (x) minus (y), where (x) is the sum of items (i) and (ii) immediately above, reduced by 5/9 of 1% for each of the first 60 months that the early retirement benefit payment commencement date precedes the Traditional Participant's normal retirement date and further reduced by 5/18 of 1% for each of the months in excess of 60 that the payment commencement date precedes the Traditional Participant's normal retirement date, and (y) is item (iii) immediately above, but determined as if the Traditional Participant's benefit under such Quanex Corporation or Company qualified defined benefit plan commences to be paid at the same time as the Pension Plan benefit, using the reduction factors used in connection with such other qualified defined benefit plan.

        Under the Pension Plan, upon termination of employment with the Company, a Cash Balance Participant receives the following after at least three years of vesting:

        The sum of the notional company contributions accrued under the Pension Plan through the date on which the Cash Balance Participant terminates employment, where such contribution generally equals 4% of the Cash Balance Participant's compensation for the applicable year; plus

        The sum of the interest credits on those notional company contributions accrued under the Pension Plan through the date on which the Cash Balance Participant terminates employment with us, where such contribution generally equals the interest rate on the 30-year Treasury security for the fifth month prior to the first day of the applicable year.

        For purposes of both Traditional Participants' benefits and Cash Balance Participants' benefits, the compensation taken into account under the Pension Plan generally comprises salary and bonus compensation for the applicable year.

        Pension Plan benefits for unmarried participants are generally payable as a single life annuity and for married participants as a 50% joint and survivor annuity, unless the participant and his spouse, if applicable, elect to receive the benefit under another optional form of payment available under the Pension Plan. If the participant receives a benefit other than a single life annuity, the benefit will be adjusted to provide the actuarial equivalence of the participant's benefit under the Pension Plan. This adjustment is designed so Pension Plan benefits will be equivalent as if the option had not been chosen.

        Mr. Delaney is presently eligible to receive early retirement benefits under the Pension Plan as a Traditional Participant, and Mr. Griffiths is presently eligible to receive retirement benefits under the Pension Plan as a Cash Balance Participant.

Supplemental Employee Retirement Plan

        We provide additional retirement benefits to certain of our named executive officers under the Supplemental Employee Retirement Plan (the "SERP"). Eligibility to participate in the SERP is determined by the Board of Directors. As of October 31, 2019, Mr. Korb and Mr. Delaney were the only participants in the SERP.

        Under the SERP, an eligible participant receives a monthly single life annuity (or actuarially equivalent optional form of payment) payable at age 65 equal to:

  •
  2.75% of the highest consecutive 36-month average of salary and bonus compensation from the last 60 months of employment,

  •
  multiplied by the eligible executive's years of service with the Company (but not in excess of 20 years), and

  •
  reduced by (i) any benefits payable under the Pension Plan and (ii) 50% of the executive's Social Security benefits adjusted pro rata for years of service not in excess of 20 years.

        The eligible executive is required to remain employed until he or she has accumulated five years of service in order to receive a benefit under the SERP. SERP participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is calculated based on average compensation and service at early retirement, and reduced by 5% for each year benefit commencement precedes age 65. As of October 31, 2019, Mr. Delaney was eligible to receive early retirement benefits under the SERP.

        Upon an eligible executive's termination of employment after a change in control, he or she will be eligible to receive a lump sum payment in lieu of any other benefit payable from the SERP. The lump sum is equal to the present value of the SERP life annuity, which is payable immediately without reduction for early payment, based on the executive's years of service and compensation at date of termination. The SERP is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.

Restoration Plan

        We provide additional retirement benefits to our executive officers who do not participate in the SERP under the Restoration Plan (the "Restoration Plan"). Eligibility to participate in the Restoration Plan is determined by a committee appointed by the Company's Board of Directors. As of October 31, 2019, Mr. Griffiths, Mr. Wilson, Mr. Zuehlke, the Company's divisional leaders, certain key employees, and certain former officers and divisional leaders are the only participants in the Restoration Plan.

        Under the Restoration Plan, an eligible participant will receive a lump sum actuarial equivalent of a monthly benefit for life payable at age 65 equal to:

  •
  the benefit payable to the eligible executive under the Pension Plan if the compensation taken into account under that plan were not capped at the amount required under Section 401(a)(17) of the Internal Revenue Code,

  •
  reduced by the benefit payable to the executive under the Pension Plan taking into account only the amount of compensation allowed under Section 401(a)(17) of the Internal Revenue Code.

        The specific elements of an executive's compensation taken into account for purposes of the Restoration Plan are the same as those items of compensation taken into account for purposes of the Pension Plan, described above.

        The eligible executive must remain employed until he or she has accumulated five years of service in order to receive a benefit under the Restoration Plan. Restoration Plan participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is the actuarial equivalent of the participant's lump sum benefit under the Restoration Plan, determined as of his or her early retirement date. Mr. Griffiths is currently eligible to receive retirement benefits under the Restoration Plan. The Restoration Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.

Pension Benefits Table

        The following table discloses the years of credited service of, present single-sum value of the accrued benefits as of October 31, 2018 for, and payments during fiscal year 2018 for, the named executive officers under the SERP, the Pension Plan, and the Restoration Plan. For information related to the valuation method and material assumptions applied in quantifying the present value of the current accrued benefit, please see Note 9, "Retirement Plans" to the audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2019.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William C. Griffiths	Restoration Plan(1)	6.32	524,684	—
	Pension Plan(2)	6.32	107,388	—
George L. Wilson	Restoration Plan(1)	11.16	190,039	—
	Pension Plan(2)	11.16	159,819	—
Brent L. Korb	SERP(3)	15.52	1,801,061	—
	Pension Plan(2)	15.52	302,340	—
Kevin P. Delaney	SERP(3)	16.27	2,010,512	—
	Pension Plan(2)	16.27	695,149	—
Scott M. Zuehlke	Restoration Plan(1)	3.77	20,810	—
	Pension Plan(2)	3.77	75,016	—

(1)
The Restoration Plan was established to provide a retirement pay supplement for a select group of management or highly compensated employees so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance. The Restoration Plan pays a retirement benefit in the form of a lump sum to eligible employees following retirement or termination of employment. If a participant terminates employment, the participant will receive an actuarial equivalent lump sum of the participant's Pension Plan benefit that would be payable if the applicable limitation under section 401(a)(17) of the Code for each fiscal year of the Pension Plan commencing on or after November 1, 1994, was not limited (indexed for increases in the cost of living), less the Participant's Pension Plan benefit. Early retirement under the Restoration Plan requires a participant to have attained age 55 with 5 Years of Service. Mr. Griffiths is currently eligible to receive a retirement benefit under the Restoration Plan. None of the named executive officers is currently eligible to receive an early retirement benefit under the Restoration Plan. The Restoration Plan requires five years of service for vesting purposes for Traditional Participants, and three years of service for Cash Balance Participants. In addition, the Restoration Plan pays a death benefit to the designated beneficiary of a participant if the participant has retired or terminated employment, but has not commenced payment. The Restoration Plan does not provide a disability benefit. The Company has no policy for granting additional service under the Restoration Plan.

(2)
The Pension Plan was established to provide retirement income to the Company's non-union employees. It is an ERISA qualified pension plan. As discussed above, the Pension Plan pays a retirement benefit to eligible participants depending on whether the participant is a Traditional Participant or a Cash Balance Participant. A Traditional Participant's Pension Plan Benefit generally is equal to 1.5% of the Traditional Participant's average monthly compensation (that is, the participant's high 5 consecutive years of earnings out of the 10 years preceding termination or retirement) times years and fractional years of benefit service earned prior to November 1, 1985 plus the sum of 1% of average monthly compensation up to Social Security covered compensation and 1.5% of the Traditional Member's average monthly compensation in excess of Social Security covered compensation, the total of which is multiplied by years and fractional years of benefit service from, on and after November 1, 1985. Compensation is defined as earned income excluding deferred compensation. Compensation is limited by the compensation limits imposed under the Internal Revenue Code. For Cash Balance Participants, the Pension Plan pays the amount in the participant's account balance with interest at date of termination. The contribution is generally 4% of Pension Plan compensation plus a guaranteed rate of interest. The Pension Plan pays a death benefit prior to retirement to the spouse, or to the estate, if no spouse. The Pension Plan does not provide for a disability retirement. The Pension Plan requires five years of vesting service for Traditional Participants and three years of vesting service for Cash Balance Participants. Early retirement under the Pension Plan requires a Traditional Participant to have attained age 55 with 5 years of service. Mr. Delaney is currently eligible to receive an early retirement benefit under the Pension Plan. Benefits commencing prior to age 65 are reduced 5/9ths of 1% for each of the first 60 months, and an additional 5/18ths of 1% for each month in excess of 60 that benefits commence prior to age 65. The Company has no policy for granting additional service under the Pension Plan. Mr. Delaney is a Traditional Participant, and Messrs. Griffiths, Wilson, Korb and Zuehlke are Cash Balance Participants.

(3)
The SERP provides retirement benefits for certain designated officers in addition to those provided under the Pension Plan. The purpose of the SERP is to supplement those retirement benefits that a participant may be entitled to receive as a salaried employee of the Company. The SERP pays a retirement benefit to eligible executives following retirement or termination of employment. As noted above, the benefit formula under the SERP equals: 2.75 percent of final average earnings (defined as the highest 36 months of compensation during the last 60 months preceding retirement or termination) multiplied by years of service (not in excess of 20 years), less the sum of (1) the executive's Pension Plan benefit, and (2) one-half of the executive's Social Security benefit multiplied by a fraction (which shall not exceed one), the numerator of which is the executive's number of years of service and the denominator of which is 20. The definition of "compensation" under the SERP includes W-2 wages modified by excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, performance shares, performance RSUs, restricted stock awards and stock options; and modified further by including elective contributions under a Company cafeteria plan and the 401(k) Plan.

  Vesting in the SERP is based on five years of service. Early retirement under the SERP requires a participant to attain age 55 with five years of service. Mr. Delaney is currently eligible to receive an early retirement benefit under the SERP. If a participant retires prior to age 65, the accrued benefit is reduced 5% for each year (and fractional year) that the participant's benefit commencement precedes age 65.

  Benefits under the SERP are paid under the following options:

    •
    Single Life Annuity

    •
    50%, 75%, or 100% Joint & Survivor Annuity

    •
    10 Year Certain and Life

    •
    Single Lump Sum

  The SERP also pays a death benefit to the designated beneficiary if the participant has retired or terminated employment, but has not commenced payment. In addition, the SERP pays a disability benefit. Should a participant with six months of service terminate due to disability prior to early retirement, the SERP will pay a disability benefit until age 65 equal to 50% of the sum of his monthly earnings in effect at the date of his disability and the monthly equivalent of the average of his incentive awards for the prior three plan years, less the sum of (1) the participant's Pension Plan benefit; (2) the participant's Social Security benefit; (3) the participant's benefit under the Company's group long-term disability insurance plan; (4) the participant's benefit under an individual disability policy provided by the Company; and (5) the participant's benefit under the Company's wage continuation policy plan. Benefits payable from the SERP are equal to the actuarial equivalent of the accrued benefit at date of distribution employing the actuarial equivalent definition from the Pension Plan. The Company has no policy for granting additional service under the SERP. Mr. Griffiths is not participating in the SERP, and therefore participates in the Restoration Plan.

Qualified Defined Contribution Plans

Salaried and Nonunion Employee 401(k) Plan

        We have established the Salaried and Nonunion Employee 401(k) Plan (the "401(k) Plan"), a defined contribution plan intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code, for the benefit of substantially all of our salaried and nonunion hourly employees. An employee is eligible to participate in the 401(k) Plan on the later of (i) the date the Company or an affiliate which employs the employee adopts the 401(k) Plan or (ii) the date the employee completes one hour of service for the Company. Effective January 1, 2017, employees of the Company's cabinet components division became eligible to participate in the 401(k) Plan.

        Participants in the 401(k) Plan may contribute from 1% of compensation per payroll period up to a maximum percentage per payroll period to be determined by the administrative committee of the Company's plans appointed by the Board of Directors (the "Benefits Committee"). Certain highly compensated employees are subject to a maximum payroll contribution of 7% per payroll period. In addition, any new participants who do not affirmatively elect otherwise have 3% of their compensation per payroll period automatically contributed to the 401(k) Plan. To the extent permitted by the Benefits Committee, participants may also make after-tax contributions to the 401(k) Plan. Participants are also allowed to make Roth contributions to the 401(k) Plan.

        Effective January 1, 2018, the Company elected to begin matching contributions to each participant's account equal to 50% of the pre-tax contributions the participant makes to the 401(k) Plan, up to 5% of the participant's eligible compensation. Prior to January 1, 2018, participants employed by the Company's cabinet components division received matching contributions equal to 35% of pre-tax contributions, up to 5% of the participant's eligible compensation. The Company may, at its discretion, make profit-sharing contributions to the participants' accounts.

        Participants will always be 100% vested in their pre-tax and after-tax contributions to the 401(k) Plan. Company matching and profit-sharing contributions vest 20% per year and are 100% vested after five years. In addition, a participant will be 100% vested in all amounts under the 401(k) Plan in the event of (i) disability prior to termination of employment, (ii) retirement or (iii) death prior to termination of employment.

        All distributions from the 401(k) Plan will be made in a single lump sum payment.

Stock Purchase Plans

Employee Stock Purchase Plan

        The Employee Stock Purchase Plan (the "Stock Purchase Plan") is designed to provide our eligible employees the opportunity to invest in our Common Stock through voluntary payroll deductions. In addition, participating employees receive a percentage match from the Company, thereby encouraging employees to share in the Company's success and to remain in its service. The Stock Purchase Plan is not intended to meet the requirements of Section 423 of the Internal Revenue Code.

        The Stock Purchase Plan is administered by Equiniti Trust Company ("Equiniti"), who may be removed at management's election. Equiniti also serves as the transfer agent and registrar for Quanex Common Stock.

        Regular full time employees of the Company or any of the Company's subsidiaries are eligible to participate in the Stock Purchase Plan. Participation in the Stock Purchase Plan is voluntary.

  Contributions to the Stock Purchase Plan

        Contributions to the Stock Purchase Plan consist of employees' payroll deductions and an amount from the Company equal to 15% of those deductions. The Bank establishes an account under the Stock Purchase Plan as agent for each eligible employee electing to participate in the Stock Purchase Plan and credits the following sources of cash to each employee's account for the purchase of full and fractional shares of Common Stock ("Plan Shares"):

  •
  such employee's payroll deductions;

  •
  such employee's 15% Company contribution;

  •
  cash dividends received from the Company on all shares in such employee's Stock Purchase Plan account at the time a dividend is paid; and

  •
  cash resulting from the sale of any (i) rights to purchase additional shares of the Company's stock or other securities of the Company, or (ii) securities of any other issuer.

        Participants generally may not add shares of Common Stock held in their name to their accounts. All shares are held in the name of Equiniti or its nominee as Plan Shares subject to the terms and conditions of the Stock Purchase Plan.

  Purchase of Plan Shares

        Equiniti applies cash credited to each participant's account to the purchase of full and fractional Plan Shares and credits such Plan Shares to such participants' accounts. The price at which Equiniti is deemed to have acquired Plan Shares for accounts is the average price, excluding brokerage and other costs of purchase, of all Plan Shares purchased by Equiniti for all participants in the Stock Purchase Plan during the calendar month. Equiniti purchases Plan Shares in negotiated transactions or on any securities exchange where the Company's Common Stock is traded. The purchases are on terms as to price, delivery and other matters, and are executed through those brokers or dealers, as Equiniti may determine.

  Stock Certificates

        Equiniti holds the Plan Shares of all participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Bank determines. No certificates representing Plan Shares purchased for participants' accounts are issued to any participant unless the participant makes a request in writing or until the participant's account is terminated and the participant makes the election described below under "Termination and Withdrawal by Participants." Certificates are not issued for fewer than ten shares unless the participant's account is terminated.

  Voting of Plan Shares

        Equiniti will vote each participant's Plan Shares as instructed by the participant on a form to be furnished by and returned to Equiniti at least five days (or such shorter period as the law may require) before the meeting at which the Plan Shares are to be voted. The Bank will not vote Plan Shares for which no instructions are received.

  Assignment or Sale

        Except as otherwise described herein, participants cannot sell, pledge, or otherwise assign or transfer their accounts, any interest in their accounts or any cash or Plan Shares credited to their accounts. Any attempt to do so will be void.

        Subject to the restrictions set forth below under "Restrictions on Resale," each participant may request that Equiniti sell:

  •
  all or part of such participant's Plan Shares at any time, if the participant is employed by the Company or in connection with a division or subsidiary of the Company immediately before the Company sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the participant is no longer employed by the Company or its subsidiary; and

  •
  all or any part of such participant's Plan Shares at any time after they have been held in the participant's account for at least six months.

        If a participant elects to sell all of his or her Plan Shares, such participant will be deemed to have terminated participation in the Stock Purchase Plan.

  Termination and Withdrawal by a Participant

        Participants may terminate their participation in the Stock Purchase Plan at any time by giving proper notice. Upon receipt of such notice, unless the participant has made a contrary election in written response to Equiniti's notice relating to such participant's account, Equiniti will send the participant a certificate or certificates representing the full Plan Shares accumulated in the participant's account and a check for the net proceeds of any fractional share in the participant's account. After the participant's withdrawal, the sale by the participant of any shares of Common Stock issued to the participant upon such withdrawal is subject to the restrictions below under "Restrictions on Resale." If a participant elects to terminate his or her participation in the Stock Purchase Plan, he or she may rejoin the Stock Purchase Plan at any time with respect to future offering periods.

  Restrictions on Resale

        The Company's officers, directors and affiliates (as defined by the relevant securities laws) are subject to certain restrictions on resale that apply to sales by (i) Equiniti on their behalf of shares of Common Stock pursuant to the Stock Purchase Plan and (ii) the participant, after he or she withdraws from the Stock Purchase Plan, of shares of Common Stock issued to the participant upon his or her withdrawal from the Stock Purchase Plan.

Nonqualified Defined Benefit and Other Nonqualified Deferred Compensation Plans

        The Company's directors, executive officers, key management and highly compensated employees are eligible to participate in certain non-tax qualified plans described below.

2008 Omnibus Incentive Plan, as amended

        The Company recognizes the importance of aligning the interests of its directors, officers, and employees with those of its stockholders. This alignment of interests is reflected in the Omnibus Plan, which provides those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company and its affiliates.

        The Omnibus Plan provides for the granting of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance share awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards. Certain awards under the Omnibus Plan may be paid in cash or in Common Stock. Eligibility will be determined by the Compensation Committee, which has exclusive authority to select the officer and employee participants to whom awards may be granted, and may determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the Omnibus Plan.

Deferred Compensation Plan

        The Company maintains the Quanex Building Products Corporation Deferred Compensation Plan (the "Deferred Compensation Plan"), a plan not intended to be qualified under section 401(a) of the Internal Revenue Code, which allows certain highly compensated management personnel and directors to defer all or a portion of their directors' fees, certain compensation under the Omnibus Plan and compensation under the Management Incentive Plan (the "MIP").

        None of the named executive officers maintained a deferred compensation plan account balance during the fiscal year ended October 31, 2019, and, therefore, there were no related contributions, earnings or withdrawals during fiscal 2019.

  Eligibility and Participation

        The individuals who are eligible to participate in the Deferred Compensation Plan are key employees in the Omnibus Plan and the MIP, and all of the Company's directors, subject to additional eligibility requirements for participation in the Deferred Compensation Plan as the Compensation Committee may determine from time to time.

  Deferral Elections

        A participant may elect, during the designated election periods, (1) the percentage of his bonus awarded under the MIP (an "Incentive Bonus") earned during the applicable year to be deferred under the Deferred Compensation Plan; (2) the percentage of his compensation earned under the Omnibus

        Plan during the applicable year ("Omnibus Compensation") to be deferred under the Deferred Compensation Plan; (3) the percentage of his director fees earned during the applicable year to be deferred under the Deferred Compensation Plan; (4) the percentage to be deferred in the form of deemed shares of Common Stock or other investment funds provided under the Deferred Compensation Plan; (5) the length of the period for deferral; and (6) the form of payment at the end of the period for deferral (either a lump sum, or quarterly or annual installment payments over a period of time of not less than three nor more than 20 years). All elections made are irrevocable once they are made for a given plan year, except for the election as to how the distribution is to be made or as otherwise permitted under applicable Internal Revenue Service guidance. That election can be changed if the change is made at least 12 months prior to the end of the deferral period, is not effective for at least 12 months and the scheduled payment is no earlier than five years after the date on which the payment would have otherwise have been made or commenced. If the election of the form of distribution is changed and an event causing distribution occurs within one year, the change in election will be ineffective and the original election will remain in effect.

        The deferrals in the form of deemed shares of Common Stock elected by all participants in any plan year will not be allowed to exceed 3% of the shares of Common Stock outstanding on the first day of the plan year.

  Company Match

        Previously, if a participant elected to defer a portion of his Incentive Bonus, Omnibus Compensation or director fees under the Deferred Compensation Plan in the form of deemed shares of the Company's Common Stock for a period of three full years or more, the Company provided a matching award of additional deemed shares of Common Stock equal to 20% of the amount deferred, excluding deferrals of long-term incentives, in the form of deemed shares of our Common Stock. The Company suspended its matching award effective April 1, 2009.

  The Participant's Account

        Under the Deferred Compensation Plan, an account is established for each participant, which the Company maintains. The account reflects the amount of the obligation to the participant at any given time (comprising the amount of compensation deferred for the participant under the Deferred Compensation Plan, the Company match, if any, and the amount of income credited on each of these amounts). If the participant elects his deferral to be in the form of deemed shares of our Common Stock, the number of shares credited to his account as Common Stock will be the number of shares of our Common Stock that could have been purchased with the dollar amount deferred, without taking into account any brokerage fees, taxes or other expenses that might be incurred in such a transaction, based upon the closing quotation on the NYSE on the date the amount would have been paid had it not been deferred. In addition to the option to hold the account as deemed shares of Common Stock, the participant may choose from a variety of investment choices.

  Dividends and Distributions Associated with Company Common Stock.

        When dividends or other distributions are declared and paid on the Company's Common Stock, those dividends and other distributions will be accrued in a participant's account based upon the shares of Common Stock deemed credited to the participant's account. Such amounts credited to a participant's account will vest at the same time the underlying deemed shares of Common Stock vest and will be subject to the same forfeiture restrictions. The dividends or other distributions, whether stock, property, cash or other rights, are credited to the account as additional deemed shares of the Company's Common Stock. For this purpose, all dividends and distributions not in the form of deemed shares of the Company's Common Stock or cash are valued at the fair market value as determined by the Compensation Committee.

  Common Stock Conversion Election

        At any time during a period commencing three years prior to the earliest time a participant could retire under the Pension Plan and ending on the participant's normal retirement date as established under the Pension Plan, the participant is allowed to elect a retirement date under the Pension Plan and may elect to have all deemed shares of Common Stock in his account converted to cash and deemed to be invested in the participant's selected investment options. At any time which is at least three years after deemed Common Stock is credited to a participant's account, the participant is allowed to elect to have such deemed Common Stock converted to cash and deemed to be invested in the participant's selected investment options.

  Vesting

        All deferrals of the Incentive Bonus, Omnibus Compensation and director fees are 100% vested at all times, except in the event of forfeiture as described below. Company matching contributions and dividends are 100% vested after the earliest of (i) three years after the applicable deemed share of Common Stock is credited to the participant's account, (ii) the participant's death, (iii) the participant's termination of employment due to disability or (iv) the participant's retirement.

        If the Compensation Committee finds that the participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company that damaged the Company, for disclosing its trade secrets, or for competing directly or indirectly with the Company at any time during the first two years following his termination of employment, the entire amount credited to his account, exclusive of the total deferrals of the participant, will be forfeited. Notwithstanding the foregoing, such forfeitures will not apply to a participant discharged during the plan year in which a change of control occurs.

  Distributions under the Deferred Compensation Plan

        Upon a distribution or withdrawal, the balance of all amounts deemed invested in investment funds and the number of deemed shares of Common Stock credited to the participant and required to be distributed is distributed in cash, whether the distribution or withdrawal is in a lump sum or in installments. The value per deemed share of common stock will be calculated based on the closing quotation for the Company's Common Stock on the NYSE. Distributions are made with respect to a participant's interest in the Deferred Compensation Plan upon the expiration of the term of deferral as was previously elected by the participant or upon the participant's earlier death or disability. A withdrawal may be made by the participant prior to an event causing distribution, in an amount needed to satisfy an emergency or in certain unforeseeable events of hardship beyond the control of the participant, as approved by the Compensation Committee.

        The Deferred Compensation Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.

CEO Pay Ratio

        We have calculated a ratio of our CEO's pay as compared to our median employee, in accordance with the requirements of Item 402(u) of Regulation S-K. To identify our median employee, we relied on our payroll records to examine the fiscal 2018 total taxable wages for all full-time, part-time and seasonal employees of the Company and its subsidiaries as of October 31, 2018, other than those workers employed at our facility in Germany. On the determination date, our 83 German employees comprised less than five percent of our total workforce of 3,818, and those German employees were thus excluded from the median employee calculation. We did not make any assumptions, adjustments, or estimates with respect to the calculation of total employee compensation, and did not annualize base salary pay for any employees that were employed for only a portion of the year. For employees located in the United Kingdom, we converted compensation amounts to United States Dollars using an average foreign exchange rate measured over the entirety of fiscal 2018.

        There were no meaningful changes to our employee population between 2018 and 2019, and our 2018 median employee remains generally representative of our employee population. As such, we do not believe that there has been any change to our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. However, the particular employee we selected in 2018 as our median employee is no longer employed by the Company. As such, and as allowed by SEC rules and regulations, we have used a substitute median employee for completion of our 2019 pay ratio measurement, using the same determination date. This substitute employee's compensation is substantially similar to that of the 2018 median employee.

        For 2019, we calculated annual total compensation for our substitute median employee using the same methodology that we used in calculating the total annual compensation of our Named Executive Officers as set forth in our Summary Compensation Table. Based on that calculation, our substitute median employee's 2019 total compensation was $42,574 and our CEO's 2019 total compensation was $2,926,463, which resulted in a pay ratio of approximately 69 to 1. This compares to a 2018 pay ratio of approximately 108 to 1.

COMMON STOCK OWNERSHIP

        The following table sets forth, as of the Record Date, the number and percentage of beneficial ownership of shares of Common Stock, Restricted Stock Units, shares of Phantom Common Stock credited under the Deferred Compensation Plan, and the amount of shares obtainable upon conversion of options exercisable (or exercisable within 60 days) for each current director of the Company, the executive officers named in the "Summary Compensation Table" on page 52 of this Proxy Statement, and all officers and directors as a group. Because Messrs. Korb and Delaney were no longer employed by the Company as of the Record Date, their ownership has not been included and we have instead included beneficial ownership of Messrs. Cornett and Livingston. Each of the directors and executive officers has sole voting and investment authority with respect to the securities listed by their name below. No director or officer has pledged as security any of the shares beneficially owned by them.

Name	Common Stock Owned of Record	Restricted Stock Units	Phantom Common Stock Credited Under DC Plan	Common Stock Underlying Exercisable Options(1)	Total	Percent
William C. Griffiths	229,280	5,954	—	487,909	723,143	2.19%
George L. Wilson	73,167	—	—	92,600	165,767	*
Scott M. Zuehlke	18,352	4,616	—	20,800	43,768	*
Paul B. Cornett	16,305	7,816	2,322	17,800	44,243	*
Mark A. Livingston	7,000	—	—	—	7,000	*
Robert R. Buck	—	25,590	23,742	20,876	70,208	*
Susan F. Davis	25,182	33,361	21,645	22,266	102,454	*
Donald R. Maier	—	7,366	—	—	7,366	*
Meredith W. Mendes	—	4,590	—	—	4,590	*
Joseph D. Rupp	45,910	33,361	—	30,398	109,669	*
Curtis M. Stevens	—	29,061	14,924	35,398	79,383	*
All Officers and Directors as a group	415,196	151,715	62,633	728,047	1,357,591	4.09%

*
Less than 1.0%

(1)
Includes all stock options exercisable within 60 days.

        Under SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of the Company's equity securities are required to file certain reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all such SEC filing requirements were satisfied during the fiscal year ended October 31, 2019.

 CORPORATE GOVERNANCE

        The following sections of this Proxy Statement provide an overview of the Company's corporate governance structure, including our Board leadership structure, certain responsibilities and activities of the Board and its Committees, and independence and other criteria we use in selecting Director nominees. We also discuss how our stockholders and other stakeholders can communicate with the Board of Directors.

Corporate Governance Guidelines

        The following corporate governance guidelines have been adopted by the Board of Directors as the framework within which directors and management can effectively pursue the Company's objectives of adding to stockholder value. These guidelines reflect the practices and principles by which the Company operates. The Board periodically reviews and may update these guidelines and other corporate governance matters.

Corporate Governance Guidelines

The Board

  1.
  The business of Quanex Building Products Corporation (the "Company") shall be managed by a Board of Directors (the "Board") who shall exercise all the powers of the Company not reserved to the shareholders by statute, the Certificate of Incorporation or the By-Laws of the Company.

  2.
  The Chief Executive Officer shall be a member of the Board.

  3.
  The size of the Board, the classification of directors, the term of office, and the process for filling vacancies shall be in accordance with the Company's Certificate of Incorporation and By-Laws.

  4.
  In its discretion from time to time and as vacancies may occur, the Board may choose to employ a leadership structure consisting of either (a) a joint Chairman of the Board and Chief Executive Officer with an independent Lead Director, or (b) a non-executive Chairman of the Board, who shall serve in the role of Lead Director, with a separate Chief Executive Officer.

Board Committees

  5.
  The Board shall at all times maintain an Audit Committee, a Nominating & Corporate Governance Committee, an Executive Committee, and a Compensation & Management Development Committee, which shall operate in accordance with applicable laws, their respective Charters as adopted and amended from time to time by the Board, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

  6.
  The membership of the Audit Committee, the Compensation & Management Development Committee, and the Nominating & Corporate Governance Committee shall meet the independence requirements of applicable laws, the New York Stock Exchange, and if deemed appropriate from time to time, meet the definition of "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, and "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986.

  7.
  The Board may establish such other committees as it deems appropriate and delegate to such committees such authority permitted by applicable law and the Company's By-Laws as the Board sees fit.

Board Procedure

  8.
  At each regular meeting of the Board, the Board shall meet in executive session, where non-management directors meet without management participation.

  9.
  The Board, in executive session, shall conduct an annual review of the performance of the Chief Executive Officer, taking into account the views and recommendations of the Chairman of the Compensation & Management Development Committee as set forth in the Committee's Charter.

  10.
  The Board shall review policies and procedures developed by the Company and reviewed and approved by the Compensation & Management Development Committee, regarding succession to the position of Chief Executive Officer and positions of other corporate officers and key executives in the event of emergency or retirement.

  11.
  The Board shall conduct an annual Self-Assessment to determine whether it and its committees are functioning effectively. The full Board shall discuss the evaluation to determine what, if any, action could improve Board and Board committee performance.

Board Resources

  12.
  The Board shall establish methods by which interested parties may communicate directly with the Chairpersons of each Committee or with non-employee directors of the Board as a group and cause such methods to be published.

  13.
  The Company shall provide each director with complete access to the management of the Company, subject to reasonable notice to the Company and reasonable efforts to avoid disruption to the Company's management, business and operations.

  14.
  The Board and Board committees, to the extent set forth in the applicable committee Charter, have the right to consult and retain independent legal and other advisors at the expense of the Company.

  15.
  The Board or the Company shall establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly-appointed directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director.

  16.
  The Board or the Company shall encourage directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.

Director Qualifications

  17.
  A majority of the members of the Board must qualify as independent directors in accordance with the applicable rules of the New York Stock Exchange.

  18.
  No person shall be nominated by the Board to serve as a director after he or she has passed his or her 72nd birthday, unless the Nominating and Governance Committee has voted, on an annual basis, to waive the mandatory retirement age for such director.

  19.
  Directors shall promptly report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee.

  20.
  A director shall offer to resign from the Board if the Nominating & Corporate Governance Committee concludes that the director (a) no longer meets the Company's requirements for service on the Board, or (b) has experienced a substantial reduction in responsibilities in full time employment. A director shall also offer to resign from the Board if the director has retired, been terminated, or has otherwise separated from an employer. In an uncontested election, any director who receives a greater number of against and/or withheld votes than votes for election must tender his or her resignation to the Board promptly following certification of the shareholder vote. Upon such tendered resignation, the Nominating & Corporate Governance Committee will have forty-five (45) days following certification of the shareholder vote to consider the resignation and recommend to the Board whether or not to accept such resignation. Following the recommendation of the Nominating & Corporate Governance Committee, the Board must decide within ninety (90) days of certification of the shareholder vote whether or not to accept the tendered resignation.

  21.
  No director shall serve as a director, officer or employee of a competitor of the Company.

  22.
  Non-employee directors shall not serve in a paid consulting role for the Company.

  23.
  Directors shall advise the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member.

  24.
  Non-employee directors shall serve on the board of no more than three other public companies.

  25.
  A director who is also an officer of the Company shall not continue serving on the Board upon separation of employment with the Company, except in special instances to facilitate a transition of management.

  26.
  The Nominating & Corporate Governance Committee shall be responsible for establishing additional qualifications for directors and shall evaluate prospective nominees against the following standards and qualifications, and any additional qualifications it deems appropriate:

  a.
  The ability of the prospective nominee to represent the interests of the shareholders of the Company;

  b.
  The prospective nominee's standards of integrity, commitment and independence of thought and judgment;

  c.
  Whether the prospective nominee would meet the Company's criteria for independence as required by the New York Stock Exchange;

  d.
  The prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards, as specifically set out in the Company's Corporate Governance Guidelines; and

  e.
  The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board and such other relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise, and the evaluations of other prospective nominees.

Director Responsibilities

  27.
  Directors should exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company in a manner consistent with their fiduciary duties.

  28.
  Directors are expected to attend all Board meetings and meetings of committees to which they are assigned, and at a minimum, 75 percent of such meetings each year.

  29.
  Directors are expected to prepare for all meetings of the Board or committees to which they are assigned by reviewing the materials that are sent to all directors in advance of meetings.

  30.
  Non-employee directors are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company's Common Stock valued at no less than $220,000, which shares or share equivalents may be accumulated over the first five years of service.

Director Compensation

  31.
  The Nominating & Corporate Governance Committee shall review and recommend for Board approval the form and amount of non-employee director compensation, including cash, equity-based awards and other director compensation.

  32.
  In determining non-employee director compensation, the Nominating & Corporate Governance Committee, may consult with appropriate advisers to determine levels of director compensation similar to the compensation of directors of similar companies.

  33.
  Non-employee directors shall be paid in equity, equity equivalents and/or cash for their services, with a deferral option.

  34.
  Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, the amount of cash compensation for non-employee directors is as follows: Retainer—$55,000/year paid quarterly; Committee Member Retainer Fees—$9,000/year paid quarterly for membership on the Audit Committee and $7,500/year paid quarterly for membership on the Compensation or Governance Committees; Committee chair fees—$15,000/year paid quarterly for Audit Committee and $10,000/year paid quarterly for Compensation and Governance Committees; Lead Director fee of $20,000/year paid quarterly; and reimbursement for all travel and living expenses associated with meeting attendance.

  35.
  Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the date on which a non-employee director is first elected or appointed as a director, such director will be granted an annual restricted stock unit award that is pro-rated for the time to be served during the current fiscal year from the director's date of election or appointment. These grants will immediately vest, and will be settled and paid upon the earlier of the director's separation from service or a change in control of the Company. This pro-rated restricted stock unit award, as well as the first restricted stock unit award granted to such newly appointed or elected director as set forth in paragraph 36 of these Guidelines, will not be eligible for any form of deferral or other payment timing election.

  36.
  Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the first business day of each fiscal year, non-employee directors shall receive an annual restricted stock unit award of $80,000 in equivalent value. The restricted stock unit award vests immediately upon issuance. If the non-employee director meets the director stock ownership guidelines (in shares and share equivalents), payment of the award will be deferred automatically to the director's separation from service (or, if earlier, a change in control of the company), unless an election is made by the director to settle and pay the award on an earlier permitted specified date, and such election is made prior to the last day of the deferral election period applicable to the award under Section 409A of the Internal Revenue Code. If the non-employee director has not met the applicable stock ownership guidelines, then payment of the award will automatically be deferred until the director's separation from service, and no election for an earlier payment date will be allowed. For purposes of this paragraph, the determination of whether a director meets the stock ownership guidelines will be made as of December 31st of the calendar year immediately preceding the calendar year in which the applicable restricted stock unit award is granted. The restricted stock unit awards to be granted on November 1, 2015, will immediately vest, and will be paid upon the earlier of the director's separation from service or a change in control of the Company, and no election for an earlier payment date will be allowed for any director, regardless of stock ownership. For restricted stock units awarded in calendar 2016 and thereafter, the director will have an election for a deferred compensation arrangement under which directors may elect the timing of the payment in compliance with applicable regulations.

  37.
  Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, non-employee directors shall not receive any remuneration from the Company other than as set forth in this Director Compensation section of the Corporate Governance Guidelines.

Role of Lead Director

  38.
  The Lead Director shall preside at each executive session.

  39.
  The Lead Director shall be a member of the Executive Committee and shall have the following responsibilities:

  a.
  Chairing the Board in the absence of the Chairman;

  b.
  Acting as liaison between the Board and the Chairman, as requested by the Board;

  c.
  In concert with the Chairman, setting the agenda for board meetings, based on input from directors and the annual meeting plans;

  d.
  Ensuring that independent directors have adequate opportunity to meet in executive session without management present, and setting the agenda for, and moderating, all such sessions;

  e.
  Communicating to the Chief Executive Officer, as appropriate, the results of executive sessions among independent directors;

  f.
  Ensuring that the Board has adequate resources, including full, timely and relevant information, to support its decision making requirements;

  g.
  Organizing the Board's evaluation of the Chairman and providing the Chairman with feedback related thereto;

  h.
  Working with the Chairman to ensure proper Committee structure and membership, including the assignment of members and Committee chairs, and appropriate succession planning related to members and Committee chairs;

  i.
  Notifying the Chairman of the retention of outside advisors and consultants who report directly to the Board;

  j.
  Participating in one-on-one discussions with individual directors, as requested by the Nominating & Corporate Governance Committee;

  k.
  Leading the Board self-assessment process, in conjunction with the Nominating & Corporate Governance Committee;

  l.
  Working with the Chairman to form Special Committees of the Board, as necessary;

    m.
    Carrying out other duties as requested by the Board or the Nominating & Corporate Governance Committee.

Officer Responsibilities

  40.
  The Chief Executive Officer shall serve on the board of no more than one other public company.

  41.
  Other executive officers shall serve on the board of no more than one other public company.

  42.
  The Chief Executive Officer is expected to own, beneficially or otherwise, common shares or common share equivalents of the Company's Common Stock of at least 400% of the value of his/her base salary within three years of serving in said role. The Chief Operating Officer is expected to own, beneficially or otherwise, common shares or common share equivalents of the Company's Common Stock of at least 250% of the value of his/her base salary within three years of serving in said role. Other senior officers are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company's Common Stock of at least 200% of their base salary and officers 100% of their base salary under the same terms.

Incentive Recoupment

  43.
  To the extent permitted by law, and as determined by the Board in its judgment, the Company may require reimbursement of a portion of any performance-based bonus, whether settled in cash or stock, granted to any executive where (a) the performance bonus payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement; and (b) a lower payment would have been made to the executive(s) based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual performance bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results. In addition, following any accounting restatement that the Company is required to prepare due to its material noncompliance, as a result of misconduct, with any financial reporting requirement under applicable securities laws, the Company will seek to recover any compensation received by the Chief Executive Officer and Chief Financial Officer to the extent such reimbursement is required under Section 304 of the Sarbanes-Oxley Act of 2002. No reimbursement shall be required if a material restatement was caused by or resulted from any change in accounting policy or rules.

Hedging Prohibition

  44.
  Because the Company believes it is improper and inappropriate for Company employees and directors to engage in short-term or speculative transactions involving Company securities, and in order to ensure that all associates bear the full risks of ownership of Company securities, all associates are prohibited from engaging in any of the following activities with respect to Company securities:

  a.
  Buying or Selling Puts, Calls, or Derivatives. Short sales and the purchase or sale of options of any kind, whether puts, calls or other derivative securities, related to Company securities.

  b.
  Margin Accounts. Company associates may not hold Company securities in margin accounts or otherwise pledge Company securities as collateral.

    c.
    Hedging and Pledging Company Securities. Company associates are not allowed to engage in hedging transactions related to any Company security they hold, and are not allowed to pledge or create any security interest in any Company security they hold.

Amendment and Waiver

  45.
  The Quanex Corporate Governance Guidelines may be amended, modified, or waived by the Board and waivers of these Guidelines may also be granted by the Nominating & Corporate Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

  46.
  The Board shall perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company's capital stock is traded, and perform other activities that are consistent with these Guidelines, the Company's certificate of incorporation and bylaws, and governing laws, as the Board deems necessary or appropriate.

  47.
  Nothing contained in these Guidelines is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors or executive officers of the Company. The purposes and responsibilities outlined in these Guidelines are meant to serve as guidelines rather than as inflexible rules and the Board may adopt such additional procedures and standards as it deems necessary or advisable from time to time to fulfill its responsibilities or comply with applicable laws, rules or regulations. In addition, the Board may amend any procedures or standards set forth in these Guidelines as it deems necessary from time to time to comply with applicable laws, rules or regulations. These Guidelines, and any amendments thereto, shall be displayed on the Company's web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Communications with the Company

        Quanex invites inquiries to the Company and its Board of Directors. Interested persons may contact the appropriate individual or department by choosing one of the options below.

General

  Investor Information:

        For Investor Relations matters or to obtain a printed copy of the Company Code of Ethics, Corporate Governance Guidelines or charters for the Audit, Compensation & Management Development, and Nominating & Corporate Governance Committees of the Board of Directors, send a request to the Company's principal address below or by email to inquiry@quanex.com. This material may also be obtained from the Company's website at www.quanex.com in the "Investor Relations" section. The Company has also adopted a Code of Business Conduct & Ethics for Senior Financial Executives that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This Code can be obtained without charge in the same manner as the other material described in this paragraph.

        The Company's required Securities Exchange Act filings such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are available free of charge through the Company's website, as soon as reasonably practicable after they have been filed with or furnished to the Securities and Exchange Commission ("SEC") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act" or the "Exchange Act"). Forms 3, 4 and 5 filed with respect to equity securities under Section 16(a) of the 1934 Act are also available on the Company's website. All of these materials are located in the "Investor Relations" section of the Company's website at www.quanex.com. They can also be obtained free of charge upon request to the Company's principal address or telephone number below, or by email to inquiry@quanex.com.

  Communications with the Company's Board of Directors:

        Persons wishing to communicate to the Company's Board of Directors or a specified individual director may do so by sending communications in care of the Chairman of the Board of Directors at the Company's principal address below, or by sending an email to chairman@quanex.com. The Chairman reviews all such messages received. If the communication is from a stockholder about a matter of stockholder interest and is addressed to a specified individual director(s), the Chairman will forward the communication as soon as practicable to such specified director(s). However, because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest may not be forwarded to specified Board members or the Board as whole. The Chairman or his delegate has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

        As noted in the Corporate Governance Guidelines, the Lead Director shall preside at each executive session of non-management directors. Any stockholder wishing to send communications to such presiding director, or to non-management directors as a group, may do so by sending them in the care of Lead Director, Quanex Building Products Corporation Board of Directors, at the Company's principal executive offices.

Alert Line

  Accounting Issues:

        Persons who have concerns or complaints regarding questionable accounting, internal accounting controls or auditing matters may submit them to the Senior Vice President—Chief Financial Officer & Treasurer at the Company's principal address or by contacting the Company's Alert Line by calling (888) 475-0633 or visiting https://quanex.alertline.com.

        Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, he or she may contact the Audit Committee of the Board of Directors of the Company by sending a communication in care of the Audit Committee Chairman at the Company's principal address below. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.

  Reporting Illegal or Unethical Behavior:

        Employees, officers, and directors who suspect or know of violations of the Company Code of Business Conduct and Ethics, or illegal or unethical business or workplace conduct by employees, officers, or directors have an obligation to report it. If the individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, officer or director may contact the Chief Compliance Officer, Chief Financial Officer, Vice President of Internal Audit, or any corporate officer in person, by telephone, by letter to the Company's principal address, or online as set forth below. Quanex also encourages persons who are not affiliated with the Company to report any suspected illegal or unethical behavior.

        1)    By Letter

    Quanex Building Products Corporation
    1800 West Loop South, Suite 1500
    Houston, Texas 77027

        2)    By Telephone

    Toll Free ALERT LINE: (888) 475-0633

        3)    Via Internet

    https://quanex.alertline.com

        Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, he or she may contact the Nominating & Corporate Governance Committee of the Board of Directors of the Company. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.

STRUCTURE AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Company's Board consists of eight directors. All directors other than Messrs. Griffiths and Wilson are independent in accordance with the independence requirements set forth in the listing standards of the New York Stock Exchange. The Audit, Compensation & Management Development, and Nominating & Corporate Governance Committees are all composed solely of independent directors. In addition, the Board selects a separate independent Lead Director. Currently, Mr. Rupp serves as the independent Lead Director.

        Until recently, the Company's Chief Executive Officer also served as the Board Chairman. As of January 1, 2020, the Company split those roles. As of that date, Mr. Griffiths assumed the role of Executive Chairman of the Board and Mr. Wilson became the Company's Chief Executive Officer, while Mr. Rupp remained as independent Lead Director. The Board determined that this structure is the most appropriate at this time as part of its ongoing executive succession planning. The Board believes that this allocation of roles helps to maintain strong Board oversight and independence, while providing Mr. Wilson with the benefit of Mr. Griffiths' valuable insight and guidance based on his extensive experience. This structure provides the Company and the Board with leadership stability and continuity as Mr. Wilson steps into his new role as CEO and director.

        In his role as Executive Chairman, Mr. Griffiths' primary responsibility is to provide ongoing guidance, mentorship, and support for Mr. Wilson and his executive team as they further develop their leadership skills and experience. Mr. Griffiths also plays an active role in setting and implementing the strategic direction of the Company. In addition, Mr. Griffiths presides over the Board and works with the Lead Director to set Board Meeting agendas. Because Mr. Griffiths is not independent, the Board continues to believe that it is appropriate to maintain an independent Lead Director. In that role, Mr. Rupp helps to ensure accountability of Company leadership, both through his interactions with the Executive Chairman and the Chief Executive Officer, and through the Board's annual CEO and director performance reviews.

        The Company's independent directors meet in regularly scheduled executive sessions at each of the Company's regular Board meetings, without management present and with the Lead Director presiding. The Lead Director is actively engaged in facilitating communication with the individual directors, the Executive Chairman, and the Chief Executive Officer, and provides guidance and counsel to both Mr. Griffiths and Mr. Wilson on behalf of the independent directors. In addition, the Lead Director is responsible for chairing the Board in the absence of the Chairman, acting as liaison between the Board and the Chairman or Chief Executive Officer, assisting the Chairman in setting the agenda for board meetings, ensuring that there are adequate opportunities for executive sessions of the directors and communicating the results of all such sessions, participating in one-on-one discussions with individual directors as requested by the Governance Committee, and working with the Chairman when necessary to form Special Committees of the Board.

        During fiscal 2019, the Board of Directors met eight times, and the independent directors met five times in executive session with the Lead Director presiding. In addition, the Audit Committee met five times, the Compensation & Management Development Committee met four times, and the Nominating & Corporate Governance Committee met four times. The Executive Committee did not meet. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. The Company's Board of Directors holds a meeting immediately following each year's annual meeting of stockholders. Therefore, members of the Company's Board of Directors generally attend the Company's annual stockholder meetings. All Board members who were members of the Board at the time, attended the 2019 stockholders' meeting.

Audit Committee

        The members of the Audit Committee are Ms. Mendes and Messrs. Buck, Maier, and Stevens (Chairman), each of whom satisfies the independence requirements of the New York Stock Exchange and the 1934 Act, and meets the definitions of "non-employee director" under Rule 16b-3 of the 1934 Act and "outside director" under Section 162(m) of the Internal Revenue Code of 1986. In addition, all members of the Audit Committee have been designated "audit committee financial experts" within the meaning of Item 407(d)(5) of Regulation S-K.

        The Audit Committee's responsibilities to the Board are detailed in the written Audit Committee Charter adopted by the Company's Board of Directors, which is posted on the Company's website at www.quanex.com and incorporated in this Proxy Statement by reference. The Audit Committee's primary functions include monitoring the integrity of the Company's financial reporting process, reviewing the Company's system of internal financial and disclosure controls and the performance of the Company's internal audit function, overseeing the Company's annual independent audit and its public accountant's qualifications and independence, and reviewing compliance with applicable laws and regulations which may represent material financial exposure to the Company. Interested Stockholders may also obtain a copy of the Audit Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled "Communications with the Company".

Audit Committee Report to Stockholders

        We have reviewed and discussed the Company's audited financial statements for the year ended October 31, 2019, with senior management and with Grant Thornton LLP, certified public accountants and the Company's independent registered public accounting firm. In addition, we have reviewed and discussed with senior management the design and effectiveness of the Company's internal controls over financial reporting and have further reviewed and discussed the opinion and audit of Grant Thornton LLP regarding those controls. We have also discussed various other matters with Grant Thornton LLP related to the Company's consolidated financial statements, including critical accounting policies and practices used, potential alternative treatments for material items that have been discussed with the Company, and all other material written communications between the independent registered public accounting firm and the Company.

        We have reviewed and discussed with Grant Thornton LLP all communications required by auditing standards of the Public Company Accounting Oversight Board ("PCAOB"), including those described in PCAOB Auditing Standard No. 16, "Communications with Audit Committees", and the SEC's Rule 2-07, "Communication with Audit Committees" of Regulation S-X. In addition, we have received and reviewed the written disclosures and the written letter from Grant Thornton LLP regarding its independence, as required by applicable standards of the PCAOB and the New York Stock Exchange listing standards. We have also discussed with Grant Thornton LLP its independence in connection with its audit of the Company's most recent financial statements, and we have reviewed and approved the non-audit services rendered by Grant Thornton LLP and approved all fees paid for audit and non-audit services. Following this review, we are satisfied with Grant Thornton LLP's independence from the Company.

        Based on the various reviews and discussions mentioned above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2019, for filing with the Securities and Exchange Commission.

        The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Dated January 8, 2020

Audit Committee

Curtis M. Stevens, Chairman
Robert R. Buck
Donald R. Maier
Meredith W. Mendes

Audit and Related Fees

        The following table reflects fees for professional audit services rendered by Grant Thornton LLP, for (i) the audit of the Company's financial statements for the fiscal years ended October 31, 2019 and 2018 and (ii) fees billed for other services rendered by Grant Thornton LLP during these periods.

	FY 2019	FY 2018
Audit Fees(1)	$1,621,118	$1,649,252
Tax Fees(2)	58,300	164,351

Total	$1,679,418	$1,813,603

(1)
Audit Fees consist of professional services and related expenses rendered by Grant Thornton LLP for the audits of the Company's annual financial statements, audits of internal controls and review of financial statements included in Forms 10-Q and Form 10-K and other statutory or regulatory filings, and certain fees associated with a consent issued with regard to the Company's Form 10-K. In addition, the fiscal 2019 and fiscal 2018 audit fees include $113,173 and $112,165, respectively, associated with statutory audits of two affiliates of the Company in the United Kingdom and a German affiliate, each performed by Grant Thornton International member firms.

(2)
Tax Fees include professional services rendered by Grant Thornton LLP for tax return reviews and miscellaneous consulting.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        Pursuant to its charter, the Audit Committee is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Grant Thornton LLP's engagement to conduct the audit of Quanex Building Products Corporation for fiscal 2019 was approved by the Audit Committee on February 11, 2019. Additionally, each permissible audit and non-audit engagement or relationship between the Company and Grant Thornton LLP entered into during fiscal 2018 and fiscal 2019 was reviewed and approved by the Audit Committee, as provided in its charter.

        We have been advised by Grant Thornton LLP that substantially all of the work done in conjunction with its audit of the Company's financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Grant Thornton LLP. The Audit Committee has determined that the provision of services rendered for all other fees, as described above, is compatible with maintaining independence of Grant Thornton LLP.

Compensation & Management Development Committee

        The current members of the Compensation & Management Development Committee are Messrs. Maier and Rupp and Ms. Davis (Chairwoman). The Compensation & Management Development Committee's responsibilities to the Board are detailed in the Compensation & Management Development Committee Charter, which is available on the Company's website at www.quanex.com and incorporated in this Proxy Statement by reference. In addition to oversight of matters related to compensation, the committee oversees performance, development and succession planning with respect to officers and key executives. Interested Stockholders may also obtain a copy of the Compensation & Management Development Committee Charter, free of charge, by contacting the Company at the address and phone number listed in the section entitled "Communications with the Company".

        During the fiscal year ended October 31, 2019, each of Ms. Davis and Messrs. Maier and Rupp satisfied the independence requirements of the New York Stock Exchange and met the definitions of "non-employee director" under Rule 16b-3 under the 1934 Act and "outside director" under Section 162(m) of the Internal Revenue Code of 1986.

Compensation Committee Interlocks and Insider Participation

        None of our employees, officers, or former officers serve (or served during the last fiscal year) as a member of our compensation committee. None of our executive officers serve (or served during the last fiscal year) as a member of the board of directors of any other company of which any member of our compensation committee or Board of Directors is an executive officer.

Compensation Committee Report

        The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained elsewhere in this Proxy Statement. Based on this review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended October 31, 2019.

        The information in the foregoing paragraph shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this paragraph by reference.

Dated January 3, 2020

Compensation and Management Development Committee

Susan F. Davis, Chairwoman
Donald R. Maier
Joseph D. Rupp

Nominating & Corporate Governance Committee

        All directors other than Messrs. Griffiths and Wilson serve as members of the Nominating & Corporate Governance Committee, with Mr. Rupp acting as Chairman. Each member of the Nominating & Corporate Governance Committee satisfies the independence requirements of the New York Stock Exchange and the SEC.

        The Nominating & Corporate Governance Committee's responsibilities to the Board are detailed in the Nominating & Corporate Governance Committee Charter available on the Company's website at www.quanex.com and incorporated herein by reference. Interested Stockholders may also obtain a copy of the Nominating & Corporate Governance Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled "Communications with the Company" on page 76 of this Proxy Statement.

        The Nominating & Corporate Governance Committee develops and maintains qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company. The Nominating & Corporate Governance Committee relies on the knowledge and relationships of the Company and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders. Although the Company has no formal policy on diversity for board members, the board considers diversity of experience and background in an effort to ensure that the composition of our directors creates a strong and effective board, and that diverse viewpoints are considered as part of the board's deliberative process. In recognition of this goal, the board has included a female director since the Company's inception in 2007, and recently added a second female to its membership. As it works to fill any open positions that may arise in the future, the board will continue to seek out candidates with distinct viewpoints and diverse experiences.

        The Company's Corporate Governance Guidelines set forth age limitations for directors and require that a majority of our directors be independent in accordance with the requirements of the New York Stock Exchange and SEC. In addition, the Corporate Governance Guidelines set forth the minimum qualifications for a director and provide that the Nominating & Corporate Governance Committee will be responsible for establishing additional qualifications for directors, taking into account the composition and skills of the entire Board. In general, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict with the interests of the Company, possess certain key attributes that benefit the Company, and be willing and able to commit the necessary time for Board and committee service.

        Subject to certain exceptions as set out in its charter, the Nominating & Corporate Governance Committee is responsible for reviewing and pre-approving any financial arrangement, transaction or relationship (including indebtedness or guarantees of indebtedness), or series of similar transactions within a fiscal year, in which the Company is a participant, any related party has a direct or indirect material interest, and the amount involved is $100,000 or more. The Nominating & Corporate Governance Committee is further responsible for providing advance approval of any charitable contribution made on behalf of a related party or to an organization where a related party is an officer or director, if the amount involved is $10,000 or more within a fiscal year, and the Company is a direct or indirect participant.

Nomination of Directors

        The Nominating & Corporate Governance Committee will consider director nominees recommended by stockholders of the Company in accordance with the rules and procedures set forth in the Nominating & Corporate Governance Committee's charter and the Company's Amended and Restated Bylaws. Under its charter, the Nominating & Corporate Governance Committee will consider nominees for director recommended by stockholders of the Company, provided such recommendations are addressed to the chairman of the Nominating & Corporate Governance Committee at the Company's principal executive office and received by the Chairman of the Nominating & Corporate Governance Committee in accordance with the time limits set forth in the Company's Bylaws. The Company's Amended and Restated Bylaws in turn provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at the meeting. The Company's Bylaws also provide that a stockholder must give written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, which must be delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the 90th day nor earlier than 120 days prior to the first anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days later than the anniversary date of the immediately preceding Annual Meeting, the notice must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public. Notwithstanding the foregoing, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. From time to time, the Company may engage outside director search firms to assist in identifying and recruiting appropriate director nominees.

        There are no differences in the manner in which the Nominating & Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by the Nominating & Corporate Governance Committee or by a stockholder.

Executive Committee

        The current members of the Executive Committee are Messrs. Rupp, Stevens and Griffiths, who is Chairman. When necessary, the Executive Committee acts on behalf of the Board between regularly scheduled meetings of the Board of Directors. Mr. Rupp currently serves as the Board's Lead Director.

Risk Oversight

        Our Board is responsible for oversight of the Company's risk assessment and management process. The Board delegated to the Compensation & Management Development Committee basic responsibility for oversight of management's compensation risk assessment, and the Committee reports to the Board on its review. The Board also delegated tasks related to risk process oversight to the Audit Committee, which reports the results of its review to the Board. In addition to the reports from the Audit and Compensation & Management Development Committees, our Board periodically discusses risk oversight. The Company's Vice President of Internal Audit reports directly to the Audit Committee and has direct and unrestricted access to the Committee. In addition, the Audit Committee meets in executive session at each of its meetings with the Vice President of Internal Audit, the Company's Chief Financial Officer, and a representative of the Company's outside auditor. The Company's General Counsel also updates the Board at each of its meetings.

FURTHER INFORMATION

Principal Stockholders

        The following table contains information regarding the beneficial ownership of each person or entity that is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of the Record Date. Such information is based solely upon information provided to the Company by such owners' required SEC filings, including Schedules 13F, 13G and 13D. Beneficial ownership is measured against the Company's total shares outstanding as of the Record Date.

Name and Address	Amount and Nature of Beneficial Ownership		Percent (%)
BlackRock Inc.	5,262,328	(1)	15.91
55 East 52nd Street, New York, NY 10055
The Vanguard Group, Inc.	3,557,665	(2)	10.75
PO Box 2600, V26, Valley Forge, PA 19482-2600
Dimensional Fund Advisors LP	2,901,705	(3)	8.77
6300 Bee Cave Road, Building One, Austin, TX 78746
T. Rowe Price Associates, Inc.	2,053,277	(4)	6.21
P.O. Box 89000, Baltimore, MD 21289

(1)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2019, BlackRock, Inc. or its subsidiaries possess sole voting authority over 5,161,265 shares and no voting authority over 101,063 shares.

(2)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2019, The Vanguard Group, Inc. possesses sole voting authority over 32,390 shares, shared voting authority over 15,300 shares, and no voting authority over 3,509,975 shares.

(3)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2019, Dimensional Fund Advisors LP possesses sole voting authority over 2,781,333 shares and no voting authority over 120,382 shares.

(4)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2019, T. Rowe Price Associates, Inc. possesses sole voting authority over 491,301 shares and no voting authority over 1,561,976 shares.

Other Matters, Stockholder Nominations, and Stockholder Proposals

        At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.

        To be considered for inclusion in our proxy statement and form of proxy relating to our next Annual Meeting of Stockholders, stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received at 1800 West Loop South, Suite 1500, Houston, Texas 77027, Attn: Corporate Secretary, no later than October 1, 2020. We have not yet determined when we will hold our next Annual Meeting of Stockholders. If we determine to hold such meeting more than 30 days from the first anniversary of the date of the Annual Meeting, we will publicly announce such date to stockholders as soon as reasonably practicable.

        The Company's Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder (including director nominations by stockholders or stockholder proposals outside the processes of Rule 14a-8), the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days (which for the 2021 meeting would be November 29, 2020) nor more than 120 days (which for the 2021 meeting would be October 30, 2020) prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days (which for the 2021 meeting would be April 28, 2021) later than the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public.

        To be in proper form, a stockholder's notice must set forth the following items:

            (i)  If the stockholder proposes to nominate a person for election as a director, the notice must set forth (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a completed and signed questionnaire, representation and agreement as required by the Company's Amended and Restated Bylaws.

           (ii)  If the stockholder proposes to bring any other matter before the Annual Meeting, the notice must set forth (A) a brief description of the business desired to be brought before the Annual Meeting, (B) the reasons for conducting such business at the Annual Meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

          (iii)  In either case, the notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Company's books, of such stockholder proposing such proposal, and of such beneficial owner, if any; (B)(1) the class and number of shares of the Company which are directly or indirectly owned beneficially or of record by such stockholder and by such beneficial owner, (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Company (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the stockholder of record as of the record date), (3) any short interest in any security of the Company (as such term is defined in Section 3.4 of the Company's Amended and Restated Bylaws), in each case with respect to the information required to be included in the notice pursuant to (1) through (3) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder's or such beneficial owner's immediate family sharing the same household; (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); (D) a representation that the person is a holder of record or otherwise has the right to vote shares of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (E) if the person does not own any stock of record, a representation as to who owns the shares of stock the person intends to vote of record and the basis upon which the person has the right to vote the shares of stock; and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

        Copies of the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2019 (including the financial statements, the financial statement schedules, and any exhibits), as filed with the Securities and Exchange Commission, portions of which are incorporated by reference as provided in this Proxy Statement, are available at no charge to stockholders of record upon written request to the address set forth above in the section entitled "Communications with the Company".

Houston, Texas
January 29, 2020

ANNNEX A

QUANEX BUILDING PRODUCTS CORPORATION
2020 OMNIBUS INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION

        1.1.    Establishment.     The Company hereby approves this incentive compensation plan known as the "Quanex Building Products Corporation 2020 Omnibus Incentive Plan" as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, RSUs, Performance Share Awards, Performance Unit Awards, Annual Incentive Awards, Cash-Based Awards and Other Stock-Based Awards. The Plan, as adopted by the Board on January 6, 2020, shall become effective upon and subject to stockholder approval at the Company's 2020 annual meeting of stockholders (the "2020 Annual Meeting").

        1.2.    Purpose of the Plan.     The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

        1.3.    Duration of Plan.     Subject to earlier termination pursuant to Section 15.1, Awards may be granted under the Plan at any time and from time to time on or prior to February 27, 2030, the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired. For the avoidance of doubt, if this Plan is not approved by shareholders at the 2020 Annual Meeting, then the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as in effect immediately prior to the Board's adoption of this Plan, shall continue to exist and operate according to all of the terms and conditions of such plan. If the Company's stockholders approve the this Plan at the 2020 Annual Meeting, then the Company will cease granting awards under the Company's 2008 Omnibus Incentive Plan.

ARTICLE II
DEFINITIONS

        The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

        2.1.  "Affiliate" means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

        2.2.  "Annual Incentive Award" means an Award granted to a Holder pursuant to Article X.

        2.3.  "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, RSUs, Performance Share Awards, Performance Unit Awards, Annual Incentive Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.

        2.4.  "Award Agreement" means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

        2.5.  "Board" means the board of directors of the Company.

        2.6.  "Cash-Based Award" means an Award granted pursuant to Article XII.

        2.7.  "Change in Control" or "Change in Control of the Company" means the occurrence of any of the following after the Effective Date, unless otherwise provided in an Award Agreement:

          a.     the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Covered Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent (20%) or more of either (i) the then outstanding shares of the common stock of the Company (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a) of this Section 2.7, the following acquisitions shall not constitute a Change in Control of the Company: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this Section 2.7; or

          b.     during any period of two consecutive years following the Effective Date, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

          c.     the consummation of (i) a reorganization, merger or consolidation or sale of the Company, or (ii) a disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 50 percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business

  Combination, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          d.     the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        2.8.  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        2.9.  "Committee" means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (a) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and (b) an "independent director" for purpose of the rules of the principal U.S. national securities exchange on which the shares of Stock are traded, to the extent required by such rules.

        2.10.  "Company" means Quanex Building Products Corporation, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

        2.11.  "Corporate Change" shall have the meaning ascribed to that term in Section 4.5(c).

        2.12.  "Director" means a director of the Company who is not an Employee.

        2.13.  "Disability" means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for Employees as then in effect; or if the Holder is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

        2.14.  "Dividend Equivalent" means a payment equivalent in amount to dividends paid to the Company's stockholders.

        2.15.  "Effective Date" means the later of (a) the date the Plan is approved by the Board, (b) the date the Plan is approved by the stockholder(s) of the Company and (c) the effective date of the Company's first effective registration statement filed under the Securities Act of 1933, as amended.

        2.16.  "Employee" means a person employed by the Company or any Affiliate as a common law employee.

        2.17.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.18.  "Fair Market Value" of the Stock as of any particular date means (a) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported, or (b) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on the most recent date, either preceding or succeeding, on which shares of Stock were traded in the over-the-counter market. In the event the Stock is not publicly traded at the time a determination of value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

        2.19.  "Holder" means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

        2.20.  "Minimum Statutory Tax Withholding Obligation" means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

        2.21.  "Option" means a "nonqualified stock option" to purchase Stock granted pursuant to Article V that does not satisfy the requirements of Section 422 of the Code.

        2.22.  "Option Price" shall have the meaning ascribed to that term in Section 5.3.

        2.23.  "Other Stock-Based Award" means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XI.

        2.24.  "Performance Goals" means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

        2.25.  "Performance Share" means any grant pursuant to Article IX of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Holder upon achievement of such performance goals as the Committee shall establish.

        2.26.  "Performance Share Award" means an Award designated as a performance share award granted to a Holder pursuant to Article IX.

        2.27.  "Performance Unit" means any grant pursuant to Article IX of a unit valued by reference to a designated amount of cash or property other than shares of Stock, which value may be paid to the Holder upon achievement of such performance goals during the performance period as the Committee shall establish.

        2.28.  "Performance Unit Award" means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

        2.29.  "Period of Restriction" means the period during which Restricted Stock or another Award is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

        2.30.  "Permissible under Section 409A" means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.

        2.31.  "Plan" means the Quanex Building Products Corporation 2020 Omnibus Incentive Plan, effective as of February 27, 2020.

        2.32.  "Prior Plan" means the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended and restated from time to time.

        2.33.  "Restricted Stock" means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

        2.34.  "Restricted Stock Award" means an Award of shares of Stock subject to restrictions, granted pursuant to Article VII.

        2.35.  "RSU" means a restricted stock unit credited to a Holder's ledger account maintained by the Company pursuant to Article VIII.

        2.36.  "RSU Award" means an Award granted pursuant to Article VIII.

        2.37.  "SAR" means a stock appreciation right granted under the Plan pursuant to Article VI.

        2.38.  "Section 409A" means Section 409A of the Code and Department of Treasury rules and regulations issued thereunder, as may be amended from time to time.

        2.39.  "Stock" means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company's stockholders). In addition, for purposes of the Plan and the Awards, the term Stock shall also be deemed to include any rights to purchase ("Rights") any junior participating preferred stock of the Company that may then be trading together with the Stock as provided in any agreement entered into by the Company relating to the Rights.

        2.40.  "Substantial Risk of Forfeiture" shall have the meaning ascribed to that term in Section 409A.

        2.41.  "Substitute Awards" means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company combines.

        2.42.  "Termination of Employment" means the termination of the Award recipient's employment relationship with the Company and all Affiliates.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

        3.1.    Eligibility.     The persons who are eligible to receive Awards under the Plan are Employees and Directors.

        3.2.    Participation.     Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the Employees and Directors to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS

        4.1.    Authority to Grant Awards.     The Committee may grant Awards to those Employees and Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

        4.2.    Dedicated Shares; Maximum Awards.

          a.    Shares of Stock Under the Plan.    Subject to adjustment as provided in Section 4.5(b), a total of 3,035,053 shares of Stock shall be authorized for Awards granted under the Plan, less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after December 15, 2019 under the Prior Plan and 2.51 shares for every one (1) share that was subject to an award other than an option or stock appreciation right granted after December 15, 2019 under the Prior Plan. Any shares of Stock that are subject to Options or SARs shall be counted against this limit as one (1) share for every one (1) share granted, and any shares of Stock that are subject to Awards other than Options or SARs shall be counted against this limit as 2.51 shares for every one (1) share granted. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

          b.     If any shares of Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or if after December 15, 2019, any shares of Stock subject to an award under the Prior Plan are forfeited, a Prior Plan award expires or a Prior Plan award is settled for cash (in whole or in part), then in each such case the shares of Stock subject to such

  Award (or Prior Plan award) shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Stock available for Awards under the Plan, in accordance with Section 4.2(d) below. In the event that withholding tax liabilities arising from an Award other than an Option or SAR or, after December 15, 2019, withholding tax liabilities arising from an award other than an option or stock appreciation right under the Prior Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares of Stock so tendered or withheld shall be added to the shares of Stock available for Awards under the Plan in accordance with Section 4.2(d) below. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares of Stock authorized for grant under paragraph (a) of this Section: (i) shares of Stock tendered by a participant or withheld by the Company in payment of the purchase price of an Option, or after December 15, 2019, such shares related to a Prior Plan award; (ii) shares of Stock tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs, or after December 15, 2019, such shares related to a Prior Plan award; (iii) shares of Stock subject to an SAR that are not issued in connection with its stock settlement on exercise thereof, or after December 15, 2019, such shares related to a Prior Plan award; and (iv) shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options, or after December 15, 2019, such shares related to a Prior Plan award.

          c.     Substitute Awards shall not reduce the shares authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided in paragraph (b) above. Additionally, if a company acquired by the Company or any Company subsidiary or with which the Company or any Company subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in paragraphs (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

          d.     Any shares of Stock that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as 2.51 shares for every one (1) share subject to Awards other than Options or SARs granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

          e.    Director Awards.    Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year plus the aggregate amount of all cash payments made to such Director for services rendered for the same year shall not exceed $400,000. For the avoidance of doubt, compensation shall be counted towards this limit for the year it is earned, and not a later year in the event settlement is deferred.

        4.3.    Non-Transferability.    Except as provided below, no Award and no shares of Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Holder only by the Holder or the Holder's guardian or legal representative. To the extent, and under such terms and conditions, as determined by the Committee, a Holder may assign or transfer an Award without consideration (each transferee thereof, a "Permitted Assignee") (a) to the Holder's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Holder or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Holder or the persons referred to in clause (a) are the only partners, members or shareholders or (d) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Holder shall remain bound by the terms and conditions of the Plan and the Award Agreement. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

        4.4.    Requirements of Law.     The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

        4.5.    Changes in the Company's Capital Structure; Change in Control.

          a.     The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

          b.     In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, and, in the aggregate or to any participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of shares of Stock subject to any Award shall always be a whole number.

          c.     If while unexercised Options or other Awards remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company); (iii) the Company is to be dissolved; or (iv) the Company is a party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and subject to the consummation of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

                i.  accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (with any such exercise subject to the consummation of such Corporate Change except in the case of a Corporate Change pursuant to (c)(iii) above), after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

               ii.  require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award), subject to the consummation of the Corporate Change, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

              iii.  with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (1) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (2) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

              iv.  provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

               v.  make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

    Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.

    In effecting one or more of the alternatives set out in paragraphs (C), (D) or (E) immediately above, and except as otherwise may be provided in an Award Agreement or other agreement between the Company and a Holder, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised, subject to the consummation of the Corporate Change.

        d.     After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

        e.     Except as provided in Section 4.5(b), the issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

        f.    Change in Control; Impact on Certain Awards.    Unless otherwise provided in an Award Agreement or other agreement between a Holder and the Company, the Committee shall have the right to provide that in the event of a Change in Control of the Company: (i) Options and SARs outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one share as of the date of the Change in Control is less than the per share Option exercise price or SAR grant price, and (ii) all performance-based Awards shall be (A) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such performance-based Awards shall be immediately settled or distributed or (B) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control).

          i.    Assumption or Substitution of Certain Awards.    Unless otherwise provided in an Award Agreement or other agreement between a Holder and the Company, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Holder's employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement or other Company agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement or other Company agreement: (x) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement or other Company agreement); (y) the restrictions, limitations and other conditions applicable to Awards other than Options and SARs outstanding as of the date of such termination of employment shall lapse and the Award shall become free of all restrictions, limitations and conditions and become fully vested. For the purposes of this Section 4.5(f), an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of shares for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each share of Stock subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per share consideration received by holders of shares in the transaction constituting a Change in Control. The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

             ii.  Unless otherwise provided in an Award Agreement or other agreement between a Holder and the Company, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an outstanding Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (x) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable; (y) restrictions, limitations and other conditions applicable to Awards other than Options and SARs that are not assumed or substituted for (or continued) shall lapse and the Award shall become free of all restrictions, limitations and conditions and become fully vested; and (z) any performance-based Award shall be either deemed fully earned at the target amount or earned based on performance as of the date on which the Change of Control occurs, as set forth in the Award Agreement or other Company agreement.

            iii.  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and SAR outstanding shall terminate within a specified number of days after notice to the Holder, and/or that each Holder shall receive, with respect to each share subject to such Option or SAR, an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

        4.6.    Election Under Section 83(b) of the Code.     If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to a Restricted Stock Award as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that a Restricted Stock Award is conditioned upon the Holder making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

        4.7.    Forfeiture for Cause.     Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate. Notwithstanding the foregoing, this provision is not intended to, and shall be interpreted in a manner that does not, limit or restrict a participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).

        4.8.    Forfeiture Events.     The Committee may specify in an Award Agreement that the Holder's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder's provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

        4.9.    Award Agreements.     Each Award shall be embodied in a written agreement (which may also be in electronic form) that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change in Control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

        4.10.    Amendments of Award Agreements.     The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent.

        4.11.    Rights as Stockholder.     Except as otherwise provided in the Plan, a Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Share, a Performance Share Unit, or an Other Stock-Based Award until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

        4.12.    Issuance of Shares of Stock.     Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

        4.13.    Restrictions on Stock Received.     The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

        4.14.    Compliance With Section 409A.     This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A, and all Awards are intended to be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.

        4.15.    Prohibition on Repricing.     Other than pursuant to Section 4.5(b), the Committee shall not without the approval of the Company's stockholders (a) lower the Option Price per share of an Option/SAR after it is granted, (b) cancel an Option/SAR when the Option Price per share exceeds the Fair Market Value of one share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option/SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Stock are listed.

ARTICLE V
OPTIONS

        5.1.    Authority to Grant Options.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

        5.2.    Option Agreement.     Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan.

        5.3.    Option Price.     Except in the case of Substitute Awards, the price at which shares of Stock may be purchased under an Option (the "Option Price") shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.3, the Committee shall determine the Option Price for each grant of an Option under the Plan.

        5.4.    Duration of Option.     An Option shall not be exercisable after the earlier of (a) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (b) the period of time specified in the applicable Award Agreement that follows the Holder's Termination of Employment or severance of affiliation relationship with the Company. Notwithstanding the foregoing, if that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the "black-out period" of a Company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

        5.5.    Amount Exercisable.     Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

        5.6.    Exercise of Option.     Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written or electronic notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such Option on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the Option is to be exercised and (c) the address to which any certificate representing such shares of Stock should be mailed. For the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (i) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (ii) an election to make a cashless or net exercise (if approved in advance by the Committee or an executive officer of the Company, and in such form as permitted by the Committee) or (iii) any other form of payment which is acceptable to the Committee and permitted by applicable law.

        Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Stock exceeds the Option Price per share, the Holder has not exercised the Option (or a tandem SAR, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Holder on such day with payment made by withholding shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Holder the number of shares for which the Option was deemed exercised, less the number of shares required to be withheld for the payment of the total purchase price and required withholding taxes (subject to the requirements of Section 16.3); provided, however, any fractional share shall be settled in cash.

ARTICLE VI
STOCK APPRECIATION RIGHTS

        6.1.    Authority to Grant SAR Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        6.2.    General Terms.     Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR (except for Substitute Awards).

        6.3.    SAR Agreement.     Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

        6.4.    Term of SAR.     The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (a) the exercise of the SAR is prohibited by applicable law or (b) shares may not be purchased or sold by certain employees or directors of the Company due to the "black-out period" of a Company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term of the SAR shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

        6.5.    Exercise of SAR.     A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes. Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of a SAR the Fair Market Value of one share of Stock exceeds the grant price per share of the SAR, the Holder has not exercised the SAR or the tandem Option (if applicable), and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Holder on such day. In such event, the Company shall make payment to the Holder in accordance with this Section, reduced by the number of shares (or cash) required for withholding taxes (subject to the requirements of Section 16.3); any fractional share shall be settled in cash.

        6.6.    Payment of SAR Amount.     Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

        6.7.    Termination of Employment.     Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder's Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VII
RESTRICTED STOCK AWARDS

        7.1.    Restricted Stock Awards.     The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. The Committee may also grant Restricted Stock Awards that are intended to qualify as Performance-Based Compensation, subject to any of the Performance Goals set forth in Section 9.2, in its sole discretion, or may grant Restricted Stock Awards subject to other performance- and/or time-based vesting restrictions. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        7.2.    Restricted Stock Award Agreement.     Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        7.3.    Holder's Rights as Stockholder.     Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends payable with respect to Restricted Stock in cash or property shall be subject to the same vesting conditions and risks of forfeiture as the underlying Restricted Stock Award. Dividends payable in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock, subject to the foregoing restriction. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII
RESTRICTED STOCK UNIT AWARDS

        8.1.    Authority to Grant RSU Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

        8.2.    RSU Award.     An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock. A Holder who holds an RSU Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Holder have voting rights with respect to such Award.

        8.3.    RSU Award Agreement.     Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

        8.4.    Dividend Equivalents.     An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award. Any Dividend Equivalents, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit Award that is subject to any vesting condition shall either (a) not be paid or credited or (b) be accumulated, and in any event shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall not be paid unless and until the time such restrictions and risk of forfeiture lapse.

        8.5.    Form of Payment Under RSU Award.     Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

        8.6.    Time of Payment Under RSU Award.     A Holder's payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

 ARTICLE IX
PERFORMANCE SHARE AWARDS AND PERFORMANCE UNIT AWARDS

        9.1.    Authority to Grant Performance Share Awards and Performance Unit Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Share Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Performance Share or Performance Unit Awards, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Share or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        9.2.    Performance Goals.     The Performance Goals upon which the payment or vesting of an Award is subject may be based on one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Holder, one or more business units, segments, or divisions of the Company, the Company as a whole, or a subsidiary of the Company, with reference to one or more of the following: earnings per share; total stockholder return; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; return on capital employed; return on invested capital; stockholder value; net cash flow; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; cash flow from operations; cost reductions and cost ratios (per employee or per customer); sales; return on assets or net assets; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); economic value-added models or equivalent metrics; cash flow; operating margin; year-end cash; cash margin; debt reduction; operating efficiencies; cost reductions or savings; customer satisfaction; customer growth; employee satisfaction; productivity or productivity ratios; strategic partnerships or transactions; financial ratios, including those measuring liquidity, activity, profitability or leverage; acquisitions and divestitures; the achievement of specified milestones or the completion of specified projects identified as contributing substantially to the Company's success or value or the attainment of the Company's strategic goals; or any other goals as may be determined and approved by the Committee. Goals may also be measured on an absolute or relative basis and may be based on performance relative to a peer group of companies, an index, or comparisons of any of the indicators of performance relative to performance of other companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, and other unusual or infrequently occurring charges or events; (b) an event either not directly related to the operations of the Company, a Company subsidiary, division, business segment or business unit or not within the reasonable control of management; or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Prior to the payment of any Award that is based on Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Share or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

        9.3.    Time of Establishment of Performance Goals.     The Performance Goal(s) (and any exclusions) applicable to an Award shall be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain, unless otherwise determined by the Committee.

        9.4.    Written Agreement.     Each Performance Share Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        9.5.    Form of Payment Under Performance Share or Unit Award.     Payment under a Performance Share Award or a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder's Award Agreement.

        9.6.    Time of Payment Under Performance Share or Unit Award.     A Holder's payment under a Performance Share Award or Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

        9.7.    Holder's Rights.     A Holder who holds a Performance Share Award or Performance Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Holder have voting rights with respect to such Award. Any Dividend Equivalents, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Performance Share or Performance Unit Award shall either (a) not be paid or credited or (b) be accumulated, and in any event shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed and shall not be paid unless and until the time such restrictions and risk of forfeiture lapse.

        9.8.    Adjustments.     The Committee may adjust (upwards or downwards) the amount payable pursuant to a performance-based Award.

ARTICLE X
ANNUAL INCENTIVE AWARDS

        10.1.    Authority to Grant Annual Incentive Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Incentive Awards under the Plan to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company in such amounts and upon such terms as the Committee shall determine. The amount of any Annual Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine.

        10.2.    Written Agreement.     Each Annual Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        10.3.    Form of Payment Under Annual Incentive Award.     Payment under an Annual Incentive Award shall be made in cash and/or shares of Stock as specified in the Holder's Award Agreement.

        10.4.    Time of Payment Under Annual Incentive Award.     A Holder's payment under an Annual Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Annual Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

ARTICLE XI
OTHER STOCK-BASED AWARDS

        11.1.    Authority to Grant Other Stock-Based Awards.     The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        11.2.    Value of Other Stock-Based Award.     Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

        11.3.    Payment of Other Stock-Based Award.     Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

        11.4.    Termination of Employment.     The Committee shall determine the extent to which a Holder's rights with respect to Other Stock-Based Awards shall be affected by the Holder's Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

ARTICLE XII
CASH-BASED AWARDS

        12.1.    Authority to Grant Cash-Based Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

        12.2.    Value of Cash-Based Award.    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

        12.3.    Payment of Cash-Based Award.     Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

        12.4.    Termination of Employment.     The Committee shall determine the extent to which a Holder's rights with respect to Cash-Based Awards shall be affected by the Holder's Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XIII
SUBSTITUTION AWARDS

        Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

 ARTICLE XIV
ADMINISTRATION

        14.1.    Awards.     The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

        To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the shares of Stock are traded, the Committee may (a) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (b) authorize one or more executive officers to do one or more of the following with respect to Employees who are not Directors or executive officers of the Company (i) designate Employees to be recipients of Awards; (ii) determine the number of shares subject to such Awards to be received by such Employees; and (iii) cancel or suspend Awards to such Employees; provided that any resolution of the Committee authorizing such officer(s) must specify the total number of shares subject to Awards that such officer(s) may so award and the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

        14.2.    Authority of the Committee.     The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

        The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 14.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

        14.3.    Decisions Binding.    All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, its Affiliates, Holders and the estates and beneficiaries of Holders.

        14.4.    No Liability.     Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, an Affiliate's, the Committee's or the Board's roles in connection with the Plan.

ARTICLE XV
AMENDMENT OR TERMINATION OF PLAN

        15.1.    Amendment, Modification, Suspension, and Termination.     The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the shares of Stock are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 4.5(b)), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 4.15 to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, or (e) increase the maximum permissible term of any Option or SAR. The Board may not (except pursuant to Section 4.5(b) or in connection with a Change in Control), without the approval of the Company's stockholders, cancel an Option or SAR in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one share or take any action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares of Stock are traded, including a reduction of the exercise price of an Option or the grant price of a SAR or the exchange of an Option or SAR for another Award.

        15.2.    Awards Previously Granted.     Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVI
MISCELLANEOUS

        16.1.    Unfunded Plan/No Establishment of a Trust Fund.     Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        16.2.    No Employment Obligation.     The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder's employment at any time or for any reason not prohibited by law.

        16.3.    Tax Withholding.     The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder's exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company's or the Affiliate's Minimum Statutory Tax Withholding Obligation, except as provided below. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company's or an Affiliate's Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery; (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company's or an Affiliate's Minimum Statutory Tax Withholding Obligation; and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 16.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder's right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

        16.4.    Dividend Equivalents.     Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive Dividend Equivalents with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that is subject to any vesting requirements (whether time or performance based) shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not vest unless and until the underlying Award vests.

        16.5.    Deferral.     The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred; provided that procedures shall be Permissible under Section 409A.

        16.6.    Gender and Number.     If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

        16.7.    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        16.8.    Headings.     Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

        16.9.    Other Compensation Plans.     The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.

        16.10.    Retirement and Welfare Plans.     Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as "compensation" for purposes of computing the benefits payable to any Holder under the Company's or any Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit.

        16.11.    Other Awards.     The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

        16.12.    Successors.     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        16.13.    Law Limitations/Governmental Approvals.     The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        16.14.    Delivery of Title.     The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        16.15.    Inability to Obtain Authority.     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

        16.16.    Investment Representations.     The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

        16.17.    Persons Residing Outside of the United States.     Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a)determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable-any subplans and modifications to Plan terms and procedures established under this Section 16.17 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

        16.18.    Arbitration of Disputes.     Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

        16.19.    Governing Law.     The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

ANNEX B
QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(In millions)
(Unaudited)

Reconciliation of EBITDA to Net Income from Continuing Operations as reported

        Adjusted EBITDA (defined as net income or loss from continuing operations before interest, taxes, depreciation and amortization, asset impairment charges, transaction and advisory fees, gains/losses on the sale of plants, restructuring charges, and other, net) is a non-GAAP financial measure that Quanex's management uses to measure its operational performance and assist with financial decision making. The Company believes the non-GAAP measure adjusted EBITDA provides a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. As used in this Proxy Statement, the Company also believes that adjusted EBITDA will assist investors in understanding the effect of certain strategic decisions on the Company's decisions related to its executive pay and compensation structure. The measures of adjusted EBITDA as presented by the Company may not be the same as that used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

	FY 2017	FY 2018	FY 2019
Adjusted EBITDA	$98.5	$89.9	$102.7
Selling, General, and Administrative Adjustments(1)	2.5	0.9	4.5
Restructuring Charges	4.6	1.5	0.4
Asset Impairment Charges	—	—	74.6
Depreciation & Amortization	57.5	51.8	49.6
Interest	9.6	11.1	9.6
Other, net	(1.2)	(1.2)	(0.1)
Tax	6.8	(0.8)	10.8

Net income (loss)—continuing operations	$18.7	$26.6	$(46.7)

(1)
Includes adjustments for transaction and advisory fees, in 2019 and 2017, the loss on the sale of plants, and 2019, reorganization and executive severance charges.

Reconciliation of Free Cash Flow to Cash Provided by Operating Activities

        Free Cash Flow (defined as cash provided by operations less capital expenditures) is a non-GAAP financial measure that Quanex's management uses to measure its operational and cash management performance, and to assist with financial decision making. The Company believes this non-GAAP measure will assist investors in understanding our financial and cash management performance. The measure of Free Cash Flow as presented by the Company may not be the same as that used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

	FY 2017	FY 2018	FY 2019
Free Cash Flow	$45.2	$78.1	$71.5
Capital Expenditures	34.6	26.5	24.9
Cash Provided by Operating Activities	$79.8	$104.6	$96.4

B-1

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. The Board of Directors recommends a “for” vote for Items 1, 2, 3 and 4. To elect 8 directors to serve until the Annual Meeting of Stockholders in 2021: 1. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Bob Buck 05 Meredith Mendes 02 Susan Davis 06 Joe Rupp Please fold here – Do not separate 03 Bill Griffiths 07 Curt Stevens 04 Don Maier 08 George Wilson 2. To approve the adoption of a new 2020 Omnibus Incentive Plan For Against Abstain 3. To approve an advisory resolution approving the compensation of the Company’s named executive officers For Against Abstain 4. To approve a resolution ratifying the appointment of the Company’s independent auditor for fiscal 2020 For Against Abstain Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Proxy Card. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 1800 West Loop South, Suite 1500, Houston, Texas, on February 27, 2020, at 8:00 a.m., C.T. Notice of Internet Availability of Proxy Materials: You can access and review the Annual Report and Proxy Statement on the Internet by going to the following Quanex Building Products Corporation website: www.quanex.com/2019AR Quanex Building Products Corporation 1800 West Loop South, Suite 1500 Houston, TX 77027 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 27, 2020. The Board of Directors has fixed the close of business on January 8, 2020, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof. By signing the proxy, you revoke all prior proxies and appoint Bill Griffiths and Joseph Rupp, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person. The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2019, accompanies this Proxy Card. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : INTERNET/MOBILE www.proxypush.com/nx Use the Internet to vote your proxy until 11:59 p.m. (CT) on February 26, 2020. ( PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on February 26, 2020.. * MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.